SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event
reported)                                      September 24, 1997


                  All-State Properties L.P.
     (Exact name of Registrant as specified in its charter)


                          Delaware
         (State or other jurisdiction of incorporation)


    0-12895                               59-2399204
(Commission File Number)         (IRS Employer Identification No.)


   5500 NW 69th Avenue             Lauderhill, Florida  33313
            (Address of principal executive offices)


      P.O. Box 5524, Fort Lauderdale, Florida  33310-5524
                      (Mailing Address)

















Item 2.  Disposition and Acquisition of Assets

     A partnership (Unicom Partnership Ltd.) in which the Company has a 46% interest in profit distributions to partners has entered into a lease and an option to purchase agreement to sell its only asset. The proceeds from this partnership represent the only source of income to the Company.
     On June 25, 1997, Unicom Partnership Ltd. ("Unicom") signed a Letter of Intent with CareMatrix Corporation (AMEX) which Letter became effective July 18, 1997. Prior to that date Unicom, through its partners representing a majority in interest in the partnership (Stanley Rosenthal, General Partner of the Company, abstaining) voted to approve the transaction. The documents memorializing the transaction were executed on August 13, 1997 with an effective date of July 1, 1997, but dependent upon the completion of due diligence and the payment of $4,500,000 to Unicom. On September 24, 1997, CareMatrix made the required payment and the initial phase of the transaction was completed. Unicom used the proceeds for transaction costs ($325,000), partnership obligations ($1,400,000), and distributed $2,650,000 to certain partners to partially repay funds they invested in Unicom.
     The subject asset, Forest Trace, is a 324-unit retirement facility built on a 78-acre tract which includes a 30-acre lake. The facility is located in Broward County, Florida and has been in operation since November, 1989.
     The $4,500,000 payment made by CareMatrix to Unicom represents an option payment, in consideration for which CareMatrix was granted the option to purchase the facility in three years on June 30, 2000. The purchase price will be 8.75 times the net operating income before depreciation for the year ended June 30, 2000, plus the then outstanding mortgage balance and other adjustments, less the $4,500,000 option payment.
     In the interim, CareMatrix is leasing the facility, retaining the sums of $822,000-the first year; $1,175,000-the second year; and $1,275,000-the third year out of cash flow each year, after payment of amounts due in connection with the facility's mortgage insured by the U.S. Department of Housing and Urban Development ("HUD"). The balance of cash flow will be paid to Unicom as rent until the net operating income equals $2,300,000 per year. Any excess will then be divided equally between CareMatrix and Unicom.
     The present management team, including Stanley Rosenthal, the General Partner of the Registrant, which has been managing the property since August, 1995 with the approval of Unicom and HUD, will continue to manage the facility for a period of five years at the HUD-approved rate of 4% of collections. The management team has been approved by HUD under the name, SRR Management Corp. The Company's share of Mr. Rosenthal's fee is $75,000 per year.
     CareMatrix chose to prepay part of the management fee for the five-year term to the extent of $2,000,000, discounted to present value of $1,725,000, into a trust to be paid monthly to SRR Management Corp., as set forth in a consulting agreement. CareMatrix in turn is retaining $400,000 per year out of facility cash flow, which sum is included in the aforementioned annual figure to be retained by CareMatrix.
     In a related transaction, the partners of Unicom formed a new limited partnership called Newall Assisted Living Ltd. ("Newall"), which entered into a joint venture as a 50% partner with a company related to CareMatrix. The new entity, Newall-Chancellor 69th Avenue Associates, was formed to build a 120-unit assisted living facility on 4.2 acres of land it will purchase from Unicom at a price to be agreed upon. Chancellor has agreed to provide all the necessary financing to erect and open the assisted living facility. SRR Management Corp. will manage the facility for five years at a fee equal to the greater of $7,000 per month or 3-1/2% of collections, to commence six months prior to opening. The facility will be leased after completion to CareMatrix of Lauderhill II, Inc. for an initial term of 15 years. As consideration for the lease, Newall will receive 50% of the net cash flow from the assisted living facility. The joint venture has agreed to pay $40,000 plus 5% of the development cost to CareMatrix, and $5,000 per month to Stanley Rosenthal for his services during the approval period and construction. The above sums are to be paid from construction loan draws.
     Chancellor has agreed to purchase the facility from the joint venture at the later of 27 months from commencement of the lease or June 30, 2002, at 8.75 times net operating income before depreciation for the twelve months prior to the purchase, plus the then outstanding mortgage balance.
     The majority of the partners of Newall, the Company abstaining, voted to award 5% of the venture to Stanley Rosenthal for his services and 2% to others.
Item 7.  Exhibits
(c)  Exhibits:
     1. Lease dated as of July 1, 1997 between Unicom Partnership Ltd. as Landlord and Chancellor of Lauderhill I, Inc. as Tenant;
     2. Option to Purchase Agreement effective as of July 1, 1997 between Unicom Partnership Ltd. as Optionor and Chancellor of Lauderhill I, Inc. as Optionee;
     3. Management Agreement dated as of July 1, 1997 between SRR Management Corp. as Manager and Carematrix of Lauderhill I, Inc. as Operator;
     4. Consulting Agreement entered into as of September 24, 1997 between Chancellor of Lauderhill I, Inc. as Company and SRR Consulting Corp. as Consultant;
     5. Joint Venture Agreement dated as of September 24, 1997 between Newall Assisted Living Ltd. and Chancellor of Lauderhill II, Inc.;
     6. Lease dated September 24, 1997 between Newall-Chancellor 69th Avenue Associates as Landlord and Chancellor of Lauderhill II, Inc. as Tenant;
     7. Option to Purchase Agreement dated as of September 24, 1997 between Newall-Chancellor 69th Avenue Associates as Optionor and Chancellor of Lauderhill II, Inc. as Optionee;
     8. Management Agreement dated September 24, 1997 between SRR Management Corp. as Manager and Newall-Chancellor 69th Avenue Associates as Owner.





                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ALL-STATE PROPERTIES L.P.

                                    By:/s/STANLEY R. ROSENTHAL
                                       STANLEY R. ROSENTHAL
                                       General Partner

Dated:  October 10, 1997




























                      MANAGEMENT AGREEMENT

     THIS AGREEMENT, made and entered into as of this 1st day of July, 1997, by and between SRR Management Corp., a Florida corporation, with a principal place of business at 5500 Northwest 69th Avenue, Lauderhill, Florida 33319, hereinafter referred to as "Manager", and CAREMATRIX OF LAUDERHILL I, INC., a Delaware corporation with a principal place of business at 197 First Avenue, Needham, Massachusetts 02194, hereinafter referred to as "Operator".

     WHEREAS, Operator is the sublessee of a 324 unit assisted living/independent living facility (of which 40 units are assisted living units, 2 of which are used as an assisted living lounge and dining room) located in Lauderhill, Florida at 5500 Northwest 69th Street known as "Forest Trace at Inverrary" (FHA Project No. 066-940109) (the "Facility") pursuant to a Sublease of even date herewith between Chancellor of Lauderhill I, Inc. ("Chancellor") and Operator (the "Sublease");

     WHEREAS, Operator has determined that the hiring of a management company to provide day-to-day management of the Facility in a manner substantially similar to that occurring prior to the Sublease is necessary for the efficient operation of the Facility;

     WHEREAS, Manager has represented that it is experienced in the management of this Facility, is knowledgeable as to the state and federal requirements governing the operation of senior housing facilities and assisted living facilities and that the owners and employees of Manager are qualified management professionals;

     WHEREAS, based upon Manager's representations set forth herein, Operator has determined that the hiring of Manager is cost-effective and consistent with Operator's desire to provide quality care to the residents at the Facility at the lowest cost;

     WHEREAS, Operator has determined that the services provided by Manager will augment the services provided by it so as to increase productivity;

     WHEREAS, Operator has determined that the hiring of Manager on the terms and conditions hereinafter set forth will be in the best interest of the Facility; and

     WHEREAS, Manager is willing to manage the day-to-day operations of the Facility on the terms and conditions hereinafter set forth.

     Now, therefore, the parties agree as follows:

     1.   Appointment and Acceptance.  Operator hereby appoints
Manager as exclusive agent for the management of the Facility, and Manager accepts the appointment, subject to the terms and conditions set forth in this Agreement.

     2.   Definitions.  As used in this Agreement:

          a. "HUD" means the United States Department of Housing and Urban Development.

          b. "Secretary" means the Secretary of the United States Department of Housing and Urban Development.

          c. "Mortgage" means that certain indenture of mortgage by and between Unicom Partnership, Ltd. ("Unicom"), as mortgagor, and the mortgagee with respect to the Facility, which mortgage is in favor of Governmental National Mortgage Association ("GNMA") as agent for the United States Department of Housing and Urban Development, or any duly designated successor thereto, and the United States Department of Housing and Urban Development ("HUD").

          d. "Mortgagee" means GNMA or any duly designated successor thereto.

          e.   "Principal Parties" means Operator and Manager.

          f. "Pre-Closing Period" means the period between the Closing under the Agreement to Lease of even date between Operator and Unicom ("Agreement to Lease") and the Closing under the Option to Purchase Agreement of even date (the "Option Agreement") between Chancellor and Unicom.

          g. "Post-Closing Period" means the period between the Closing under the Option Agreement and the expiration of the Term hereof.

     3. Requirements. The Facility is subject to the Mortgage which is coinsured by HUD/GNMA under Section 221(d)(4) Coinsurance of the National Housing Act, and Unicom has entered into a Regulatory Agreement with the Secretary and GNMA, whereby Unicom is obligated to provide for management of the Facility in a manner satisfactory to the Secretary and GNMA.

     4.   Management Input.  Manager will advise and assist
Operator with respect to management input as it relates to the requirements of HUD or the Mortgage or any mortgagee. Manager's specific tasks will be as follows:

          a. Preparation and submission to Operator for submission to mortgagee of a recommended operating budget for each operating year of the Facility.

          b. Participating in occupancy conferences with mortgagee officials.

          c.   Preparation and submission to Operator (for
Operator's signature) and submission to Mortgagee by the twentieth
(20th) day of each month, of monthly Statement of Income and Expenses (Forms HUD 93479, HUD 93480, HUD 93481, Rent Roll, Balance Sheet and Operating Statement).

          d. Participation in the on-site inspection of the Facility required by any mortgagee.

          e. During the Post-Closing Period, preparation and submission of such financial and other operating data as may be required by any mortgagee other than the Mortgagee.

     5. Basic Information. Manager is thoroughly familiar with the character, location, construction, layout, plan and operation of the Facility, including, without limitation, of the electrical, heating, plumbing air-conditioning and ventilating systems, the elevators and all other mechanical equipment.

          Notwithstanding anything to the contrary contained in this Agreement, during the Pre-Closing Period, Manager shall have the sole and exclusive right to manage the Facility as if Manager was the sole and exclusive owner thereof, which management shall be performed in a manner substantially similar to the management services performed prior to the date hereof pursuant to that certain Housing Management Agreement dated August 1, 1995 ("Prior Agreement"). During the Post-Closing Period, Operator shall have the right to direct the policies and operations of the Facility as herein provided.

     6. Marketing. Manager shall have responsibility for the marketing of the apartments at the Facility through the end of the Term. During this period, Manager shall have total and exclusive responsibility for all marketing activities, which shall include full responsibility for monitoring and assuring the Facility's compliance with federal and state fair housing requirements, HUD affirmative marketing requirements and any other legal or regulatory requirement that relates to the marketing of the units or the selection of the tenants. During the Post-Closing Period, Manager shall also assist Operator in the marketing of the Facility by reviewing all marketing brochures, mailings, advertisements and other such material as Operator may from time to time utilize in its marketing effort. In addition, during the Post-Closing Period, Manager shall assist Operator in the development and execution of marketing programs, including, but not limited to, community outreach and awareness and on-site events such as marketing brunches and teas. All marketing activities shall be expenses of the Facility to be incurred by Operator.

     7. Rentals. Manager will maintain rental records for the Facility. Incidental thereto, the following provisions will apply:

          a. During the Post-Closing Period, Manager will provide Operator with an accurate record of any lease concessions that have been provided to a new tenant at least thirty (30) days prior to the date that tenant is to move into the Facility.

          b. Manager will be responsible for collection of security deposits in accordance with the terms of each tenant's lease and will deposit them and disburse them, if required, in accordance with the lease terms. Security deposits will be deposited by Manager, as agent for the Operator in an interest-bearing account, separate from all other accounts and funds, with a bank or other financial institution whose deposits are insured by an agency of the United States government, and a pro rata share of the interest earned will be credited to each tenant's security deposit if required by state law. This account (which currently exists) will be carried in its current name for the benefit of Operator and is currently designated of record, and will remain as "the Unicom Partnership, Ltd. d/b/a Forest Trace Inverrary Security Deposit Account".

     8. Collection of Rents and Other Receipts. Manager will supervise the collection when due of all rents, charges and other amounts receivable on Operator's account in connection with the management and operation of the Facility. Such receipts (except for tenants' security deposits, which will be handled as specified in paragraph 7.b. above) will be deposited in an account separate from all other accounts and funds with a bank whose deposits are insured by an agency of the United States Government. This account (which currently exists) will be carried in its current name for the benefit of Operator and is currently designated of record as "the Unicom Partnership, Ltd. d/b/a Forest Trace Operating Account" ("Operating Account").

     9. Enforcement of Leases. Manager will use best efforts to secure full compliance by each tenant with the terms of the tenant's lease. Voluntary compliance will be emphasized, and Manager, utilizing the services of a Social Services Director when available, will counsel tenants and make referrals to community agencies in cases of financial hardship or under other circumstances deemed appropriate by Manager, to the end that involuntary termination of tenancies may be avoided to the maximum extent consistent with sound management of the Facility. Nevertheless, Manager may lawfully terminate any tenancy when, in Manager's judgment, sufficient cause (including, but not limited to, nonpayment of rent) for such termination occurs under the terms of the tenant's lease. For this purpose, Manager is authorized to consult with legal counsel to be designated by Manager to bring actions for eviction and to execute notices to vacate and judicial pleadings incident to such actions; provided, however, that, during the Post-Closing Period Manager will keep Operator informed of such actions and will follow such instructions as Operator may prescribe for the conduct of any such action. Attorney's fees and other necessary costs incurred in connection with such actions will be paid out of the Operating Account as Facility expenses.

     10. Maintenance and Repair. Manager will cause the Facility to be maintained and repaired in accordance with state and local codes, and in a condition at all times acceptable to the Secretary and Mortgagee (or any mortgagee other than HUD during the Post-Closing Period), including, but not limited to, cleaning, painting, decorating, plumbing, electrical, HVAC, appliances, carpentry, grounds care, and such other maintenance and repair work as may be necessary, subject to any limitations imposed by Operator during the Post-Closing Period in addition to those contained herein.

     Incident thereto, the following provisions will apply:

          a. Attention will be given to preventive maintenance, and to the greatest extent feasible, the services of regular maintenance employees will be used.

          b. Manager will contract in the Facility's name (as an expense of the Facility) with qualified independent contractors for the maintenance and repair of air conditioning systems and elevators, and for extraordinary repairs beyond the capability of regular maintenance employees.

          c. Manager will systematically and promptly receive and investigate all service requests from tenants, take such action thereon as may be justified, and will keep records of same. Emergency requests will be received and services rendered on a twenty-four (24) hour basis. Complaints of a serious nature will be reported to Operator after investigation.

          d. Manager is authorized to purchase all materials, equipment, tools, appliances, supplies and services necessary to proper maintenance and repair as an expense of the Facility.

          e. Notwithstanding any of the foregoing provisions, during the Post-Closing Period the prior approval of Operator will be required for any expenditure which exceeds Five Thousand ($5,000.00) Dollars in any one instance for labor, materials or otherwise in connection with the maintenance and repair of the Facility, except for recurring expenses within the limits of the operating budget or emergency repairs involving manifest danger to persons or property, or required to avoid suspension of any necessary service to the Facility. In the latter event, Manager will inform Operator of the facts as promptly as possible.

          f. Manager will physically inspect each apartment unit prior to commencement of the occupancy by any tenant and at least annually thereafter.

          g. Manager shall be responsible for maintaining an adequate inventory for the Facility.

     11. Utilities and Services. Manager will make arrangements for water, electricity, gas, fuel oil, sewage and trash disposal, vermin extermination, decorating, laundry facilities and telephone service. During the Post-Closing Period, Manager shall insure such arrangements are made in accordance with the operating budget. Manager will make such contracts in Manager's name as may be necessary to secure such utilities and services. Such contracts shall be subject to Operator's approval during the Post-Closing Period, provided during the Pre-Closing Period, Manager agrees not to enter into any such contracts which exceed 1 year or are not terminable without penalty on 30 days' notice.

     12. Employees. During the Post-Closing Period, Manager shall be required to obtain Operator's consent to the hiring of additional employees if the hiring will cause an increase of at least 5% over the operating budget during such year. All such personnel will be employees of the then current owner of the Facility and all compensation (including fringe benefits) payable to said personnel shall be expenses of the Facility. Such personnel shall be subject to the following conditions:

          a. The General Manager will have duties of the type usually associated with his/her position, and the Resident Services Director will be responsible for the conduct of the resident services program for the Facility. Nevertheless, the General Manager and Resident Services Director will coordinate the activities in the interest of good overall management. During the Post-Closing Period, the General Manager and Resident Services Director will be subject to the approval of Operator.

          b. All local, state and federal taxes and assessments (including, but not limited to, social security taxes, unemployment insurance and workers' compensation insurance) incidental to the employment of such personnel will be expenses of the Facility, and will not be paid out of Manager's fee.

          c. Manager will not discriminate against any employee, applicant for employment or contractor because of race, color, religion, sex or national origin.

     Notwithstanding anything to the contrary provided in this Paragraph 12, any salaries payable by the Manager to Stanley Rosenthal, Bruce Litwer, Diane Pusillo or Arthur Lipson, as employees of Manager, shall be treated as expenses of the Manager and not as expenses of the Facility. Such salaries shall be the only expenses of the Facility to be borne by Manager.

     13.  Disbursements from Operating Account.

          a. From the funds collected and deposited in the Operating Account pursuant to Paragraph 8 above, Manager will make the following disbursements promptly when due and payable:

          (1) Compensation payable to the employees specified in Paragraph 12 above, and for the taxes and assessments payable to local, state and federal governments specified in Paragraph 12.b.
in connection with the employment of such personnel.

          (2) The single aggregate payment required to be made monthly by Unicom to the mortgagee, including the amounts due under the mortgage for principal amortization, interest, mortgage insurance premium, ground rents, taxes and assessments, fire and other hazard insurance premiums, and the amount specified in the Regulatory Agreement for allocation to the reserve for replacements.

          (3) All sums otherwise due and payable by Operator as expenses of the Facility authorized to be incurred by Manager under the terms of this Agreement, including the Management Fee payable to Manager pursuant to Paragraph 23 hereof for its services hereunder.

          (4) Invest Facility funds that HUD policies require to be invested and make reasonable effort to invest other Facility funds, unless Operator (solely during the Post-Closing Period) specifically directs Manager not to invest those other funds.

          (5) During the Pre-Closing Period, such other disbursements as are required under the Lease, Sublease or other
Exhibits to the Agreement to Lease between Operator and Unicom.

     b. Except for the disbursements provided for in Paragraph 13.a. above, funds will be disbursed or transferred from the Operating Account during the Post Closing Period only as Operator may from time to time direct in writing and in accordance with HUD Regulations.

     c. In the event the balance in the Operating Account is at any time insufficient to pay disbursements due and payable under Paragraph 13 above, Operator will remit sufficient funds to cover the deficiency, provided, however, during the Pre-Closing Period such obligation of Operator shall be satisfied solely from available revenues of the Facility.

      14. Budgets. Annual calendar year operating budgets for the Facility will be approved by Operator (such approval being required solely during the Post-Closing Period) and a copy submitted to any mortgagee. Manager will use best efforts to cause such annual operating budgets to be submitted to HUD (or any other mortgagee during the Post-Closing Period) not less than thirty (30) days prior to the beginning of each calendar year. During the Post-Closing Period, annual disbursements for each type of operating expense itemized in the budget will not exceed the amount authorized by the approved budget. During the Post-Closing Period, Operator will promptly inform Manager of the changes, if any, incorporated in the approved budget, and Manager will keep Operator informed of any anticipated deviation from the receipts or disbursements stated in the approved budget. Manager will also during the Post-Closing Period:

          a. Assure that the Facility expenses are reasonable in amount and necessary to the operation of the Facility.

          b. Exert reasonable effort to maximize Facility income and to take advantage of discounts and credit the Facility with all discounts, rebates or commissions (including any sales or property tax relief granted by the state or local government) received with respect to purchases, service contracts and other transactions made on behalf of the Facility.

          c. Obtain contracts, materials, supplies and services, including the preparation of the annual audit, on terms most advantageous to the Facility and at costs not in excess of amounts ordinarily paid for such contracts, materials, supplies and services in the area such services are rendered or supplies and materials furnished.

          d. Solicit verbal or written cost estimates as necessary to comply with the provisions of this paragraph and document reasons for accepting other than the lowest bid. Manager will maintain copies of such documentation and make such documentation available for inspection during normal business hours.

     15. Records and Reports. In addition to the other provisions of this Agreement, Manager will have the following responsibilities with respect to records and reports:

          a. Establish and maintain the Facility's accounts, books and records in accordance with HUD's administrative requirements (or those of any other mortgagee during the Post-
Closing Period) and generally accepted accounting principles and in a condition that will facilitate audit.

          b. All records related to the operations of the Facility, regardless of where they are housed, shall be considered the property of Operator.

          c. With respect to each fiscal year ending during the term of this Agreement, Manager will prepare an annual financial report in accordance with generally accepted accounting principles or the directives of the Secretary/Mortgagee. Such report will be audited in accordance with generally accepted auditing standards by a certified public accountant or other independent auditor acceptable to the mortgagee. The financial report including Manager's certification and the auditor's report will be submitted to Operator within one hundred twenty (120) days after the end of the fiscal year for Operator's further certification and submission to the Secretary and the mortgagee. Compensation for the auditor's services will be paid out of the Operating Account as an expense of the Facility.

          d. During the Post-Closing Period, Manager will prepare a monthly report comparing actual and budgeted figures of receipts and disbursements, and will submit each such report to Operator within twenty (20) days after the end of the month covered.

          e.   During the Post-Closing Period, by the twentieth
(20) day of each month, Manager will furnish Operator with an itemized list of all delinquent accounts, including rental accounts, as of the fifteenth (15) day of the same month.

          f. By the twentieth (20) day of each month, Manager will furnish Operator with a statement of receipts and disbursements during the previous month, with a schedule of accounts receivable and payable, and reconciled bank statements for the operating account and security deposit account as of the end of the previous month.

          g. If the rental collections fall below operating expenses for a sustained period of sixty (60) days, Manager will immediately send written notification of same to Mortgagee.

          h. Manager will furnish such information (including occupancy reports) as may be requested by Operator (solely during the Post-Closing Period) or the Secretary/Mortgagee from time to time with respect to the financial, physical and operational condition of the Facility. Mortgagee, HUD, the General Accounting Office (GAO) and those agencies' representatives may inspect any records which relate to the Facility's purchase of goods or services. This right to inspect extends to records of Operator, Manager or companies having an identity-of-interest with Operator or Manager.

     16.  Business with Identity of Interest Relationships.
Manager agrees that it will purchase goods or services from individuals or companies having an identity of interest with Operator or Manager only if the charges levied by those individuals or companies are not in excess of the costs that would be incurred in making arms-length purchases on the open market.

          a. Manager agrees to provide minorities, women and socially and economically disadvantaged firms equal opportunity to participate in the Facility's procurement and contracting activities.

          b. Manager further agrees that the following clause will be included in any contract entered into with an identity of interest individual or business for the provision of goods or services to the Facility: "Upon request of mortgagee or (name of Operator or Manager), (name of contractor or supplier) will make available to mortgagee, at a reasonable time and place, its records and records of identity of interest companies which relate to goods and services charged to the Facility. Records and information will be sufficient to permit mortgagee to determine the services performed, the dates the services were performed, the location at which the services were performed, the time consumed in providing the services, the charges made for materials and the per unit and total charges levied for said services." Manager will request such records within seven (7) days of receipt of mortgagee's request to do so.

          c. In the event charges levied by an identity of interest firm exceed charges which were or would have been levied by non-identity of interest firms for similar services or materials, Manager, at the request of Mortgagee (or any other mortgagee during the Post-Closing Period) or HUD, shall refund any excessive amounts which were paid from the Facility funds. Within twenty (20) days of receipt of any mortgagee or HUD's letter, Manager shall refund any amounts found to be excessive.

     17. Resident Services Program. Manager will be responsible to Operator for carrying out the resident services program. The resident services director will be directly responsible to the Facility's general manager for the conduct of this program.

     18. Tenant-Management Relations. Manager will encourage and assist residents of the Facility in forming and maintaining representative organizations to promote their common interests, and will maintain good faith communication with such organizations to the end result that problems affecting the Facility and its residents may be avoided or solved on the basis of mutual self-interest.

     19. On-Site Management Facilities. Manager will maintain its management office as and where it is currently located within the Facility.

     20.  Insurance.   Manager will cause necessary and appropriate
insurance to be placed and kept in effect with respect to the Facility at all times. The insurance coverage as being maintained by Manager as of the date of execution of this Agreement shall be deemed sufficient by Operator, provided, however, (i) all such insurance shall at all times comply with the requirements of HUD, and (ii) during the Post-Closing Period Manager agrees to maintain on Operator's behalf such insurance as may be required by any applicable mortgagee (if other than HUD). All insurance premiums shall be paid out of the Operating Account, and premiums will be treated as operating expenses. Fidelity bonds and hazard insurance policies will name any mortgagee (and HUD if applicable) as additional loss payees. Manager shall have the right, in its reasonable discretion, to increase existing coverages or obtain additional coverages with respect to the Facility.

     21. Compliance with Governmental Orders. Manager will take such actions as may be necessary to comply promptly with any and all governmental orders or other requirements affecting the Facility, whether imposed by federal, state, county or municipal authority, subject, however, during the Post-Closing Period, to the limitation stated in Paragraph 10.e. with respect to repairs. Nevertheless, during the Post-Closing Period, Manager shall take no such action so long as Operator is contesting or has affirmed its intention to contest, any such order or requirement. Manager will notify Operator in writing of all notices of such orders or other requirements within seventy-two (72) hours from the time of their receipt.

     22. Non-Discrimination. In the performance of its obligations under this Agreement, Manager will comply with provisions of any federal, state or local law prohibiting discrimination against persons on grounds of race, color, creed, sex or national origin, including Title VI of the Civil Rights Act of 1964, Title VIII of the Civil Rights Acts of 1968, Execute Order 11063 and all regulations implementing those laws.

     23.  Management Fee.

          a. Base Management Fee. As compensation for the services to be rendered by Manager during the Term (as hereinafter defined), of this Agreement, Manager shall pay itself, at its principal office given below (or at such other place as Manager may from time to time designate in writing), and at the time hereinafter specified, a monthly management fee (the "Management Fee") equal to four (4%) percent of Gross Revenues (as hereinafter defined) less Thirty-Three Thousand Three Hundred Thirty Three Dollars ($33,333) for the period commencing on the date hereof through the remainder of the Term. The Management Fee will be paid in arrears and shall be due and payable on or before the fifteenth
(15th) day of each month following the month in which services were rendered. If four (4%) percent of Gross Revenues is less than Thirty-Three Thousand Three Hundred Thirty Three Dollars ($33,333) in any month, the Management Fee shall be zero ($0) for such month.

          "Gross Revenues" as used herein shall mean and include all revenues actually received by Operator and/or Manager from or by reason of the operation of the Facility, including, without limitation, all revenue of the Facility for or on account of any and all goods provided and services rendered or activities during the period from the date of this Agreement and thereafter, the gross dollar amount of all such billings by the Facility to or on behalf of residents directly or indirectly connected with the Facility or the provision of all such goods and services.

     24. Term of Agreement. This Agreement shall be effective July 1, 1997 and shall remain in effect from the Closing under the Agreement to Lease through the 5-year anniversary thereof. Notwithstanding the foregoing, between the date of execution hereof and the Closing Date under the Agreement to Lease, the Management of the Facility shall be by Unicom pursuant to the Prior Agreement. The Term of this Agreement shall be extended for any period that the Term is extended under the Sublease due to a casualty.

     Notwithstanding the foregoing, the Management Fee shall not commence to be payable until the date of Closing under the Agreement to Lease.

          a. During the Pre-Closing Period, this Agreement may be terminated only by the mutual consent of the Principal Parties as of the end of any calendar month upon ninety (90) days prior written notice to the other party, provided that at least thirty
(30) days advance written notice thereof is given to Mortgagee and HUD.

          b. It is expressly understood and agreed by and between the Principal Parties that Mortgagee and HUD shall have the right to terminate this Agreement with cause on thirty (30) days advance written notice to each of the Principal Parties, except that in the event of a default by Unicom under the Mortgage, Note or Regulatory Agreement, Mortgagee or HUD may terminate this Agreement immediately upon the issuance of a notice of cancellation to each of the Principal Parties. In neither such event shall a termination fee be due or payable. If Mortgagee or HUD exercises this right, Operator agrees to promptly make arrangements for providing management that is satisfactory to Manager, Mortgagee and HUD.

          c. Mortgagee and HUD's rights and requirements will prevail in the event this Agreement conflicts with Mortgagee or HUD's requirements or restricts Mortgagee or HUD's rights.

          d. During the Post-Closing Period, Manager will turn over to Operator all of the Facility's cash, trust accounts, investments and financial records within thirty (30) days of the date this Agreement is terminated.

     25. Termination for Cause. During the Post-Closing Period, either party may terminate this Agreement by delivering thirty (30) days written notice (a "Termination Notice") to the other party in the event that any of the following occurs:

          a. any illegal act engaged in by any party in the operation of the Facility;

          b. if any party files or has a petition or complaint in receivership or bankruptcy filed against it which has not been dismissed within ninety (90) days of such filing; or

          c. the breach by any party (the "Breaching Party") of any other material provision in, or obligation imposed by, this Agreement which violation shall have not been cured to the reasonable satisfaction of the other party (the "Claiming Party") within thirty (30) days following the date on which the Claiming Party delivers notice to the Breaching Party describing with specificity both the claimed breach and the actions required to be taken in order to cure the claimed breach; provided that in the event that the claimed breach is not reasonably susceptible of being cured within thirty (30) days, the cure period shall be extended for such additional time as may be reasonably required provided such additional time shall not exceed thirty (30) days.

     Notwithstanding anything to the contrary contained herein, in the event the Master Lease (as defined in the Sublease) shall be terminated by either party thereto, this Management Agreement shall terminate and Unicom shall have the right to cause the management of the Facility to be performed by the entity of its choice. If the Lease is terminated but Operator exercises the purchase option under the Option Agreement and closes thereunder, this Agreement shall be in full force and effect effective as of the date of the Closing under the Option Agreement and shall continue for the remainder of the Post-Closing Period unless earlier terminated pursuant to the terms hereof.

     26.  Interpretive Provisions.

          a. At all times, this Agreement will be subject and subordinate to all rights of the Secretary/GNMA/Mortgagee and any other mortgagee, and will inure to the benefit of and constitutes a binding obligation upon the Principal Parties and their respective successors and assigns. To the extent this Agreement confers rights upon the Secretary/GNMA/Mortgagee and any other mortgagee, it will be deemed to inure to their benefit, but without liability to either, in the same manner and with the same effect as though the Secretary/GNMA/Mortgagee and any other mortgagee were primary parties to the Agreement.

          b. This Agreement constitutes the entire agreement between Operator and Manager with respect to the management and operation of the Facility and no change will be valid unless made by supplemental written agreement, executed and approved by the Principal Parties. Manager acknowledges that neither it nor any affiliate has a current or conditional agreement for the operation or management of the Facility.

          c. This Agreement may be executed in several counterparts, each of which shall constitute a complete original
Agreement, which may be introduced as evidence or used for any other purpose without production of any of the other counterparts.

          d. No provision hereof is intended to alter the obligations of the parties in the Sublease (or Master Lease or Agreement to Lease as referenced therein).

     27.  Intentionally Omitted.

     28. Partners of Operator Not Liable. All obligations of either party hereunder shall be recourse only to the assets of such party, and no employee, officer, director or partner of either party shall have any personal liability whatsoever with respect to any such obligations.

     29. Access to Books and Records. As a subcontractor that may be subject to Section 1861(v) (1) (i) of the Social Security Act (the "Act"), Manager shall, upon written request and in accordance with the above-mentioned section of the Act and regulations promulgated pursuant thereto, make available to the Comptroller General, the Secretary of Health and Human Services, and their duly authorized representatives, a copy of this Agreement and access to Manager's books, documents, and records necessary to verify the nature and extent of the costs of services provided to Operator. Such access will be available until the expiration of four (4) years after the services to which the costs are related have been furnished.

     30. Amendments. This Agreement shall not be changed modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by Operator and Manager, their respective successors or assigns, or otherwise as provided herein. Such modifications shall be in writing and signed by Operator and Manager.

     31. Governing Law. The provisions of this Agreement shall be governed by, construed, and interpreted in accordance with the laws of the State of Florida. Any change in any applicable law which has the effect of rendering any part of this Agreement invalid, illegal, or unenforceable shall not render the remainder of this Agreement invalid, illegal, or unenforceable, and the parties hereto agree that in the event that any part of this Agreement is rendered invalid, illegal, or unenforceable, that they shall negotiate in good faith to amend any such part of this Agreement so as to comply with any such law, as amended, and further the respective objectives of the parties hereto.

     32. Assignment. Neither Operator nor Manager will assign its interests in this Agreement, without the prior written consent of the other; provided that Operator may assign its interests hereunder to a subsidiary or an Affiliate, as defined in the Master Lease, or permitted assignee in the Master Lease, provided that such assignee assumes the obligations hereunder and that Operator shall not be released from the obligations hereunder.

     33. Successors. This Agreement shall be binding upon and inure to the benefit of the parties and to their permitted respective successors and assigns.

     34. Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of intent of this Agreement or the intent of any provision contained in this Agreement.

     35. Notices. Any notice, demand, consent, or other written instrument to be given or received under this Agreement ("Notice") required or permitted to be given shall be in writing signed by the party giving such Notice and/or consent and shall be hand delivered, sent by a nationally recognized overnight carrier or sent, postage prepaid, by Certified or Registered Mail, Return Receipt Requested, to the other party at the addresses listed below:

As to Manager:      SRR Management Corp.
                    5500 Northwest 69th Avenue
                    Lauderhill, Florida 33319

With a copy to:     Bruce Litwer
                    Unicom Partnership, Ltd.
                    5500 Northwest 69th Avenue
                    Lauderhill, Florida  33319

As to Operator:          CareMatrix of Lauderhill I, Inc.
                    197 First Avenue
                    Needham, Massachusetts 02194
                    Attention:  Robert M. Kaufman, President
                                James M. Clary, III, Esq.

With a copy to:     Christopher J. Donovan, Esq.
                    McDermott, Will & Emery
                    75 State Street
                    Suite 1700
                    Boston, MA 02109-1807

Any party shall have the right to change the place to which such Notice shall be sent or delivered by similar notice sent in like manner to all other parties hereto. All notices sent by certified mail shall be deemed received three (3) days after the date postmarked. All notices that are hand delivered shall be deemed received upon delivery or when delivery is refused to the office or address of the addressee.

     36. Contracts. During the Pre-Closing Period, Manager will use best efforts to keep in good standing all material contracts with third parties which are to be transferred to Operator at the closing under the Option Agreement; and will transfer such contracts to Operator at such closing and will obtain all necessary consents to such transfer(s).















                [SIGNATURES APPEAR ON NEXT PAGE]

     IN WITNESS WHEREOF, the Principal Parties have executed this
Agreement as of the date first written below.

Signed, sealed and delivered in
the presence of:



Print Name:




Print Name:




Print Name:




Print Name:


Manager:

SRR MANAGEMENT CORP.


By:
   Stanley R. Rosenthal
   Its:




Operator:

CAREMATRIX OF LAUDERHILL I,
INC.


By:
   Its:



























                      CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement") is entered into as of this ____ day of ____, 1997, by and between CHANCELLOR OF
LAUDERHILL I, INC., a Delaware corporation (the "Company") and SRR CONSULTING CORP., a Florida Corporation ("Consultant").

     WHEREAS, the Company is in the business of operating an assisted living/independent living facility (the "Facility") known as "Forest Trace at Inverrary" located at 5500 NW 69th Avenue,
Lauderhill, Broward County, Florida (the "Facility"); and

     WHEREAS, the Company desires to obtain consulting and business development services from Consultant in connection with the operation of the Facility; and

     WHEREAS, Consultant has extensive knowledge, expertise and skill in connection with the operation of assisted living/independent living facilities such as the Facility and the Company desires to obtain the benefits of such knowledge, expertise and skill by entering into a consulting agreement with Consultant; and

     WHEREAS, Consultant represents and warrants that Consultant is under no restriction by reason of any prior contract or otherwise that would prevent Consultant from performing the obligations to be performed by Consultant hereunder; and

     WHEREAS, Consultant is willing to provide certain consulting services in accordance with the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, mutually covenant and agree as follows:

                            ARTICLE I
                           APPOINTMENT

     1.1 Appointment. Subject to the terms hereof, the Company hereby retains Consultant as a consultant, and Consultant agrees to perform the consulting services set forth in this Agreement.

                           ARTICLE II
                       CONSULTING SERVICES

     2.1 Consulting Services. Consultant shall provide, on behalf of the Company, the specific consulting services set forth on Exhibit "A" attached hereto and made a part hereof, and such other consulting services as mutually agreed upon by Consultant and the Company from time to time, at such times and locations as mutually agreed upon by Consultant and the Company from time to time (collectively, the "Consulting Services").


                           ARTICLE III
                      STATUS OF CONSULTANT

     3.1 Status of Consultant. Consultant is an independent contractor, and shall not be considered an employee or agent of the Company. Consultant shall be responsible for the payment of all taxes, impositions or other charges payable in connection with the receipt of sums hereunder. Consultant is not an exclusive independent contractor for the Company in any way, and the Company reserves the right to appoint any other independent contractors, as it so chooses in its sole and absolute discretion, to perform any services or duties whatsoever. Nothing contained herein shall be construed as establishing a partnership or joint venture relationship between the parties hereto or any other relationship or contractual liability other than as set forth in this Agreement. Consultant shall have no right or authorization, expressed or implied, to assume or create any obligation on behalf of the Company.

                           ARTICLE IV
                              TERM

     4.1 Term. The term of this Agreement shall commence on the Closing Date (as defined in the Agreement to Lease dated as of July 1, 1997 between Company, Unicom Partnership Ltd. and CareMatrix of Lauderhill I, Inc. (the "Commencement Date")), and shall expire fifteen (15) years after the Commencement Date, unless sooner terminated as provided in this Agreement (the "Term").


                            ARTICLE V
                            EXPENSES

     5.1 Expenses. Consultant shall pay all of his own expenses in connection with his provision of the Consulting Services. Consultant shall only receive reimbursement from Company for any expenses incurred by Consultant if Consultant obtained the written approval and authorization of Company for such expenses prior to incurring such expenses. All expenses properly approved under the terms hereof and incurred by Consultant in the performance of the Consulting Services requested by and rendered to Company hereunder shall be reimbursed by Company as soon as is reasonably possible after Consultant files an itemized account of such expenses with Company.


                           ARTICLE VI
                          COMPENSATION

     6.1 Compensation. In consideration of Consultant's performance of the Consulting Services during the Term hereunder and his agreement to the covenants set forth herein, the Company shall pay to Consultant (the "Compensation") the sum of TWO MILLION DOLLARS ($2,000,000.00). The Compensation shall be deemed earned by the Consultant on the date of execution of this Agreement by the parties and Consultant's commencement of services and shall be paid by the Company to Consultant in installments in the amounts, on the dates and pursuant to the terms of Exhibit "B" attached hereto and made a part hereof.


                           ARTICLE VII
                           TERMINATION

     7.1 Mutual Agreement. This Agreement may be terminated as mutually agreed upon by Consultant and the Company.

     7.2 Obligations After Termination. Termination of the Term shall not release or discharge either party from any obligation, debt or liability which shall have previously accrued and remain to be performed under this Agreement on or after the date of termination. The compensation payable hereunder are to initiate services with the Consultant and shall be payable in all events as provided herein, irrespective of a termination or default under this Agreement after the services commence. The compensation payable hereunder shall not be subject to set-off.


                          ARTICLE VIII
           NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

     8.1 Custody of Records. Consultant understands and agrees that during the Term and thereafter all records and files of the Company or any of the Company's Affiliates (as defined below), shall belong to and remain the property of the Company or the Company's Affiliates, as applicable. The term "the Company's Affiliates" shall mean any and all individuals, corporations, partnerships, joint ventures, associations, or other entities directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, and the successors and assigns of all such entities. Upon termination of this Agreement, Consultant shall not be entitled to keep original records or preserve records of the Company or any of the Company's Affiliates.

     8.2 Disclosure of Information. Consultant recognizes and acknowledges that all records, files, reports, protocols, policies, manuals, databases, processes, procedures, computer systems, materials and other documents pertaining to the Consulting Services rendered by Consultant hereunder, or to the operations of the Company, belong to and shall remain the property of the Company and constitute proprietary information and trade secrets of the Company. Consultant recognizes and acknowledges that the terms of this Agreement, as well as the Company's proprietary information and trade secrets as they may exist from time to time, are valuable, special, and unique assets of the Company's business. Consultant shall not, during or after the Term, disclose such proprietary information of the Company or trade secrets of the Company to any other firm, person, corporation, association or other entity for any reason or purpose whatsoever, or use such information for its own benefit, without the prior written consent of the Company. The foregoing restriction will not apply to any information which (i) is, or may become, public other than by breach of this Agreement by the Consultant, or (ii) the Consultant possessed prior to the date of the execution of this Agreement by the parties.

                           ARTICLE IX
                     STANDARDS AND POLICIES

     9.1 Standards and Policies. Consultant shall perform the Consulting Services hereunder in accordance with any standards of professional ethics and practices as may from time to time be applicable to its services during the Term of this Agreement. Consultant shall also observe and comply with those policies and procedures adopted by the Company, respecting the provision of the Consulting Services.


                            ARTICLE X
                       LICENSURE AND LAWS

     10.1 Licensure and Laws. Consultant agrees that it shall comply with and obey any now or hereinafter enacted federal, state and local laws, regulations and ordinances relating to the Company or the Consulting Services.


                           ARTICLE XI
                      RETURN OF INFORMATION

     11.1 Return of Information. Subject to Section 12.1 hereof, after the termination of this Agreement, for any reason whatsoever, Consultant shall promptly return to the Company all notes, writings, lists, material, files, reports, correspondence, tapes, cards, maps, machines, technical data or any other tangible product or documents that Consultant produced or received related to his performance of the Consulting Services. The foregoing will not apply to any information which the Consultant possessed prior to the date of the execution of this Agreement by the parties.


ARTICLE XII
COPYRIGHTS

     12.1 Copyrights. Except as the parties may mutually agree in writing, all works, materials and writings produced by Consultant pursuant to this Agreement shall be works made for hire and shall be the sole property of the Company and the Company will be entitled to all copyright rights thereto. If requested, either party agrees to sign any and all documents reasonably requested by the other party, to reflect such requesting party's ownership of such works, materials and writings as provided in this Agreement.


                          ARTICLE XIII
                 PUBLICITY AND USE OF TRADEMARKS

     13.1 Publicity and Use of Trademarks. Consultant shall not use the name, logo, trademarks, trade names or any facsimile thereof of the Company or any of the Company's Affiliates in publicity releases, promotional materials, advertising, marketing or business generating efforts, without the prior written consent of the Company.


                           ARTICLE XIV
                          MISCELLANEOUS

     14.1 Recitals. The recitals set forth hereinabove are true and correct and are incorporated herein in their entirety.

     14.2 Severability. If any provision of this Agreement shall be held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision of this Agreement shall be held invalid or unenforceable under any particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

     14.3 Assignment. The Company may assign all of its rights and duties under this Agreement without the consent of Consultant, but said assignment will not reduce Company's financial obligation hereunder. Without the prior written consent of the Company, which consent may be granted or withheld by the Company in its sole and absolute discretion, Consultant may not assign his rights or duties under this Agreement and any such assignment by Consultant shall be null and void.

     14.4 Attorneys' Fees. If any litigation arises as a result of the terms, conditions or provisions of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable attorneys' fees at all trial and appellate levels, as well as all costs and expenses.

     14.5 Governing Law and Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida. Any action or claim arising from, under or pursuant to this Agreement shall be brought in the courts, state or federal, within the State of Florida, and the parties expressly waive the right to bring any legal action or claims in any other courts. The parties hereto hereby consent to venue in any state or federal court within the State of Florida having jurisdiction over the County of Broward for all purposes in connection with any action or proceeding commenced between the parties hereto in connection with or arising from this Agreement.

     14.6 Waiver. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision hereof and shall not be effective at all unless in writing. A waiver of any of the terms and conditions hereof shall not be construed as a general waiver by either party, and such waiving party shall be free to reinstate any such term or condition, with or without notice to the other party.

     14.7 Survival. The provisions of this Agreement shall survive the termination of this Agreement or the assignment of this Agreement by the Company.

     14.8 Confidentiality. Except as otherwise required by law, Consultant hereby agrees to hold in the strictest confidence all of the terms and conditions set forth herein; provided, however, Consultant may disclose the terms hereof to its attorneys, accountants and other financial and legal advisors as reasonably necessary. Unauthorized disclosure of the terms of this Agreement shall be a material breach of this Agreement, entitling the Company to terminate this Agreement effective upon notice and further entitling the Company to all legal and equitable remedies for such breach.

     14.9 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon:
(i) delivery thereof if by hand; (ii) three (3) days after mailing if sent by mail (registered or certified mail, postage prepaid, return receipt requested); (iii) on the next business day after deposit if sent by a recognized overnight delivery service; or (iv) upon confirmation of transmission if sent by telecopy or facsimile transmission.

     If to the Company:  CHANCELLOR OF LAUDERHILL I, INC.
                         197 First Avenue
                         Needham, Massachusetts 02194
                         Attention: General Counsel


     If to Consultant:   SRR Consulting Corp.
                         5500 Northwest 69th Avenue
                         Lauderhill, FL  33319
                         Attention:  Stanley R. Rosenthal

     14.10 Entire Agreement; Modification. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, and all communications between the parties relating to such subject matter. This Agreement may not be amended or modified except by mutual written agreement.

     14.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     14.12 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors, and permitted assigns.

     14.13 Time Is Of The Essence. Time is of the essence with respect to every provision of this Agreement.

     14.14 Captions. The captions contained herein are used solely for convenience and shall not be deemed to define or limit the provisions of this Agreement.













            [SIGNATURES APPEAR ON THE FOLLOWING PAGE]
     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                                  COMPANY:

                                  CHANCELLOR OF LAUDERHILL I,
                                  INC., a Delaware corporation
Witness:

                                  By:____________________________
                                  Print Name:____________________
                                  Title:_________________________


                                  CONSULTANT:

                                  SRR CONSULTING CORP.


                                  By:____________________________
                                     STANLEY R. ROSENTHAL
                                     Its:________________________

                          EXHIBIT "A"


                   LIST OF CONSULTING SERVICES



                        [TO BE ATTACHED]




                           EXHIBIT "B"


                  COMPENSATION PAYMENT SCHEDULE


The Compensation shall be payable $150,000.00 on the date of this Agreement and the remaining $1,850,000.00 shall be payable as follows:

1. $200,000 on January 1, 1998;

2. $200,000 on July 1, 1998;

3. $200,000 on January 1, 1999;

4. $200,000 on July 1, 1999;

5. $200,000 on January 1, 2000;

6. $200,000 on July 1, 2000;

7. $200,000 on January 1, 2001;

8. $200,000 on July 1, 2001;

9. $200,000 on January 2, 2002; and

10. $50,000 on July 1, 2002.




























                              LEASE







                    UNICOM PARTNERSHIP, LTD.

                  a Florida Limited Partnership


                           as LANDLORD



                               AND



                CHANCELLOR OF LAUDERHILL I, INC.


                     a Delaware Corporation


                            as TENANT










                              LEASE

             UNICOM PARTNERSHIP LTD. (LANDLORD) AND
           CHANCELLOR OF LAUDERHILL I, INC., (TENANT)

                        Table of Contents

ARTICLE 1.
Lease of Premises. . . . . . . . . . . . . . . . . . . . . . .  1
     1.01  Premises. . . . . . . . . . . . . . . . . . . . . .  1
     1.02  Title and Condition of Premises . . . . . . . . . .  2

ARTICLE 2.
Use of Premises. . . . . . . . . . . . . . . . . . . . . . . .  3
     2.01  Use.. . . . . . . . . . . . . . . . . . . . . . . .  3
     2.02  Maintain License, etc.. . . . . . . . . . . . . . .  3
     2.03  Public Use. . . . . . . . . . . . . . . . . . . . .  3

ARTICLE 3.
Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     3.01  Term. . . . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE 4.
 Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     4.01  Base Rent . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE 5.
Payment of Taxes, Assessments, Etc.. . . . . . . . . . . . . .  6
     5.01  Payment of Impositions. . . . . . . . . . . . . . .  6
     5.02  Excluded and Substituted Taxes, etc.. . . . . . . .  6
     5.03  Evidence of Payment.. . . . . . . . . . . . . . . .  7
     5.04  Contest of Impositions. . . . . . . . . . . . . . .  7
     5.05  Joinder by Landlord.. . . . . . . . . . . . . . . .  7
     5.06 Reserve Fund Payments.   . . . . . . . . . . . . . .  7

ARTICLE 6.
Additional Covenants of Landlord . . . . . . . . . . . . . . .  8
     6.01 No Liens . . . . . . . . . . . . . . . . . . . . . .  8
     6.02 No Transfer of Premises. . . . . . . . . . . . . . .  8
     6.03 No Dissolution . . . . . . . . . . . . . . . . . . .  8
     6.04 Limitation on Business . . . . . . . . . . . . . . .  8
     6.05 No Voluntary Bankruptcy. . . . . . . . . . . . . . .  8
     6.06 Cooperation. . . . . . . . . . . . . . . . . . . . .  8

ARTICLE 7.
Additional Covenants of Tenant . . . . . . . . . . . . . . . .  8
     7.01 Maintenance of Existence . . . . . . . . . . . . . .  8
     7.02 Inventory. . . . . . . . . . . . . . . . . . . . . .  8
     7.03 Licenses and Approvals . . . . . . . . . . . . . . .  9
     7.04 Returns, Reports, etc. . . . . . . . . . . . . . . .  9
     7.05 Works Orders; Statements of Deficiencies . . . . . .  9
     7.06 Revenues and Expenses. . . . . . . . . . . . . . . .  9
     7.07 Single Purpose Entity. . . . . . . . . . . . . . . .  9

ARTICLE 8.
Compliance with Laws . . . . . . . . . . . . . . . . . . . . .  9
     8.01  Tenant's Compliance.. . . . . . . . . . . . . . . .  9
     8.02  Right To Contest Applicable Laws. . . . . . . . . .  9
     8.03 Landlord's Compliance. . . . . . . . . . . . . . . . 10

ARTICLE 9.
Insurance and Indemnification. . . . . . . . . . . . . . . . . 10
     9.01  Building Insurance. . . . . . . . . . . . . . . . . 10
     9.02  Liability Insurance.. . . . . . . . . . . . . . . . 10
     9.03  Professional Liability Insurance. . . . . . . . . . 10
     9.04  Insurance Criteria. . . . . . . . . . . . . . . . . 10
     9.05  HUD Financing Insurance Requirements. . . . . . . . 11
     9.06  Evidence of Insurance.. . . . . . . . . . . . . . . 11
     9.07  Waiver Of Subrogation . . . . . . . . . . . . . . . 11
     9.08 Indemnification. . . . . . . . . . . . . . . . . . . 11

ARTICLE 10.
Party's Right to Perform Other Party's Covenants . . . . . . . 12
     10.01  Landlord's Right To Perform. . . . . . . . . . . . 12
     10.02  Reimbursement By Tenant. . . . . . . . . . . . . . 12
     10.03  Tenant's Rights to Perform . . . . . . . . . . . . 12

ARTICLE 11.
Repairs and Maintenance of the Premises. . . . . . . . . . . . 13
     11.01  Tenant's Repairs . . . . . . . . . . . . . . . . . 13
     11.02  Landlord's Repairs . . . . . . . . . . . . . . . . 13
     11.03  Additional Furniture, Furnishings and Equipment. . 13

ARTICLE 12.
Surrender. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     12.01  Surrender. . . . . . . . . . . . . . . . . . . . . 13
     12.02  Removal of Furniture, Fixtures and Equipment.. . . 14
     12.03  Abandonment by Tenant. . . . . . . . . . . . . . . 14
     12.04  Loss or Damage To Property.. . . . . . . . . . . . 14
     12.05     [Intentionally Omitted] . . . . . . . . . . . . 14
          12.06  Inventory.  . . . . . . . . . . . . . . . . . 14
     12.07     Assignment of Rights. . . . . . . . . . . . . . 14

ARTICLE 13.
Alterations, Improvements and Additions. . . . . . . . . . . . 15
     13.01  Alterations. . . . . . . . . . . . . . . . . . . . 15
     13.02  Compliance with Applicable Laws.   . . . . . . . . 15
     13.03  Cooperation of Landlord. . . . . . . . . . . . . . 15
     13.04  Landlord's Title.. . . . . . . . . . . . . . . . . 15

ARTICLE 14.
Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     14.01  Discharge of Liens.. . . . . . . . . . . . . . . . 16
     14.02  Landlord's Discharge.. . . . . . . . . . . . . . . 16
     14.03  Consent Not Implied. . . . . . . . . . . . . . . . 16

ARTICLE 15.
No Waste . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     15.01  No Waste.. . . . . . . . . . . . . . . . . . . . . 16

ARTICLE 16.
Entry on Premises by Landlord. . . . . . . . . . . . . . . . . 16
     16.01  Landlord's Entry.. . . . . . . . . . . . . . . . . 16
     16.02  Entry Conditions . . . . . . . . . . . . . . . . . 17
     16.03  Interference with Tenant.. . . . . . . . . . . . . 17

ARTICLE 17.
Damage or Destruction. . . . . . . . . . . . . . . . . . . . . 17
     17.01  Cancellation Due To Casualty . . . . . . . . . . . 17
     17.02  Damage.. . . . . . . . . . . . . . . . . . . . . . 18
     17.03  Insurance Proceeds.. . . . . . . . . . . . . . . . 18
     17.04  Insufficient or Excess Net Proceeds. . . . . . . . 19
     17.05  Term Extension.. . . . . . . . . . . . . . . . . . 19

ARTICLE 18.
Condemnation.. . . . . . . . . . . . . . . . . . . . . . . . . 19
     18.02  Partial Taking.. . . . . . . . . . . . . . . . . . 20
     18.03  Award.   . . . . . . . . . . . . . . . . . . . . . 20
     18.04  Restoration. . . . . . . . . . . . . . . . . . . . 20
     18.05  Insufficient or Excess Net Award.. . . . . . . . . 20
     18.06     Fee Mortgagee Retention of Net Award. . . . . . 20

ARTICLE 19.
Assignments and Subleases Of Tenant's Interest . . . . . . . . 21
     19.01  Assignments, etc.. . . . . . . . . . . . . . . . . 21
     19.02  Prohibition on Modification. . . . . . . . . . . . 21

ARTICLE 20.
Intentionally Omitted. . . . . . . . . . . . . . . . . . . . . 22

ARTICLE 21.
Mortgages By Landlord. . . . . . . . . . . . . . . . . . . . . 22
     21.01  Fee Mortgage.. . . . . . . . . . . . . . . . . . . 22
     21.02  Subordination. . . . . . . . . . . . . . . . . . . 22
     21.03  Nondisturbance.. . . . . . . . . . . . . . . . . . 23
     21.04  Subordination of Fee Mortgage. . . . . . . . . . . 23
     21.05  Payments By Tenant on Behalf of Landlord.. . . . . 23

ARTICLE 22.
Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     22.01  Events of Default. . . . . . . . . . . . . . . . . 23
     22.02  Landlord's Remedies.   . . . . . . . . . . . . . . 24
     22.03  Landlord's Default.. . . . . . . . . . . . . . . . 25
     22.04  No Waiver. . . . . . . . . . . . . . . . . . . . . 25
     22.05  Cumulative Remedies. . . . . . . . . . . . . . . . 25

ARTICLE 23.
Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . . . 26

     23.01  Quiet Enjoyment. . . . . . . . . . . . . . . . . . 26

ARTICLE 24.
Estoppel Certificates. . . . . . . . . . . . . . . . . . . . . 26
     24.01  Tenant's Certificate.. . . . . . . . . . . . . . . 26
     24.02  Landlord's Certificate.. . . . . . . . . . . . . . 26

ARTICLE 25.
Disputes . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     25.01  Arbitration Procedure. . . . . . . . . . . . . . . 27
     25.02  Payment. . . . . . . . . . . . . . . . . . . . . . 27
     25.03  Disputes Subject To Arbitration. . . . . . . . . . 27

ARTICLE 26.
General Provisions . . . . . . . . . . . . . . . . . . . . . . 28
     26.01  Severability.. . . . . . . . . . . . . . . . . . . 28
     26.02  Notices. . . . . . . . . . . . . . . . . . . . . . 28
     26.03  Waiver of Jury Trial.. . . . . . . . . . . . . . . 28
     26.04  Consent of Landlord. . . . . . . . . . . . . . . . 28
     26.05  Payments Under Protest.. . . . . . . . . . . . . . 29
     26.06  No Oral Modification.. . . . . . . . . . . . . . . 29
     26.07  Covenants To Bind and Benefit Respective Parties.. 29
     26.08  Captions and Table of Contents.. . . . . . . . . . 29
     26.09  Memorandum of Lease. . . . . . . . . . . . . . . . 29
     26.10  Attorneys' Fees. . . . . . . . . . . . . . . . . . 29
     26.11  Waiver . . . . . . . . . . . . . . . . . . . . . . 29
     26.12  Governing Law; Venue.. . . . . . . . . . . . . . . 30
     26.13  Business Days. . . . . . . . . . . . . . . . . . . 30
     26.14  Reference Rate . . . . . . . . . . . . . . . . . . 30
     26.15  Time.  . . . . . . . . . . . . . . . . . . . . . . 30
     26.16  Relationship of the Parties. . . . . . . . . . . . 30

     Exhibits
     A    Legal Description
     B    Excluded Assets
     C    Permitted Encumbrances
     D    Current Mortgage
     E    Qualifying Subordination, Non-Disturbance and
          Attornment Agreement
     F    Memorandum of Lease




                              LEASE

          THIS AGREEMENT OF LEASE (the "Lease") effective as of the 1st day of July, 1997, by and between UNICOM PARTNERSHIP, LTD., a Florida limited partnership ("Landlord"), and CHANCELLOR OF LAUDERHILL I, INC. a Delaware corporation
("Tenant").


                      W I T N E S E T H:


     WHEREAS, Landlord is the owner of the land situated in the County of Broward, State of Florida and legally described in Exhibit A attached hereto ("Land");

     WHEREAS, the Land is improved with an assisted living/independent living facility commonly known as Forest
Trace at Inverrary, whose address is 5500 Northwest 69th
Avenue, Lauderhill, Florida 33319.

     WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, the Land, together with all improvements now or hereafter located thereon, including, without limitation, the Facility (as hereinafter defined) and all other tangible assets used in connection with the Facility; and

     WHEREAS, Landlord and Tenant have entered into a certain
Agreement to Lease dated the date hereof, (the "Agreement to Lease") with respect to the Premises (as hereinafter defined);
and

     WHEREAS, concurrent with the execution of this Lease, Landlord and Tenant are entering into an Option to Purchase
Agreement (the "Purchase Option") with regard to the Premises;

     NOW, THEREFORE, FOR AND IN CONSIDERATION of the covenants and agreements hereinafter contained, Landlord and Tenant hereby agree as follows:


                          ARTICLE 1.

                       Lease of Premises

     1.01 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms, covenants and conditions hereinafter set forth, the following described premises (collectively, "Premises"):

          (a)  the Land;

          (b) the buildings and improvements erected thereon, all replacements thereof and all new or additional buildings and improvements erected on the Land (collectively, "Facility"); and

          (c) the right, title and interest, if any, of Landlord in and to:

               (i)       Any strips and gores of land adjoining
                         the Land on any side thereof;

               (ii)      Any land lying in the bed of any
                         street or avenue abutting the Land, to
                         the center line thereof;

               (iii)          Any easements or other rights in
                              adjoining property enuring to the
                              benefit of Landlord by reason of
                              ownership of the Land;

               ial All Tangible Assets (as defined in the Agreement to Lease) relating to the Facility and the Landlord's business conducted at the Facility, including, without limitation all vehicles, fixtures, machinery, equipment, furniture, furnishings and other assets (except those assets listed in Exhibit B attached hereto) used in or in connection with the use, occupation and operation of the Land and Facility and all alterations, additions and improvements hereafter made to the Land and Facility, title to which may vest in Landlord.

     SUBJECT, HOWEVER, to the permitted liens and other encumbrances set forth on Exhibit C attached hereto ("Permitted
Encumbrances").

     1.02 Title and Condition of Premises. Landlord represents and warrants as of the date hereof and as of the Commencement Date (as defined in Section 3.01), upon which representation and warranty Tenant has relied in the execution of this Lease, that (i) Landlord is the owner of the Premises in fee simple absolute, free and clear of all liens and encumbrances except the Permitted Encumbrances, and the Premises include all of the assets necessary (as of the Commencement Date) to meet all applicable regulatory requirements and to permit Tenant to continue operation of the Facility as a going concern and assisted living/independent living facility with 324 units (2 of which serve as an assisted living lounge and an assisted living dining room) of which 40 beds are licensed for assisted living use; (ii) this Lease is and shall be a first encumbrance on the Premises subject only to the Permitted Encumbrances; and (iii) there are no easements, restrictions, zoning ordinances or similar governmental regulations which prevent the use of the Premises for the Permitted Use.


                          ARTICLE fa

                        Use of Premises

     2.01  Use.

          (a) Tenant shall use the Premises as an assisted living/independent living facility and such other ancillary uses as are consistent with Landlord's current operation of the Premises (the "Permitted Use"). Tenant shall not use the Premises for any other purposes without Landlord's prior written consent not to be unreasonably withheld. In the event any proposed change in use is implemented, the proposed use shall become a "Permitted Use" and all other appropriate changes in phraseology in this Lease shall automatically be deemed to have been made.

          (b) Tenant shall not use or allow the Premises to be used for any unlawful purpose or in violation of any certificate of occupancy or any other applicable laws covering or affecting the use of the Premises or any part thereof or for any use which may, at law, constitute a nuisance, public or private, or which may make void or voidable any insurance then in force with respect thereto.

     2.02 Maintain License, etc. Except in the event that Tenant engages in a Permitted Use other than use of the Premises as an assisted living/independent living in accordance with Section 2.01 hereof, during the Term (as defined in Section 3.01), Tenant shall maintain its license from the Florida Agency for Health Care Administration (or any successor agency) to operate 40 beds in the Facility as assisted living beds.

     2.03 Public Use. Tenant shall not suffer or permit the Premises or any portion thereof to be used by the public, as such, without restriction or in such manner as might reasonably tend to impair Landlord's title to the Premises or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage, adverse possession or prescription by the public, as such, or of implied dedication, of the Premises or any portion thereof. Tenant hereby acknowledges that Landlord does not hereby consent, expressly or by implication, to the unrestricted use or possession of the whole or any portion of the Premises by the public, as such.


                          ARTICLE 3.

                             Term

     3.01  Term.

          (a) The term of this Lease (the "Term") shall be three (3) years commencing as of July 1, 1997 ("Commencement Date"), and expiring on the day preceding the third (3rd) anniversary of the Commencement Date, unless sooner terminated as provided for herein; provided, however, (i) in the event of a casualty at the Facility, the Term shall be extended without the need for further documentation for a period of time necessary to restore the Facility to the available occupancy existing prior to such casualty plus an additional three (3) months and (ii) in the event Tenant exercises its option to purchase the Premises as set forth in the Purchase Option, the Term shall be extended for a period of time up to 120 days, so as to permit Tenant to consummate the transactions contemplated by the Purchase Option unless the Purchase Option is earlier terminated by Tenant thereunder; provided, however, that in the case of (ii) above, any extension of the Term shall be solely for the purposes of Tenant's exercise of the Purchase Option and not for the purposes of any computations hereunder or under the Purchase Option other than as set forth in Section 4.02 hereof. The last day of the Term is referred to herein as the "Expiration Date."

          (b) As used in this Lease, the term "Lease Year" shall refer to a period of 365 days (366 in any leap year) commencing on the Commencement Date or any anniversary of the Commencement Date.


                          ARTICLE 4.

                             Rent

     4.01  Base Rent.

          (a) Tenant shall pay to Landlord, in such currency of the United States of America as at the time of payment shall be legal tender for payment of private and public debts, annual rent in equal monthly installments ("Base Rent") over and above the other payments to be made by Tenant as hereinafter provided, equal to:

                 (i) The monthly principal and interest on the outstanding HUD Financing (as defined below) for the Facility which Landlord represents and warrants is $198,051.41 per month; plus

                (ii)     The amount necessary for payment of
                         real estate taxes, property insurance,
                         replacement reserve funds and mortgage
                         insurance premiums related to the HUD
                         Financing.

     4.02 Additional Rent.

          (a) The parties agree Tenant shall pay Landlord after the Base Rent payable under Section 4.01 and after retention by Tenant of the amounts in 4.02(b) below, as additional rent, the amounts set forth in item 4.02 (c) below (the "Additional Rent").

          (b) (i) During the first year of the Term, Tenant shall retain One Million Seventy-Five Thousand Dollars ($1,075,000) of "Profit Before Depreciation" (as defined below) after payment of Base Rent. During the second year of the Term, Tenant shall retain One Million One Hundred Seventy-Five Thousand Dollars ($1,175,000) of "Profit Before Depreciation" after payment of Base Rent. During the third year of the term of the Term, Tenant shall retain One Million Two Hundred Seventy-Five Thousand Dollars ($1,275,000) of "Profit Before Depreciation" after payment of Base Rent;

          (ii) Tenant shall receive the amount described in
Section 4.02(b)(i) in arrears in equal installments on the fifteenth (15th) day of the month following the sixth (6th) month and the twelfth (12th) month during each Lease Year of the Term.

          (c) The Landlord shall be paid all other remaining revenue from the Premises after the above payments; provided, however, to the extent the "Profit Before Depreciation" of the Facility (as computed on HUD form 92410(7/91) or any subsequent replacement of that form or if said form(s) is unavailable, computed under the same principles as that form) less principal amortization under the HUD Financing and reduced for (i) the amount of interest actually incurred on the HUD Financing in excess of the amount reflected on such form and (ii) an additional amount of $400,000 exceeds $2,300,000 during any annual period, fifty percent (50%) of such excess amount shall be retained by Tenant and the balance paid to Landlord. Such computation shall be made as if this Lease was not in place and shall not otherwise be adversely affected by the Lease or related transactions.

     Notwithstanding the above, should Tenant fail to receive the full amount of the sums set forth in Section 4.02(b) in any Lease Year during the Term ("Tenant's Priority Return") due to inadequate Facility revenue or for any other reason including, but not limited to casualty, taking or capital improvements by Landlord as required hereunder (the "Deficiency"), the parties agree that on an annual basis and for as long thereafter as may be necessary to eliminate the Deficiency as promptly as possible, all Additional Rent or other sums which may be due Landlord by Tenant (other than Base Rent) shall be reduced by the amount of the Deficiency.

     4.03 Other Conditions to Rent Payments.

     (a)  The Base Rent shall be paid:

          (i) Without advance notice, demand, offset, or deduction;

               (ii) On or prior to the twenty-fifth (25th) day of the first day of the first month following the execution and delivery of this Lease, and for each succeeding month of the Term, in arrears, on the twenty-fifth (25th) day of each month;

               (iii) Notwithstanding anything herein to the contrary, Landlord hereby covenants and agrees that Tenant shall have the right to pay the Base Rent then due and payable by Landlord under the HUD Financing directly to the applicable servicer or HUD, in which event the amount actually paid by Tenant to service such debt shall be applied as a credit against any Base Rent due and payable by Tenant to Landlord hereunder; and

                (iv) If the Term does not end on the last day of a month, the Base Rent for that partial month shall be prorated by multiplying the monthly Base Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month.

     (b) The parties agree that, notwithstanding any contrary term herein, all computations of expense and revenue hereunder shall be made as of July 1, 1997 (or October 1, 1997 if applicable under the Agreement to Lease), provided that retention by Tenant of revenues of the Premises pursuant to
Section 4.02(b) shall commence as of the date ("Retention Date") of receipt by Landlord of the last of (i) the Option Payment pursuant to the Agreement to Lease or (ii) the Consulting Fee under the Consulting Agreement. In the event the Retention Date is later than July 1, 1997 (or October 1, 1997, if applicable), the amounts retained by Tenant under
Article 4.02(b) for the first Lease Year shall be prorated based upon the actual number of days in the first Lease Year occurring subsequent to the Retention Date.

                          ARTICLE 5.

              Payment of Taxes, Assessments, Etc.

     5.01 Payment of Impositions. Except as otherwise provided in Section 5.02 of this Lease or as otherwise included in Base Rent, Tenant shall pay or cause to be paid, before any fine, penalty, interest or cost may be added thereto (or, if the bills therefor are directed to Landlord and Landlord fails to submit same to Tenant in a timely manner sufficient to permit Tenant to comply with the foregoing, then within fifteen
(15) business days after Landlord's submission of such bills to Tenant), all such real estate taxes, assessments, sewer rents, water meter and water charges, excises, levies, license and permit fees, charges for public utilities and all such other charges which at any time during the Term may be assessed, levied, confirmed or imposed upon, the Premises (collectively, the "Impositions", and any one of the same being hereinafter referred to as an "Imposition"); provided, however, that:

          (a) if, by law, any Imposition may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same, including any accrued interest on the unpaid balance of such Imposition, in installments and, in such event, shall pay such installments as may become due during the Term; and

          (b) all Impositions for the fiscal or tax years in which the Term begins and ends shall be apportioned so that Tenant shall pay only those portions thereof which correspond with the portion of said years as are within the Term.

          (c) as to sales tax (and any interest and penalties thereon), if any, which may be due hereunder in connection with all Rent payments, Tenant shall be responsible for the first $500,000 of such tax (or any interest and penalties thereon) over the Term and Landlord shall be responsible for the balance.

     5.02 Excluded and Substituted Taxes, etc. Nothing contained in this Lease shall require Tenant to pay municipal, county, state or federal income taxes assessed against Landlord, or municipal, state or federal capital levy, gift, estate, succession, inheritance or transfer taxes of Landlord, or corporation excess profits or franchise taxes imposed upon any corporate owner of the fee of the Premises or any income, profits, or revenue tax, assessment or charge imposed upon Base Rent as such, payable by Tenant under this Lease; provided, however, that, if, at any time during the Term, the methods of taxation prevailing on the Commencement Date shall be altered so that in lieu of or as a substitute for the whole or any part of any Imposition now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed and imposed a tax, assessment, levy, imposition or charge, wholly or partially as a capital levy, or otherwise, on the rents received therefrom, or, by or based in whole or in part, upon the Premises, and imposed upon Landlord, then all such taxes or assessments, or the part thereof so measured or based, shall be deemed to be included within the term "Impositions" for the purposes hereof (but only to the extent that such substitution shall relieve Tenant in whole or in part from the payment of any Imposition enumerated in Section 5.01) to the extent that the same would be payable if the Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as herein provided in respect of the payment of any other Imposition.

     5.03 Evidence of Payment. Tenant from time to time, upon Landlord's reasonable request, shall furnish to Landlord within ten (10) days before the date when any Imposition would be delinquent, receipts of the appropriate taxing authority, or other evidence reasonably satisfactory to Landlord, evidencing the payment of any Impositions.

     5.04 Contest of Impositions. Landlord shall have the right, to seek a reduction in the valuation or an exemption of the Premises for tax purposes and to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith and may defer payment of such Imposition, provided that neither the Premises nor any part thereof would by reason of such postponement or deferment be in danger of being forfeited or lost. Landlord may, after reasonable notice to Tenant, pay such contested item or items if the protection of the Premises or of Landlord's interest therein shall, in the reasonable judgment of Landlord, require such payment.

     5.05 Joinder by Landlord. Tenant shall (at no cost to Tenant) join in any proceedings referred to in Section 5.04 if the provisions of any Applicable Law at the time in effect shall require that such proceedings be brought by or be joined in by Tenant or any lessee of the Premises. Any reduction in Impositions shall result in an adjustment to Base Rent.

     5.06 Reserve Fund Payments. Tenant agrees to fund all real estate tax and casualty insurance reserves (collectively, the "Real Estate and Casualty Reserves") and replacement reserves (the "Replacement Reserves") required to be paid by Landlord under the HUD Financing described in Exhibit D attached hereto.


                          ARTICLE 6.

               Additional Covenants of Landlord

     6.01 No Liens. Landlord shall not create, incur, or permit to exist any lien, charge, encumbrance, easement or restriction upon the Premises, except as specifically permitted by the terms of this Lease.

     6.02 No Transfer of Premises. Landlord shall not sell, lease, mortgage, convey or otherwise transfer any legal, beneficial or equitable interest in the Premises or Landlord, except as specifically permitted, contemplated, or disclosed in the Agreement to Lease, or required by the terms of this Lease, the Agreement to Lease, or the Purchase Option.

     6.03 No Dissolution. Landlord shall not without the prior written consent of Tenant, which consent may be withheld in Tenant's sole discretion, dissolve, liquidate, merge, consolidate or terminate its existence or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) except as specifically permitted or required by the terms of this Lease, the Agreement to Lease, or the Purchase Option.

     6.04 Limitation on Business. At all times throughout the Term, Landlord shall engage in no business other than the ownership, leasing and management of the Premises, together with any activities incidental thereto or required to be conducted by Landlord pursuant to the terms of this Lease, the Purchase Option or the Agreement to Lease.

     6.05 No Voluntary Bankruptcy. Landlord shall not file a voluntary petition in bankruptcy or make a general assignment for the benefit of creditors.

     6.06 Cooperation. Landlord shall at all times cooperate in all reasonable respects and take all actions necessary on its part to obtain and maintain in full force and effect waivers, licenses, permits and governmental approvals which may be necessary to permit Tenant to lease and thereafter to operate the Facility as an assisted living/ independent living facility. In connection with each such application, the Landlord shall furnish Tenant with such existing data and information as may be reasonable and shall use its best efforts to assist in any reasonable way requested by Tenant.


                          ARTICLE 7.

                Additional Covenants of Tenant

     7.01 Maintenance of Existence. During the Term, Tenant agrees to preserve and maintain its existence and good standing.

     7.02 Inventory. During the Term, Tenant agrees to maintain inventory relating to the operation of the Facility in an amount sufficient to operate the Facility in the ordinary course.

     7.03 Licenses and Approvals. Tenant shall secure and keep in effect all material licenses, certifications, and approvals from federal, state, and local governmental and administrative agencies having jurisdiction over Tenant or the Premises required for the continued operation of the Facility by Tenant.

     7.04 Returns, Reports, etc. Tenant shall file all tax returns, plans and filings of any kind or nature which are required to be filed with respect to Tenant's operation of and leasehold interest in, the Facility during the Term.

     7.05 Works Orders; Statements of Deficiencies. Tenant shall provide to Landlord, within ten (10) business days after receipt, copies of any work orders or statements of deficiencies relating to the Premises which are issued by any state department of health or state or local licensure agency, or police or fire department, sanitation, health or work authorities or any other federal, state or municipal authority.

     7.06 Revenues and Expenses. During the Term, Tenant shall have the right to receive all revenues generated by the operation of the Facility and, except as specifically provided otherwise in this Lease, shall be responsible for all expenses arising therefrom.

     7.07 Single Purpose Entity. Tenant shall engage in no business other than the leasing, ownership and operation of the Premises.


                          ARTICLE 8.

                     Compliance with Laws

     8.01 Tenant's Compliance. Except as otherwise provided in this Lease, throughout the Term, Tenant, at its sole cost and expense, shall comply in all material respects with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and officers, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Premises or to the use or manner of use of the Premises ("Applicable Laws"). This undertaking shall not be deemed breached by the existence of routine correctable violations disclosed upon licensure or certification surveys by any federal, state or local governmental authority provided that Tenant proceeds to correct same. Notwithstanding anything herein to the contrary, Tenant shall not be required to make any structural changes or improvements to the Premises.

     8.02 Right To Contest Applicable Laws. Tenant shall have the right, after prior written notice to Landlord, to contest by appropriate legal proceedings conducted in good faith, in the name of Tenant or Landlord or both, the validity or application of any Applicable Laws; provided, that compliance with such Applicable Laws pending the prosecution of any such proceeding would not subject Landlord to civil or criminal liability or fine.

Landlord shall, subject to the foregoing, execute and deliver any appropriate papers which may be necessary or proper to permit Tenant so to contest the validity or application of any such Applicable Laws.

     8.03 Landlord's Compliance. Landlord shall make all structural changes to the Premises necessary to comply with Applicable Laws.


                          ARTICLE 9.

                 Insurance and Indemnification

     9.01 Building Insurance. Tenant, at its sole cost and expense, shall at all times during the Term procure and maintain for the benefit of Landlord and Tenant, a policy of property insurance with such extended coverage as shall from time to time be customary for premises similarly situated in Broward County, Florida, covering the Premises in an amount sufficient to prevent Landlord or Tenant from being or becoming a co-insurer within the terms of the policy in question with an agreed amount clause (which amount shall in no event be less than 80% of the full replacement value of the Premises).

     9.02 Liability Insurance. Tenant shall (from Facility revenues) maintain commercial general liability insurance, including public liability and property damage, with a minimum combined single limit of liability of Three Million Dollars ($3,000,000) in the aggregate and $1,000,000 per occurrence for personal injuries or deaths of persons occurring in or about the Premises.

     9.03 Professional Liability Insurance. Tenant, at its sole cost and expense, shall maintain professional liability insurance customarily issued in connection with assisted living operations in an amount not less than One Million Dollars ($1,000,000).

     9.04 Insurance Criteria. Insurance policies required by this Lease shall:

          (a) be issued by insurance companies of recognized responsibility;

          (b) name the nonprocuring party, the Fee Mortgagee, and other persons or entities reasonably designated by Landlord or Tenant, as the case may be, as additional insureds as their interests may appear; other landlords or tenants may also be added as additional insureds in a blanket policy;

          (c) provide that the insurance not be canceled or materially changed in the scope or amount of coverage unless fifteen (15) days or more advance notice is given to the nonprocuring party;

          (d) be primary policies not as contributing with, or in excess of, the coverage that the other party may carry; and

          (e) be permitted to be carried through one or more of the following:

               (i)       a "blanket policy"; or

               (ii)      "umbrella" coverage ;

     9.05 HUD Financing Insurance Requirements. Tenant shall also maintain any additional insurance as shall be required under the HUD Financing.

     9.06 Evidence of Insurance. By the Commencement Date and upon each renewal of its insurance policies, each party shall give certificates of insurance to the other party evidencing the insurance coverage required under this Article 9.

     9.07 Waiver Of Subrogation. Each of Landlord and Tenant hereby waives any and every claim for recovery from the other for any and all loss or damage of or to the Premises or of or to the contents thereof, or of or to the rents therefrom or the use thereof, whether such loss or damage is due to the negligence of Landlord or Tenant or its respective agents or employees, to the extent that such loss or damage is covered or coverable under a property insurance policy, provided, however, that the aforesaid waiver by any party shall not be effective if such party's insurance policy does not permit or would be invalidated by such waiver.

     9.08 Indemnification.

          (a) Tenant agrees to defend, protect, indemnify and save harmless Landlord from and against all liability to third parties (including but not limited to the officers, agents, contractors, and business associates of Tenant) arising out of
(i) Tenant's use and occupancy of the Premises (other than liability arising with respect to Landlord's failure to perform or observe any of Landlord's obligations under this Lease or any negligence on the part of Landlord), (ii) the negligence or intentional misconduct of Tenant and its servants, agents, employees, contractors, suppliers, workers and invitees, or
(iii) Tenant's failure to perform or observe any covenant or condition required to be performed or observed by Tenant under this Lease.

          (b) Landlord agrees to defend, protect, indemnify and save harmless Tenant from and against all liability to third parties (including but not limited to the officers, agents, contractors, and business associates of Landlord) arising out of (i) Landlord's use, operation and maintenance of the Premises (other than liability arising with respect to Tenant's failure to perform or observe any of Tenant's obligations under this Lease or any negligence on the part of Tenant), (ii) the negligence or intentional misconduct of Landlord and its servants, agents, employees, contractors, suppliers, workers and invitees, or (iii) Landlord's failure to perform or observe any covenant or condition required to be performed or observed by Landlord under this Lease.

          (c) If any claim is asserted or any action is commenced against a party (the "Indemnified Party") in respect of which such Indemnified Party is entitled to seek indemnification hereunder, such Indemnified Party shall give prompt notice to the other party (the "Indemnifying Party"). Such Indemnifying Party shall have the right, with counsel approved by such Indemnified Party (not to be unreasonably withheld), to assume the defense of such claim or action. If the Indemnifying Party shall so assume such defense then it shall not be responsible for the fees of any separate counsel retained by the Indemnified Party. If the Indemnifying Party shall believe that the Indemnified Party is not entitled to indemnification hereunder then the Indemnifying Party shall not be required to assume such defense but if it shall be finally determined by a court of competent jurisdiction that the Indemnified Party is or was entitled to indemnification, then the Indemnifying Party shall also be liable for the counsel fees incurred by the Indemnified Party in connection with such claim or action.


                          ARTICLE 10.

       Party's Right to Perform Other Party's Covenants

     10.01 Landlord's Right To Perform. If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of Article 5, or to take out, pay for, maintain or deliver any of the insurance policies or certificates therefor as provided for in Article 9, or shall fail to make any other payment or perform any other act on its part to be made or performed, Landlord, after providing Tenant with the notice required pursuant to Section 22.01 of this Lease, and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease or from any Default by Tenant and without waiving Landlord's right to take such action as may be permissible under this Lease as a result of such Default, may (but shall be under no obligation to):

          (a) pay any Imposition payable by Tenant pursuant to the provisions of Article 5, or

          (b) take out, pay for and maintain any of the insurance policies provided for in Article 9, or

          (c) make any other payment or perform any other act on Tenant's part to be made or performed as in this Lease provided, and, subject to the entry conditions set forth in
Section 16.02, may enter upon the Premises for any such purpose, and take all such action thereon, as may be necessary therefor.

     10.02 Reimbursement By Tenant. All amounts properly paid by Landlord and all reasonable costs and expenses incurred by Landlord in connection with the performance of any such act shall be paid by Tenant to Landlord not later than thirty (30) days after demand.

     10.03 Tenant's Rights to Perform. If Landlord shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Tenant, after providing Landlord with the notice required pursuant to
Section 22.03 of this Lease and without waiving or releasing Landlord from any obligation of Landlord contained in this Lease or from any Default by Landlord and without waiving Tenant's right to take such action as may be permissible under this Lease as a result of such Default may (but shall be under no obligation to) remedy such default for the account and at the expense of Landlord; provided, however, in the event of an emergency, Tenant may remedy the default immediately and without notice. If the Tenant makes any expenditures or incurs any obligations for the payment of money in connection therewith, such sums paid or obligations incurred shall be paid by Landlord to Tenant upon demand provided that Tenant shall have the right to deduct all such sums from amounts due hereunder other than Base Rent. Notwithstanding anything herein to the contrary, the remedies set forth in this Lease shall not affect in any manner such claim to actual or constructive eviction or other claim for damages or relief to which Tenant may be entitled under Applicable Laws.

                          ARTICLE 11.

            Repairs and Maintenance of the Premises

     11.01 Tenant's Repairs. Throughout the Term, Tenant, at its sole cost and expense shall make all nonstructural repairs necessary to keep the Premises in good order and condition, and repair, reasonable wear and tear, casualty and condemnation excepted. Notwithstanding the foregoing, Landlord shall make all repairs required pursuant to this Section 11.01 to the extent such repairs are needed because of the misconduct or negligence of Landlord, its officers, employees, agents or invitees, and are not covered by the insurance carried by or required to be carried by Tenant hereunder.

     11.02 Landlord's Repairs. Throughout the Term, Landlord, at its sole cost and expense, shall make all structural repairs and replacements necessary to keep the Premises in good order, condition and repair, reasonable wear and tear, casualty and condemnation excepted. Notwithstanding the foregoing, Tenant shall make all repairs required pursuant to this Section 11.02 to the extent such repairs are needed because of the misconduct or negligence of Tenant, its officers, employees, agents or invitees and are not covered by the insurance carried by or required to be carried by Tenant hereunder.

     11.03 Additional Furniture, Furnishings and Equipment. Tenant shall have the right to install additional furniture, furnishings, equipment and machinery on the Premises and in the Facility at its sole expense and not from revenue from the Premises (i.e., in addition to that located in the Facility as of the Commencement Date; hereinafter referred to as "Additional FF&E"), with Tenant retaining the right to remove and/or replace such Additional FF&E from time to time and upon the termination of this Lease, subject to the provisions of
Section 12.02 hereof.


                          ARTICLE t w

                           Surrender

     12.01 Surrender. Except as otherwise provided herein, Tenant shall on the last day of the Term or upon any earlier termination of this Lease (other than upon a closing under the Purchase Option), surrender the Premises to Landlord without delay and in good order, condition and repair, except for (a) reasonable wear and tear; (b) casualty and condemnation; and
(c) alterations as permitted by this Lease. Such surrender shall be free and clear of all lettings and occupancies other than subleases then terminable at the option of the landlord thereof, subleases permitted under this Lease without Landlord's consent (except the Sublease), or subleases to which Landlord shall have specifically consented, and shall be free and clear of all liens and encumbrances other than the Permitted Encumbrances and any liens and encumbrances created or suffered by Landlord.

     12.02 Removal of Furniture, Fixtures and Equipment. Any Additional FF&E may be removed by Tenant at or prior to the termination or expiration of this Lease, provided, however, that the removal thereof will not structurally injure the Premises or necessitate fundamental changes in or repairs to the Premises.

     12.03 Abandonment by Tenant. Any personal property of Tenant or any subtenant, which shall remain in or on the Premises after the termination of this Lease and the removal of Tenant or such subtenant from the Premises, may, at the option of Landlord, be deemed to have been abandoned by Tenant or such subtenant and either may be retained by Landlord as its property or be disposed of in such manner as Landlord may elect, or if Landlord shall give written notice to Tenant to such effect, such property shall be removed by Tenant at Tenant's sole cost and expense. If this Lease shall terminate pursuant to Articles 17 or 18, then, notwithstanding Sections
12.02 and 12.03 Tenant or any subtenant shall have a reasonable time thereafter to remove any personal property of Tenant.

     12.04 Loss or Damage To Property. Landlord shall not be responsible for any loss or damage occurring to any property owned by Tenant, except where such loss or damage arises out of the negligence or willful misconduct of Landlord, its officers, employees or agents.

     12.05     [Intentionally Omitted].

     12.06 Inventory. Notwithstanding anything to the contrary contained in this Article 12, Tenant shall not remove from the Premises at the expiration of the Term or earlier termination of this Lease any inventory of linens, food and medical supplies ("Inventory") at the Facility.

     12.07 Assignment of Rights. Upon the expiration or termination of this Lease for any reason other than consummation of the sale of the Premises to Tenant:

          (a) Tenant and Landlord shall execute and deliver, as assignor and assignee, respectively, an assignment and assumption agreement, pursuant to which Tenant shall assign to Landlord all contracts associated with the ongoing operation of the Facility, other than insurance and contracts for which a third-party consent to assignment is required and which consent has not been obtained;

          (b) All expenses and income arising from the conduct of the business of the Facility in the ordinary course shall be prorated by the parties as of the date of such expiration or termination, in the same manner as prorations were made between Landlord and Tenant as of the Commencement Date pursuant to the Agreement to Lease; and

          (c) All Assets (as defined in the Agreement to Lease) licensed, leased or otherwise transferred to Tenant shall be reassigned to Landlord on the same terms and conditions as they were assigned to Tenant provided such assignment shall transfer all interest of Tenant to Landlord and be subject to appropriate third party and governmental consents.

          In addition to the foregoing, in advance of (and, if not completed, following) the expiration or termination of this Lease for any reason other than consummation of the sale of the Premises to Tenant, Tenant shall cooperate with the Landlord in all respects in causing all Licenses (as defined in the Agreement to Lease) to be reissued or transferred to Landlord or Landlord's designee.

                            ARTICLE 13.
              Alterations, Improvements and Additions

     13.01 Alterations. Subject to compliance with and observance of all of the terms, conditions, covenants and agreements provided for in this Lease, Tenant shall have the right, to be exercised at Tenant's option at any time during the Term of this Lease, and without Landlord's consent, to make alterations, improvements and/or additions, in and to the Premises; provided, however, that:
(i) such alteration, improvement and/or addition is non-structural, does not diminish the value of the Premises and has no material impact on the operation of the Premises; (ii) for improvements in excess of $10,000, Tenant shall furnish to Landlord, prior to the commencement of any such work, a copy of the plans and specifications for such work and the name of the general contractor engaged to perform such work; (iii) Tenant shall have obtained the prior written consent of the holder of any Fee Mortgage if required by the terms of such Fee Mortgage, and (iv) such improvements shall be paid for by Tenant from sources other than revenues of the Premises. Such work shall be performed in accordance with all applicable terms and conditions of any such Fee Mortgage. The Tenant will not be permitted to make any alterations during the three-year term of the lease unless approved in advance by HUD as required by the July 27, 1995, Regulatory Agreement.

     13.02 Compliance with Applicable Laws. All alterations, additions and/or improvements shall be done subject to and in accordance with all Applicable Laws.

     13.03 Cooperation of Landlord. Upon request of Tenant, but at Tenant's sole cost and expense, Landlord shall join in Tenant's application for any building permit or license required in connection with such alteration, improvement and/or addition, and, subject to the prior written consent of the holder of any Fee Mortgage, shall grant such utility easements as may be required in connection therewith.

     13.04 Landlord's Title. Any and all buildings, structures, additions and improvements upon the Land at the expiration or sooner termination of this Lease shall then become property of Landlord and shall be surrendered at that time in accordance with the provisions of Section 12.01. The provisions of this Section shall not apply if Tenant exercises its option to purchase the Premises in accordance with the terms of the Purchase Option.


                            ARTICLE 14.

                               Liens

     14.01 Discharge of Liens. Tenant shall, within fifteen (15) days after receiving notice of any mechanic's lien for material or work claimed to have been furnished to the Premises on Tenant's behalf and at Tenant's request either discharge the lien, or contest in good faith and with due diligence the validity of the lien.

     14.02 Landlord's Discharge. If Tenant does not discharge the lien or commence to contest the disputed lien within such fifteen
(15) day period, Landlord may pay any reasonable amounts to discharge the lien. Tenant shall then be liable to Landlord for the amounts paid by Landlord in accordance with Section 10.02 of this Lease plus reasonable expenses and interest at the applicable legal rate.

     14.03 Consent Not Implied. Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Premises or any part thereof.


                            ARTICLE 15.

                             No Waste

     15.01 No Waste. Tenant shall not do or suffer any waste or damage, disfigurement or injury to the Premises or any part thereof, but this shall not be deemed to prevent alterations, improvements and additions to the Premises permitted pursuant to other provisions of this Lease.


                           ARTICLE 16.

                   Entry on Premises by Landlord

     16.01 Landlord's Entry. Tenant shall permit Landlord and its authorized representatives to enter the Premises at all reasonable times for the purpose of:

          (a)  inspecting the Premises,

          (b) making any necessary repairs thereto and performing any work therein required to be performed by Landlord under this Lease or that Landlord may perform pursuant to Section 10.01 of this Lease on account of Tenant's failure to comply with the terms and conditions of this Lease, or

          (c)  complying with Applicable Laws under Article 8.

          (d) commencing six (6) months prior to the expiration of the Term, showing the Premises to prospective tenants and/or management companies.

Except as otherwise required in this Lease, nothing herein shall imply any duty on the part of Landlord to do any such work.

     16.02 Entry Conditions. Notwithstanding Section 16.01, entry by Landlord onto the Premises is conditioned upon Landlord:

          (a) giving Tenant at least twenty-four (24) hours advance notice, except in an emergency;

          (b) promptly finishing any work for which Landlord or its contractors entered; and

          (c) causing the least practical interference to Tenant's business.

     16.03  Interference with Tenant.  Notwithstanding Sections
16.01 and 16.02:

          (a) if Landlord's entry materially and substantially interferes with the conduct of Tenant's business (and the entry is not needed because of Tenant's negligence or willful misconduct), any amount due Landlord hereunder (other than Base Rent) shall abate in proportion to the extent of the interference; and

          (b) if the Landlord causes damage to Tenant's property, Landlord shall be liable for any damage to the extent the damage is not covered by the insurance carried by Tenant.


                            ARTICLE 17.

                       Damage or Destruction

     17.01 Cancellation Due To Casualty. Notwithstanding anything in this Lease to the contrary, if, at any time during the Term, the Facility shall be destroyed or damaged by fire or any other cause, Tenant shall have the right to terminate this Lease by notice to Landlord in the event that (i) all of the Facility is substantially damaged and the restoration of the premises to its prior-existing condition is in violation of Applicable Laws; (ii) the Net Proceeds (as defined below) on account of such damage or destruction is unavailable or insufficient to repair, replace and rebuild the Premises with buildings, structures, improvements and equipment of equal or better character, quality and condition than existed immediately prior to such occurrence and Landlord fails to fund such deficiency to Tenant's reasonable satisfaction within 90 days of such casualty (such repairs, replacements and rebuilding hereinafter sometimes referred to as the "Restoration Work"); or
(iii) the Fee Mortgagee elects not to make the Net Proceeds available for the Restoration Work and the Landlord fails to fund the amount needed for the Restoration Work. In the event Tenant elects to terminate this Lease pursuant to this Section 17.01, this Lease and the Term shall cease and expire as of the date of such damage or destruction (the "Revised Expiration Date") with the same force and effect as if the Revised Expiration Date were the date originally set forth in this Lease for the expiration of the Term except that Tenant shall have no obligation to repair, replace or rebuild any buildings, structures, improvements or equipment, and the proceeds of all insurance shall be paid to and belong to Landlord, and Landlord shall pay to Tenant the Adjusted Option Payment (as defined in the Option to Purchase), subject to the rights of the holder of any Fee Mortgage. For the purposes of this Section Landlord shall have provided satisfactory evidence of funding for any deficiency in insurance proceeds if Landlord provides (i) evidence to Tenant that such funds are available in cash or other form of liquid investment subject to Tenant's reasonable approval or (ii) a commitment letter from an institutional lender at prevailing rates in the amount of such deficiency with financial and closing terms subject to Tenant's approval.

     17.02 Damage. If, during the Term, the buildings, improvements or the equipment on, in or appurtenant to the Premises on the Commencement Date, or thereafter erected or installed thereon or therein, shall be destroyed or damaged in whole or in part by fire or other cause, and Tenant does not terminate this Lease pursuant to Section 17.01, Landlord shall, except as otherwise hereinafter provided, use the Net Proceeds to promptly repair, replace and rebuild the same with buildings, structures, improvements and equipment of equal or better character, quality and condition than existed immediately prior to such occurrence.

     17.03 Insurance Proceeds. In the event of a loss in excess of $250,000, the proceeds of any insurance applicable to the particular casualty, less any cost and expense incurred in adjusting or collecting such proceeds (hereinafter sometimes referred to as the "Net Proceeds"), shall be deposited in an interest bearing account with a bank or trust company having a capital and surplus of at least $50,000,000, in trust, and such party (hereinafter referred to as the "Trustee") shall make available such Net Proceeds upon the terms and conditions hereinafter set forth. The Net Proceeds shall be disbursed from time to time at the request of and at the direction of Landlord, to the parties whom Landlord may employ to perform the Restoration Work, as same shall progress, or to Landlord, if Landlord shall make or pay for the cost of any Restoration Work, in reimbursement for the fair value of the work and materials actually incorporated in the Premises. Such payments shall be made by such Trustee from time to time, upon the written request of Landlord, by a duly authorized officer of Landlord, which shall be accompanied by a certificate, addressed to the Trustee, and to Landlord and to the holder of any Fee Mortgage, of the architect or engineer in charge of the Restoration Work, setting forth that the amount then requested to be withdrawn either has been paid by Landlord or is properly due to contractors, subcontractors, materialmen, engineers, architects, or other persons who have rendered services or furnished materials in connection with such Restoration Work.
In the event of a loss of less than $250,000, the proceeds of insurance relating thereto shall be assigned or paid directly to Landlord, to be applied by Landlord in accordance with the provisions of this Section 17.03.

     17.04 Insufficient or Excess Net Proceeds. In the event the Net Proceeds shall be insufficient to properly and completely accomplish the entire Restoration Work and Tenant does not elect to terminate this Lease pursuant to Section 17.01 of this Lease, Landlord shall be liable to pay the additional amount required to complete the Restoration Work. If the Net Proceeds shall be in excess of the cost of the Restoration Work, the excess shall be paid to and retained by Landlord.

     17.05 Term Extension. In the event of a casualty, and in the event the Lease is not terminated by Tenant in the instances permitted hereunder, the Term of the Lease shall be extended for the amount of time the Facility is not in operation and the Restoration Work is being performed, plus an additional three (3) months.


                            ARTICLE 18.

                           Condemnation.

     18.01  Cancellation in the Event of a Taking.

          (a) If the Premises shall, in its entirety, be taken in or by condemnation or other eminent domain proceedings (or by conveyance in lieu thereof), this Lease and the Term shall terminate and expire on the earlier of (i) the date of vesting of title in such taking (which date is hereinafter referred to as the "Date of Taking"), and (ii) that date which is 30 days after notice of the taking is received by Landlord (such date of termination and expiration on account of a taking hereinafter referred to as the "Taking Termination Date"), in which case the obligations and liabilities of Tenant under this Lease which have accrued on or prior to the Taking Termination Date.

          (b) Upon the taking of substantially all of the Premises in or by condemnation or other eminent domain proceedings (or by conveyance in lieu thereof), Tenant in its sole and absolute discretion, shall have the right to terminate this Lease by notice to Landlord, which notice shall specify the "Taking Termination Date" and all rights and obligations of Tenant hereunder shall expire and terminate other than obligations and liabilities of Tenant under this Lease which have accrued on or prior to the Taking Termination Date.

          (c) Upon the taking of less than substantially all of the Premises in or by condemnation or other eminent domain proceedings (or by conveyance in lieu thereof), Tenant shall have the right to terminate this Lease by notice to Landlord specifying the Taking Termination Date if such taking materially interferes with Tenant's ability to continue its business operations in substantially the same manner at the Facility as immediately prior to the taking, in which case all rights and obligations of Tenant hereunder shall expire and terminate other than obligations and liabilities of Tenant under this Lease which have accrued on or prior to the Taking Termination Date.

     18.02 Partial Taking. In the event of a taking of a part of the Premises in or by condemnation or other eminent domain proceedings (or by conveyance in lieu thereof) and Tenant does not terminate this Lease pursuant to Section 18.01, this Lease shall continue in full force and effect.

     18.03 Award. If at any time during the Term the whole or any part of the Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain (or by conveyance in lieu thereof), Landlord shall be entitled to and shall receive any and all awards and payments that may be made in any such proceeding. Any award of payment that may be made in any such proceeding, after deducting the reasonable cost and expense incurred in connection with the establishment and collection of such award or payment, is herein called the "Net Award". Notwithstanding anything else in this Section, Tenant may claim and recover from the condemning authority a separate award for furniture, fixtures and equipment paid for by Tenant from its own funds and not from Facility revenues. In the event Tenant closes under the Option to Purchase, Tenant shall receive a credit at closing equal to (i) the amount of the Net Award if the taking will not affect the revenues of the Facility or (ii) an equitable sum mutually agreed to by the parties if the taking will affect the revenues of the Facility.

     18.04 Restoration. If a portion of the Premises shall be taken in or by condemnation or other eminent domain proceedings (or by conveyance in lieu thereof), and this Lease shall not be terminated in accordance with the provisions of Sections 18.01, Landlord shall, to the extent practicable, after any such partial taking, use the Net Award to promptly and diligently commence and complete the Restoration Work for the Premises as nearly as practicable to the condition which existed prior to such partial taking. In the event the Net Award is in excess of $250,000, the Net Award shall be deposited in an interest bearing account in trust with the Trustee, and the Trustee shall make available such Net Award upon the same terms and conditions as set forth in
Section 17.03 substituting "Net Award" for "Net Proceeds" as used therein.

     18.05 Insufficient or Excess Net Award. If the cost of the Restoration Work required to be made by Tenant pursuant to Section
18.04 exceeds the amount of the Net Award, the deficiency shall be deposited by Landlord with the Trustee. Any Net Award remaining after final payment for the cost of Restoration Work shall belong to Landlord, subject to the rights of the holder of any Fee Mortgagee.

     18.06     Fee Mortgagee Retention of Net Award.  If the Fee
Mortgagee shall refuse to release the Net Award for purposes of restoration, the Adjusted Option Payment shall be repaid by Landlord to Tenant.


                            ARTICLE 19.

          Assignments and Subleases Of Tenant's Interest

     19.01  Assignments, etc.

          (a)  Except as otherwise expressly provided for in this
Article 19, during the Term, Tenant shall not assign this Lease or any of Tenant's interest hereunder, nor transfer, assign or sublease all or any part of the Premises, nor suffer or permit the Premises or any part thereof to be used by any person (excluding staff, and residents of the Facility) or entity without in each instance Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

          (b) Notwithstanding anything to the contrary in Section 19.01(a), Tenant may assign or sublease part or all of the Premises without Landlord's consent to:

               (i) any corporation, partnership or other legal entity that controls, is controlled by, or in under common control with, Tenant; or

               (ii) any corporation or other entity resulting from
                    the merger or consolidation with Tenant or to any entity that acquires all of Tenant's assets as a going concern of the business that is being conducted on the Premises, as long as the assignee or subtenant is a bona fide entity and assumes the obligations of Tenant.

          (c) Subleases and assignments by Tenant are subject to the following:

               (i)       the terms of this Lease;

               (ii) the term thereof shall not extend beyond the Term of this Lease;

               (iii) consent to one sublease or assignment does not waive the consent requirement for future assignments or subleases.

          (d) In the event of an assignment in compliance with this Section 19.01, the assignee shall assume all obligations under the Lease and each assignor shall remain fully liable hereunder for all obligations under the Lease.

          (e) Without limiting the above, Landlord consents to the Sublease of even date herewith between Tenant as sublessor, and CareMatrix of Lauderhill I, Inc. as sublessee (the "Sublease").

     19.02 Prohibition on Modification. Tenant shall not modify any residential unit lease or sublease, so as to reduce the rent, shorten the term, or adversely affect in any other respect to any material extent the rights of the landlord thereunder, or permit cancellation or accept the surrender of any such subtenant without the prior written consent of Landlord in each instance, which consent shall not be required to the institution or prosecution of any action or proceedings against such subtenant by reason of a default on the part of such subtenant under the terms of such sublease. Such consent of Landlord shall not be required to cancel any such sublease provided that it is replaced by another sublease which shall qualify hereunder. In addition to being subject and subordinate to the rights of Landlord hereunder, each such sublease shall contain a specific provision to the effect that such sublease may not be modified or amended so as to reduce the rent, shorten the term, or adversely affect in any other respect to any material extent the rights of the landlord thereunder, or be cancelled or surrendered without the prior written consent of Landlord in each instance.


                            ARTICLE 20.

                       Intentionally Omitted


                           ARTICLE 21.

                       Mortgages By Landlord

     21.01 Fee Mortgage. Landlord has heretofore encumbered the Land and the Facility with a mortgage as more particularly described on Exhibit D. Any such mortgage or other security device now or hereafter encumbering all or any part of the Landlord's interest in the Premises is herein called a "Fee Mortgage" and the holder of any such mortgage or other security device is herein called a "Fee Mortgagee". Except as otherwise expressly provided for in this Lease, during the Term Landlord shall not further finance the Premises, or otherwise encumber the Premises or Landlord's interest in this Lease or the revenues derived therefrom and shall not grant any further mortgages, liens or other similar security devices in respect of the Premises or Landlord's interest in this Lease or amend, lengthen or modify such Fee Mortgage or the terms or conditions thereof without in each instance obtaining Tenant's prior written consent, to be granted in Tenant's sole discretion.

     21.02  Subordination.  Subject to the provisions of Section
21.03:

          (a) this Lease and the rights of Tenant hereunder shall be and are hereby expressly made subject to and subordinate at all times to the lien of each Fee Mortgage, and to all amendments, modifications, renewals, extensions, consolidations and replacements thereof; and

          (b) such subordination shall be automatic and shall require no further action by Landlord or Tenant for its effectiveness.

     21.03 Nondisturbance. Notwithstanding the provisions of Sections 21.01 and 21.02, this Lease and the rights of Tenant hereunder shall not be subordinate to the lien of any Fee Mortgage, other than the HUD Financing, unless the Fee Mortgagee shall execute and deliver to Tenant a nondisturbance agreement substantially in the form of Exhibit E or such other form which is not less favorable to Tenant and as to which Tenant has no reasonable objection (a "Qualifying Subordination, Non-Disturbance and Attornment Agreement"). Tenant agrees to execute and return any Qualifying Subordination, NonDisturbance Agreement within twenty (20) days of its receipt thereof.

     21.04 Subordination of Fee Mortgage. Notwithstanding anything to the contrary contained herein, any Fee Mortgagee may subordinate its Fee Mortgage to this Lease by sending Tenant notice in writing subordinating such Fee Mortgage to this Lease, and Tenant agrees to execute and deliver to such Fee Mortgagee an instrument consenting to or confirming the subordination of such Fee Mortgage to this Lease within twenty (20) days of its receipt of such notice.

     21.05 Payments By Tenant on Behalf of Landlord. Except as provided otherwise in this Lease, Landlord hereby covenants to pay all principal and interest payments and all mortgage insurance, reserve fund and other payments when and as due under each Fee Mortgage affecting the Premises and to keep same current at all times. If there shall be a default by Landlord in the payment of either the principal, interest, mortgage insurance, reserve fund payments or any other amount due under any Fee Mortgage affecting the Premises, Tenant shall have the right to pay the amount so in default, and the reasonable costs and expense, if any, of any foreclosure action or other suit or proceeding instituted by the Fee Mortgagee upon such default, and upon making such payment Tenant shall, in addition to other remedies, be entitled to offset and deduct the amount so paid from the Base Rent due hereunder until the amount of such payment shall have been repaid therefrom by Landlord to Tenant. Landlord agrees to request the servicer of the HUD Financing to provide a copy of all notices provided to Landlord under the HUD Financing to Tenant at the same time such notice is provided to Landlord.


                            ARTICLE 22.

                              Default

     22.01 Events of Default. Each of the following shall be a default by Tenant and a breach of this Lease (sometimes collectively called "Defaults", and each individually called a "Default"):

          (a) Tenant's failure to pay any Base Rent when due, and such failure continues uncured for a period of three (3) business days after Tenant receives notice from Landlord of such payment default;

          (b) Tenant's failure to perform or observe any other Tenant obligation for a period of thirty (30) days after Tenant receives notice from Landlord setting forth in reasonable detail the nature and extent of the failure and identifying the applicable Lease provision(s), or in the event such performance cannot reasonably be completed within such thirty (30) day period with reasonable diligence, Tenant's failure to in good faith commence such performance within such thirty (30) day period and thereafter diligently pursue such performance to completion;

          (c) Tenant's failure to vacate or stay any of the following within ninety (90) days after they occur;

               (i)       a petition in bankruptcy is filed by or
                         against Tenant;

               (ii)      Tenant is adjudicated as bankrupt or
                         insolvent;

               (iii) a receiver, trustee, or liquidator is appointed for all or a substantial part of Tenant's property; or

               (iv) Tenant makes a general assignment for the benefit of creditors.

          (d)  Tenant's filing of a petition in bankruptcy.

          (e) An Event of Default by Tenant under the Agreement to Lease or Purchase Option.

Notwithstanding anything to the contrary in Section 22.01(c), any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, shall not constitute a Default pursuant to the terms of this Article, unless such proceeding, action or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease or Optionee under the Option to Purchase.

     22.02  Landlord's Remedies.

          (a) If Tenant commits a Default, Landlord may, at its option, at any time during the continuation of such Default, give written notice to Tenant stating that this Lease and the Term hereby demised has expired and terminated. Upon the giving of such notice, this Lease and the Term hereby demised, and all rights of the Tenant hereunder, shall expire and terminate as if that date were the date herein definitely fixed for the termination of the Term of this Lease, and the Tenant hereof shall quit and surrender the Premises. In such event, Tenant shall provide such notices to and file such applications with governmental agencies and otherwise cooperate with Landlord to obtain all permits, licenses, authorizations and approvals required under Florida and federal law in order for Landlord to resume operation of the Facility after the termination of this Lease.

          (b) Upon the termination of this Lease as provided in subparagraph (a) above: (i) Landlord or Landlord's agents and employees may re-enter the Premises by action or proceeding at law, and may repossess the same, subject to any notice or waiting period and/or governmental approval process established or required under applicable federal or state licensure and/or certification regulations pertaining to a change of licensee or ownership of the Facility and in any event in a manner which ensures the safe transfer of the care and control of the residents in the Facility; and (ii) Tenant shall thereupon pay to Landlord Base Rent due under this Lease when due and payable from and after the period commencing on the date of such termination. Notwithstanding the foregoing, Landlord shall be obligated to mitigate its damages hereunder and any amounts which Landlord receives as a result of such mitigation shall be applied against Base Rent payable hereunder.

     22.03 Landlord's Default. The following shall be a default by Landlord and a breach of this Lease ("Default"): Landlord's failure to perform or observe any of its Lease obligations after a period of thirty (30) days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure after receiving notice from Tenant. The notice required hereunder shall give in reasonable detail the nature and extent of the failure and identify the Lease provision(s) containing the obligation(s). After Tenant receives notice of a Fee Mortgagee's name and address and request for notice upon Landlord's Default, Tenant shall provide the notice required by this Section to the Fee Mortgagee at the same time Tenant gives notice to Landlord. If Landlord commits a Default, Tenant may terminate this Lease and/or pursue any remedies given in this Lease or under Applicable Law.

     22.04 No Waiver. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

     22.05 Cumulative Remedies. Each right and remedy provided for in this Lease shall be cumulative and, except as provided herein, shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord or Tenant of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not, except as provided herein, preclude the simultaneous or later exercise by the party in question of any or all other rights or remedies provided for in this Lease or, except as provided herein, now or hereafter existing at law or in equity or by statute or otherwise.


                           ARTICLE 23.

                          Quiet Enjoyment

     23.01 Quiet Enjoyment. Tenant, upon paying the Base Rent and other amounts due hereunder and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the Term without hindrance or molestation by anyone claiming by, through or under Landlord as such, subject, however, to the exceptions, reservations and conditions of this Lease.


                            ARTICLE 24.

                       Estoppel Certificates

     24.01 Tenant's Certificate. Tenant shall, without charge, at any time and from time to time, within fifteen (15) days after request by Landlord, certify by written instrument, duly executed, acknowledged and delivered, to Landlord, or any other person, firm or corporation specified by Landlord:

          (a) that this Lease is unmodified and in full force and effect, or, if there have been any modifications, that the same is in full force and effect as modified and stating the modification;

          (b) whether or not there are then existing any set-offs or defenses against the enforcement of any of the agreements, terms, covenants hereof and any modifications hereof upon the part of Tenant to be performed or complied with, and, if so, specifying the same;

          (c) the dates, if any, to which any amounts of rent hereunder have been paid in advance;

          (d)  the date of expiration of the current Term;

          (e)  the rent then payable under this Lease; and

          (f)  such other items reasonably requested by Landlord.

     l fac Landlord's Certificate. Landlord shall, without charge, at any time and from time to time, within fifteen (15) days after request by Tenant certify by written instrument, duly executed, acknowledged and delivered, to the effect that this Lease is unmodified and in full force and effect (or if there shall have been modifications that the same is in full force and effect as unmodified and stating the modifications) the dates to which the Base Rent have been paid, the date of expiration of the Term, the Base Rent then payable under this Lease, such other items reasonably requested by Tenant and stating whether or not Tenant is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the person executing such certificate may have knowledge.


                            ARTICLE 25.

                             Disputes

     25.01 Arbitration Procedure. For disputes subject to arbitration under Section 25.03 that are not resolved by the parties within ten (10) days after either party gives notice to the other of its desire to arbitrate the dispute, the dispute shall be settled by binding arbitration by the American Arbitration Association in accord with its then prevailing rules. Judgment upon the arbitration award may be entered in any court having jurisdiction. The arbitrators shall have no power to change the Lease provisions. The arbitration panel shall consist of three arbitrators, one of whom must be a real estate attorney actively engaged in the practice of law for at least the last five (5) years and one of which must be a health care consultant with at least five (5) years experience. Both parties shall continue performing their Lease obligations pending the award in the arbitration proceeding. The arbitrators shall award the prevailing party reasonable expenses and costs including reasonable attorneys' fees pursuant to Section 26.10 plus interest on the amount due at Reference Rate (as defined in Section 26.14 hereof) or the maximum rate then allowed by Applicable Law, whichever is less.

     25.02 Payment. The losing party shall pay to the prevailing party the amount of the final arbitration award. If payment is not made within ten (10) business days after the date of the arbitration award is no longer appealable, then in addition to any remedies under the law:

          (a) if Landlord is the prevailing party, it shall have the same remedies for failure to pay the arbitration award as it has for Tenant's failure to pay the Base Rent; and

          (b) if Tenant is the prevailing party, it may deduct any remaining unpaid award from any payment due hereunder other than Base Rent.

     25.03 Disputes Subject To Arbitration. The following disputes are subject to arbitration:

          (a) any disputes that the parties agree to submit to arbitration; and

          (b) the amount of any abatement of Base Rent or adjustment to the Purchase Price because of damage or condemnation.


                            ARTICLE 26.

                        General Provisions

     26.01 Severability. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     26.02 Notices. All notices required to be given hereunder shall be given in writing to the appropriate party or parties at the following addresses:

To the Landlord:         Unicom Partnership, Ltd.
                    5500 Northwest 69th Avenue
                    Lauderhill, Florida 3319
                    Attention:  Stanley Rosenthal
                         Bruce B. Litwer

To Tenant:               Chancellor of Lauderhill, I, Inc.
                    197 First Avenue
                    Needham, Massachusetts 02194
                    Attention:  General Counsel

With a copy to:               Christopher J. Donovan, Esq.
                    McDermott, Will & Emery
                    75 State Street
                    Boston, Massachusetts  02109

or at such other place as such party may designate in writing to the other party. All notices shall be deemed to have been delivered (a) upon delivery if hand-delivered, (b) on the next business day after deposit with a recognized overnight courier, or
(c) on the date shown on the return receipt if delivered by registered mail, return receipt requested.


     26.03 Waiver of Jury Trial. The parties hereto waive a trial by jury of any and all issues arising in any action or proceeding between them or their successors under or connected with this Lease or any of its provisions, any negotiations in connection therewith, or Tenant's use or occupation of the Premises.

     26.04 Consent of Landlord. Unless otherwise expressly stated herein, where any provision of this Lease requires the consent or approval of Landlord, Landlord agrees that Landlord will not unreasonably withhold or delay such consent or approval. Where any provision of this Lease requires Tenant to do anything to the satisfaction of Landlord, Landlord agrees that Landlord will not unreasonably refuse to state Landlord's satisfaction of such action by Tenant.

     26.05 Payments Under Protest. In case of any dispute between Landlord and Tenant with respect to the amount of money payable by Tenant to Landlord under the provisions of this Lease, Tenant shall be privileged to make payment under protest and, in such event, shall be privileged to assert and prosecute a claim or claims for the recovery of the sum, or any part thereof, that shall have been so paid by Tenant under protest.

     26.06 No Oral Modification. All prior understandings and agreements between the parties are merged within this agreement, which together with the Agreement to Lease and the Purchase Option fully and completely sets forth the understanding of the parties; and this Lease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.

     26.07 Covenants To Bind and Benefit Respective Parties. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, its permitted successors and assigns.

     26.08 Captions and Table of Contents. The captions of this Lease are for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease. The table of contents preceding this Lease but under the same cover is for the purpose of convenience and reference only and is not to be deemed or construed in any as part of this Lease, nor as supplemental thereto or amendatory thereof.

     26.09 Memorandum of Lease. Landlord and Tenant agree to execute concurrently with the execution of this Lease and to cause to be recorded in the public records of Broward County, Florida a memorandum of this Lease substantially in the form of Exhibit F.

     26.10 Attorneys' Fees. In any litigation between the parties regarding this Lease, the losing party shall pay to the prevailing party all reasonable expenses and court costs including attorneys' fees incurred by the prevailing party. A party shall be considered the prevailing party if:

          (a) it initiated the litigation and substantially obtains the relief it sought, either through a judgment or the losing party's voluntary action before arbitration (after it is scheduled), trial, or judgment.

          (b) the other party withdraws its action without substantially obtaining the relief it sought; or

          (c) it did not initiate the litigation and judgment is entered for either party, but without substantially granting the relief sought.

     26.11 Waiver. The failure of either party to exercise any of its rights is not a waiver of those rights. A party waives only those rights specified in writing and signed by the party waiving its rights.

     26.12 Governing Law; Venue. This Lease shall be governed by the laws of the state of Florida. The parties agree that any action hereunder may be brought in the State or Federal courts of the State of Florida.

     26.13 Business Days. Business days means Monday through Friday inclusive, excluding holidays. Throughout this Lease, wherever "days" are used the term shall refer to calendar days. Wherever the term "business days" is used the term shall refer to business days.

     26.14 Reference Rate. Reference Rate means, at any time, the rate of interest per annum then most recently published in the Wall Street Journal as the Prime Rate. For purposes of this Lease, each change in any interest rate due to a change in the Reference Rate shall take effect on the effective date of the change in the Reference Rate. The Reference Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

     26.15  Time.   Time is of the essence hereto.

     26.16 Relationship of the Parties. This Lease creates no joint venture, agency, partnership or other relationship between the parties, other than that of landlord and tenant.

             [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

               Tenant:   CHANCELLOR OF LAUDERHILL I, INC.
Witness:


                         By:  ______________________________
                              Its



               Landlord: UNICOM PARTNERSHIP LTD.
                         By its general partner
Witness:


                         By:  ______________________________
                         Name:
                                        Title:

                         INDEX OF EXHIBITS


Exhibit                      Description


Exhibit A                    Legal Description

Exhibit B                    Excluded Assets

Exhibit C                    Permitted Encumbrances

Exhibit D                    Current Mortgage

Exhibit E                    Qualifying Subordination, Non-
                             Disturbance and Attornment Agreement

Exhibit F                    Memorandum of Lease





































                   OPTION TO PURCHASE AGREEMENT


                             THIS OPTION TO PURCHASE AGREEMENT (the
"Agreement") is made effective as of the 1st day of July, 1997, by and between Chancellor of Lauderhill I, Inc., a Delaware corporation having an address of 197 First Avenue, Needham, Massachusetts 02194 ("Optionee) and Unicom Partnership Ltd., a Florida limited partnership with its principal place of business at 5500 Northwest 69th Avenue, Lauderhill, Florida 33319 ("hereinafter referred to as the "Optionor").

                            WITNESSETH

                             WHEREAS, Optionor is the owner of the
Forest Trace at Inverrary (the "Facility") situated on land more particularly described in Schedule "A" attached hereto; and

                             WHEREAS, Optionor, as lessor, and
Optionee, as lessee, have entered into a certain Lease of even date herewith (the "Lease") pursuant to which Optionor will lease the Facility to Optionee and Optionee will lease the Facility from Optionor upon the terms and conditions and for the term set forth in the Lease; and

                             WHEREAS, Optionee desires an option to
purchase and acquire the Facility and certain tangible and intangible assets used in connection therewith and Optionor desires to grant such option to Optionee.

                             NOW, THEREFORE, for good and valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, Optionor hereby grants to Optionee the option hereinafter provided on the terms and conditions hereafter contained.

I.                           DEFINITIONS

                             The following terms have the following
meanings when used herein:

                             1. "Agreement to Lease" shall mean
that certain Agreement to Lease by and among Optionor and Optionee, and CareMatrix of Lauderhill I, Inc.

                             2. "Assets" shall have the meaning
ascribed to such term in the Agreement to Lease.

                             3. "Contaminants" shall have the
meaning ascribed to such term in the Agreement to Lease.

                             4."HUD Financing" shall have the
meaning ascribed to such term in the Lease.

                             5. "Infectious Wastes" shall have the
meaning ascribed to such term in the Agreement to Lease.

                             6. "Landlord" shall have the meaning
ascribed to such term in the Lease.

                             7."Lease Year" shall have the meaning
ascribed to such term in the Lease.

                             8."Other Property" shall mean the
Assets other than the Assets relating to the Facility.

                             9. "Permitted Encumbrances" shall mean
the permitted liens set forth on Schedule "B" attached hereto.

                             10."Person" shall have the meaning
ascribed to such term in the Agreement to Lease.

                             11. "Property" shall mean (a) the
Assets relating to the Facility, and (b) the Records and Plans relating to the Facility.

                             12. "Real Estate" shall have the
meaning ascribed to such term in the Agreement to Lease.

                             13."Real Estate and Casualty Reserves"
shall have the meaning ascribed to such term in the Lease.

                             14."Replacement Reserves" shall have
the meaning ascribed to such term in the Lease.

                             15. "Records and Plans" shall have the
meaning ascribed to such term in the Agreement to Lease.

                             16."Tenant" shall have the meaning
ascribed to such term in the Lease.

                             17. Other terms are defined in the
text as they appear.

                             Capitalized terms not otherwise
defined herein have the meaning set forth in the Lease or Agreement to Lease.

II.                          OPTION

                             A.Grant of Option

                             Subject to the terms and conditions
hereinafter set forth, Optionor hereby gives and grants to Optionee the exclusive right and option (hereunder called the "Option") to purchase and acquire the Property.

                             B.Option Payment

                             Optionee shall contemporaneously with
the Closing under the Agreement to Lease, pay Optionor a payment of $4,500,000 in consideration for the grant of the Option (the"Option Payment"). In the event Optionee elects to exercise the Option provided herein, the Option Payment shall be applied against payment of the Purchase Price (as hereinafter defined). In the event Optionee does not elect to exercise the Option, Optionor shall retain the Option Payment except in those instances specifically provided for herein or in the Agreement to Lease.

                             C.Exercise of Option

                             1. Optionee may exercise the Option at
any time within ninety (90) days prior to the end of the Lease Term (the "Option Exercise Period").

                             2. Exercise of the Option shall be
accomplished by giving an Option Notice in the form attached hereto as Exhibit A within the Option Exercise Period.

                             3. Upon exercise of the Option,
Optionor shall be obligated to assign, transfer and convey to Optionee the Property (including good and clear record and marketable fee simple title to the Real Estate subject only to the Permitted Encumbrances) on the terms, conditions and provisions set forth herein.

                             D. Purchase Price

                             1.The purchase price for the Property
(the "Purchase Price"), payable in full at Closing subject to the adjustments set forth in this Agreement, shall be equal to the sum of (a) the outstanding principal and accrued and unpaid interest on the HUD Financing as of Closing (the "HUD Balance") plus (b) the product of eight and three quarters (8) multiplied by the Cash
Flow (as defined below) generated from operations at the Property during the third year of the Lease, (as extended as permitted by the Lease), plus (c) an amount of Six Hundred Thousand Dollars ($600,000) plus (d) extraordinary mortgage amortization from and after the date hereof. The Option Payment and HUD Balance shall be a credit against the cash payable to Optionor at Closing.

                             In the event of a casualty at the
Property, the period used to calculate Cash Flow shall be either
(i) the last twelve (12) months of the Lease Term (as extended thereunder) excluding the period of time any revenue producing portion of the Facility is not in operation as a result of a casualty, plus the first three (3) months thereafter or (ii) the third year from the period prior to such casualty annualized for twelve months, whichever period of time produces a greater Cash Flow amount.

                             Notwithstanding anything contained
herein to the contrary, the Cash Flow amount used to calculate the Purchase Price shall be subject to an adjustment to "normalize" income resulting from any assisted living units being converted to independent living units. "Normalize" as used herein shall mean the amount determined by multiplying (A) the number of months of vacancy related to the units converted in the twelve month period used for the purposes of calculating Cash Flow by the average monthly rate for similar units in the Property, by (B) forty percent (40%).

                             "Cash Flow" as defined herein shall
mean the "Profit Before Depreciation" of the Facility (as computed on HUD form 92410(7/91) or any subsequent replacement of that form or if said form(s) are not available, computed under the same principles as that form), less principal amortization under the HUD Financing and reduced for (i) interest actually incurred on the HUD Financing in excess of the amount reflected on such form during the period referenced above and (ii) an additional amount of $400,000.00. The Lease shall have no impact on the computations hereunder unless expressly provided therein.

                             E.Place and Date of Closing

                             The purchase of the Property shall be
consummated (the "Closing") at the office of McDermott, Will & Emery in Miami, Florida, or at such other place as Optionee and Optionor may agree, on the date set forth in Optionee's Option Notice (the "Closing Date"), which Closing Date shall be not less than sixty (60) days and not more than one hundred twenty (120) days after delivery of the Option Notice; provided, however, in no event shall the Closing Date be earlier than 120 days after the third (3) year anniversary of the Lease Commencement Date (as such date is permissibly extended under the Lease due to a casualty).

                             F.Conduct of Optionor Prior to Closing

                             The Optionor covenants and agrees
that, during the period from the Expiration Date of the Lease through the Closing Date: (i) Optionor's Business, the Real Estate and the Assets shall be operated in the ordinary course of business and in a manner consistent with Optionor's past practice; (ii) no sale, disposition, removal or encumbrance of any furniture, fixtures or equipment located at any of the Real Estate shall be made without the approval of Optionee other than replacements of similar quality due to obsolescence in the ordinary course of business; (iii) no decrease shall be made in the usual rates charged to residents at the Facility without the approval of Optionee or otherwise permitted pursuant to the Management Agreement; (iv) the Optionor shall use its best efforts to preserve the business operation of Optionor's Business and to preserve for the Optionee the goodwill of the Facility's suppliers, residents in the Facility, and others having business relations with the Facility; and (v) the Optionor shall use its best efforts to retain the services of the Facility's current management-level and professional employees and to maintain existing staffing patterns at the Facility.

III.                         CLOSING PURSUANT TO THIS OPTION

                             A. Optionor's Deliveries at Closing

                             At the Closing, Optionor shall execute
(if applicable) and deliver each of the following, each in form reasonably satisfactory to Optionee:

                             1.a recordable special warranty deed
executed by Optionor, conveying good and clear record and marketable fee simple title to the Real Estate to Optionee or its nominee, subject only to the Permitted Encumbrances;

                             2.a bill of sale in the form of
Exhibit B attached hereto executed by Optionor transferring, and warranting that each Optionor is transferring all of such Optionor's interest in all Property other than the Real Estate to Optionee or its nominee;

                             3.all maintenance, operations,
development, leasing, management, construction, equipment and miscellaneous contracts, and an assignment thereof and all warranties applicable thereto to Optionee or its nominee which Optionee elects to have assigned to it within thirty (30) days prior to the Closing;

                             4.all certificates of occupancy, and
any other permits, licenses or approvals in the possession or under the control of any of the Optionor necessary to permit the lawful use and occupancy of the Property in its then current use and an assignment thereof to Optionee or its nominee (except to the extent previously furnished by Optionor to Optionee);

                             5.such other deeds, assignments, other
instruments of transfer and conveyance as Optionee may reasonably request for the purpose of accomplishing and consummating the transfer of the Property to Optionee;

                             6.all documentation reasonably
necessary to evidence the due authorization and enforceability of all Closing documents delivered by Optionor at Closing;

                             7.customary No Lien and Possession
affidavits, FIRPTA affidavit and other customary documents and affidavits; and

                             8.the Settlement Statement; and

                             9.the pre-Closing Payables and
Delinquent Resident Accounts as required under Section III.E below.

                             B. Optionee's Deliveries at Closing

                             At the Closing, Optionee shall execute
(if applicable) and deliver each of the following:

                             1.
                             Such portion of the Purchase Price in
                             bank or cashier's check or by wired
                             funds as is required hereunder.

                             2.
                             The Settlement Statement.

                             C. Costs

                             Optionor shall pay all transfer taxes,
including, but not limited to, deed stamps. Optionee shall pay the cost of any title examination and title insurance premium. All other closing costs shall be borne by the party which customarily absorbs the same pursuant to conveyancing practice in the State of Florida. Each party shall pay the fees and expenses of any attorneys retained by such party.

                             D. Fee Mortgages

                             Optionee shall either assume the HUD
Balance at Closing, in which case such HUD Balance (exclusive of any assumption fee which Optionee shall pay) shall be applied to the Purchase Price so that Optionee shall receive a credit for such sum or (ii) provide funds equal to the HUD Balance to Optionor. In the event Optionee elects to assume the HUD Financing, Optionor agrees to cooperate and take all actions reasonably requested by Optionee in connection with such assumption. In the event Optionee does not assume the HUD Financing, Optionor shall use such portion of the Purchase Price to discharge the HUD Financing provided Optionee shall pay any prepayment charges in connection with the discharge of the HUD Financing. Optionee acknowledges that the HUD Financing cannot be prepaid before August 1, 2000.

                             E. Adjustments and Prorations

                             1.Real Estate Tax Reserves, Casualty
Reserves, Mortgage Insurance Premiums and Replacement Reserves shall be credited to Optionor. In addition, the parties will make other customary adjustments and prorations for real estate and tangible personal property taxes, Rent, the Inventory (at cost), building supplies, utilities, payroll, benefits and the interest on the HUD Balance for the month of the closing. Tax prorations will be based on the current period bill, if available, or, if not available based on the prior period bill with a post-closing adjustment when the current period bill is received.

                             2. Trade Payables.  At the Closing,
the Optionor shall provide Optionee with a true and complete listing of all of the known outstanding trade payables and accrued expenses of the Optionor relating to the Facility (the "Pre-Closing Payables") identifying the amount of Pre-Closing Payables as of a date not more than fifteen (15) days prior to the Closing.

                             3. Delinquent Resident Accounts.  At
the Closing, the Optionor shall provide Optionee with a true and complete listing, as of a date not more than fifteen (15) days prior to the Closing, of any resident or residents at the Facility who are delinquent in the payment of their bills.

                             4. Other Closing Adjustments.  All
expenses attributable to the operation of the Property (measured on an accrual basis) and all income (measured on an accrual basis) through 11:59 p.m. on the day before the Closing shall be for the account of the Optionor. Thereafter, such income and expense shall be for the account of Optionee. Except as otherwise expressly provided in this Agreement, the Optionor shall remain responsible for all accounts payable, and shall be entitled to all accounts receivable, through 11:59 p.m. on the day before the Closing. In effecting the proration, the Optionor shall be credited for items of expense paid in advance and debited for items of expense accrued but not paid for as of the Closing. In addition, in effecting the proration, Optionee shall receive a credit for all deposits and advance payments relating to services to be provided to residents of the Facility after the Closing. In addition, on or about the Closing, the Optionor shall cause final utility meter readings to be made for all utilities serving the Real Estate and the Optionor shall pay or cause to be paid all final bills rendered from such meter readings.

                             F.Conditions Precedent to Closing

                             1. The following shall be express
conditions precedent to Closing and to the obligation of the Optionee to pay the Purchase Price as above provided (the "Closing Conditions"), and are for the sole benefit of the Optionee and may be waived by Optionee in whole or in part in its sole discretion:

                             a.No breach or default by Optionor
having a material adverse effect on the Facility shall have occurred under this Agreement beyond any applicable grace periods.

                             b.All representations and warranties
of Optionor herein shall be and remain true, correct and complete in all material respects as of the Closing unless the failure of such representation and warranty to be true is a result solely of acts or omissions of Optionee, and Optionor shall have delivered such affidavits and statements dated as of the Closing as Optionee may require so certifying.

                             c.Optionor shall have delivered all
items required pursuant to Section III.A., hereof.

                             d.Optionee shall have received (i) a
good and sufficient special warranty deed running to Optionee or its nominee, and said deed shall convey a good and clear record and marketable fee simple title thereto, subject only to the Permitted Encumbrances, and (ii) a commitment for an ALTA title insurance policy, dated as of the Closing Date, issued by a national title insurance company acceptable to Optionee which shall not contain any exceptions other than the Permitted Encumbrances (or encumbrances directly and exclusively granted by Optionee).

                             G.Remedies

                             1. In the event that Optionee shall
have exercised the Option hereunder and Optionor shall fail to perform any material covenant hereunder or to satisfy or cause to be satisfied any Closing Condition following thirty (30) days written notice from Optionee (during which time the terms of the Option, the Lease and Agreement of Lease shall continue as if no such failure had occurred), then, the Closing shall be extended for ninety (90) days and Optionor shall use best efforts to perform such covenant or satisfy such Closing Condition. In the event that the above-referenced ninety (90) day period shall have expired and Optionor shall have been unable after using best efforts to perform such covenant or satisfy such Closing Condition, then Optionee shall have the following rights and remedies, at its sole election:

                             a.To revoke the exercise of the Option
and terminate this Agreement, in which case all obligations of the parties hereto shall cease, the Option Payment shall be returned to Optionee and this Agreement shall be void and without recourse to the parties hereto; provided, however, that for the failure of a Condition Precedent constituting the violation by Optionor of the representations and warranties in Section V.5 (unless caused by Optionor), V.7 (unless caused by Optionor), V.8 (unless breach relates to title to the Property, is uninsured and, materially adversely affects the operation of the Property), V.9 or V.10, Optionee shall only be entitled to receive such portion of the Option Payment as is equal to the following amount: (i) the Option Payment less (ii) Facility revenue retained by Optionee as Tenant under Section 4.02 of the Lease plus (iii) 8% per annum on such net amount (i.e. the difference between (i) and (ii)) through the date of payment to Optionee (the "Adjusted Option Payment"); otherwise Optionee shall be paid the Option Payment, or

                             b.To seek specific performance of
Optionor's obligations hereunder.

                             2. In the event that Optionee shall
have exercised the Option hereunder and shall fail to pay to the party designated by Optionor the Purchase Price at Closing, and Optionor shall have fully performed all covenants and satisfied all Closing Conditions, then Optionor's sole and exclusive remedy in lieu of all other rights of Optionor at law or in equity (and Optionor hereby waives any such rights) shall be to terminate this Agreement and retain the Option Payment as liquidated and agreed final damages (it being agreed that it would be impractical or extremely difficult to fix the actual damages resulting therefrom).


IV.                          CASUALTY AND CONDEMNATION

                             1.In the event the Property is damaged
or destroyed so as to permit Tenant to terminate the Lease pursuant to Article 17 thereof, and Optionee so terminates, the Adjusted Option Payment shall be paid to Optionee, all obligations of the parties shall cease, and this Agreement shall be void without recourse to the parties hereto.

                             2.In the event the Property is damaged
or destroyed and this Agreement is not terminated, this Agreement and the Lease shall remain in full force and effect, and the Closing hereunder shall, at Optionee's election, be extended for the period of time set forth in Section 17.05 of the Lease.

                             3. If there is any taking, so as to
permit the Tenant to terminate the Lease pursuant to Article 18 thereof, and Optionee so terminates the Lease, all obligations of the parties hereto shall cease, the Adjusted Option Payment shall be paid to Optionee and this Agreement shall be void and without recourse to the parties hereto.

                             4. If any part of the Property is
taken and this Agreement is not terminated pursuant to the Lease, then, in the event of a Closing hereunder, the Purchase Price shall be (i) reduced by the amount of the award or compensation received by Optionor on account of the taking if the taking does not affect the revenue of the Facility or (ii) reduced by an equitable sum mutually agreed to by the parties if the taking affects the revenue of the Facility.

V.                           REPRESENTATIONS AND WARRANTIES

                             Optionor's Representations and
Warranties.

                             Optionor hereby covenants, represents,
warrants to and agrees with Optionee that the following shall be true and correct as of the Closing:

                             1. Organization, Power and Standing.
Optionor is a limited partnership duly organized, validly existing and in good standing as such under the laws of the State of Florida, and has all requisite power and authority, corporate and otherwise, to execute, deliver and perform this Agreement.

                             2. Authorization and Enforceability.
This Agreement has been duly authorized, executed and delivered by Optionor, constitutes the legal, valid and binding obligation of Optionor and is enforceable against Optionor in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws of general applicability governing the enforcement of the rights of creditors or by the general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                             3. Compliance with Charter Documents.
The execution, delivery and performance of this Agreement by Optionor and the consummation by Optionor of the transactions contemplated hereby will not violate or conflict with or constitute a default under any term of the Partnership Agreement of Optionor.
Schedule 5.1.3 attached to the Agreement to Lease are true and complete copies of Optionor's Partnership Agreement, as of the date of this Agreement.

                             4. No Breach, Etc.  The execution,
delivery and performance of this Agreement will not conflict with or result in a breach of or default by Optionor under any material term, condition, or provision of any order, writ, injunction, decree, contract, agreement, or instrument to which Optionor is a party or by which the Property are or may be bound which default would have a material adverse affect on the Property, will not result in the creation or imposition of any lien, charge, or encumbrance of any nature upon the Property, and will not give to others any interest or rights in, or with respect to the Property unless such right is fully protected by Optionee's title insurance.


                             5. Compliance With Laws.  Neither the
execution and delivery of this Agreement by Optionor nor the consummation by Optionor of any transaction contemplated hereby does or will violate or give rise to any violations or defaults under any Legal Requirement (as defined in the Agreement to Lease). The Property is not in violation of any Legal Requirement (unless such violation was caused by Optionee) or any outstanding covenants of any Permitted Encumbrances, and there exists no condition or event pertaining to the Property, which after notice or lapse of time, or both, would be held so to violate or to give rise to any such default. Optionor has not received any notice, and Optionor has no knowledge, of any impending order or requirement which would cause additional expenditures to be made to bring the Property into compliance with Legal Requirements or any such outstanding covenants.

                             6. Intentionally Omitted.

                             7.Environmental Matters.  Except to
the extent disclosed in the Agreement to Lease, Optionor is not subject to any type of enforcement action or compliance order for any violation or alleged violation of any environmental laws, rules, standards or regulations, including, but not limited to, those related to waste-management, air pollution control, waste-water treatment or noise abatement. Optionor has not received any notice or citation for noncompliance by it with respect to any of the foregoing relating to the Property or has any knowledge of any circumstance which could reasonably be expected to result in any such enforcement action or compliance order. To the best of Optionor's knowledge:

                             a.There are no Contaminants which have
at any time been generated, transported, disposed of, recycled or otherwise handled in any way by Optionor or others in or about any of the Real Estate, except as occurs in the ordinary course of the lawful operation of an assisted living/independent living facility in the State of Florida.

                             b.There are no locations in or about
any of the Real Estate where Contaminants or Infectious Wastes from the operation of the Property have been disposed of.

                             c.There has been no prior use
(including uses by any predecessor) of any of the Real Estate whereby Contaminants were at any time located on or contained within the Facility or the Real Estate, except as occurs in the ordinary course of the lawful operation of an assisted living/independent living facility in the State of Florida.

                             d.There are no past or continuing
releases of Contaminants from the Real Estate, except as occurs in the ordinary course of the lawful operation of an assisted living/independent living facility in the State of Florida.

                             e.Optionor has not been notified that
any person's health has or may have been impaired (including any past or present employee) as the result of the use, existence or disposal of Contaminants or Infectious Wastes on the Real Estate.

                             f.All Infectious Wastes have been
stored, transported and disposed of in accordance with all laws, licensure and certification standards applicable to Optionor and the Facility.

                             g.There are no underground storage
tanks at the Real Estate, nor have any such storage tanks been removed from the Real Estate.

                             8.Litigation.  There is no litigation,
at law or in equity, or any proceeding before or investigation by any federal, state or municipal court, board or other governmental or administrative agency or any arbitrator, against Optionor in connection with the operation of the Facility or otherwise affecting the Real Estate or the Assets, pending or, to the best of each Optionor's knowledge, threatened or any reasonable factual basis therefor, except for such of the foregoing as are described in Schedule C attached hereto which would have a material adverse effect on the operation of the Facility. No judgment, decree or order of any federal, state or municipal court, board or other governmental or administrative agency or any arbitrator has been issued against Optionor which has a material adverse effect on the operation of the Facility.

                             9.Optionor has no knowledge of any
material pending or proposed municipal betterments for which a lien could be imposed on the Premises.

                             10.There are no condemnation
proceedings pending, or, to the best of each Optionor's knowledge, proposed or threatened against all or any part of the Property which would have a material adverse effect on the operation of the Facility.

                             11.No Misrepresentations.  Optionor
has not made an untrue statement of material fact which has a material adverse effect on the operation of the Facility in any representation or warranty by Optionor or in any instrument, certification or statement furnished to Optionee nor has Optionor omitted to state a material fact necessary to make the statements contained herein or therein not misleading.

                             Optionee's Representations and
Warranties.

                             Optionee hereby represents, covenants
and warrants to and agrees with Optionor that the following shall be true and correct as of the Closing:

                             1.Organization, Power and Standing.
Optionee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, partnership and otherwise, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Optionee shall be qualified to do business in the State of Florida as of the Closing Date.

                             2.Authorization and Enforceability.
This Agreement has been duly authorized, executed and delivered by Optionee constitutes the legal, valid and binding obligation of Optionee and is enforceable against Optionee in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws of general applicability governing the enforcement of the rights of creditors or by the general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                             3. Compliance with Charter Documents.
The execution, delivery and performance of this Agreement by Optionee and the consummation by Optionee of the transactions contemplated hereby will not violate or conflict with or constitute a default under any term of the Articles of Incorporation or By-laws of Optionee.

                             ac No Breach, Etc.  The execution,
delivery and performance of this Agreement will not conflict with or result in a breach of or default by Optionee under any material term, condition, or provision of any order, writ, injunction, decree, contract, agreement, or instrument to which Optionee is a party or any applicable law.

                             5. Litigation.  There is no
litigation, at law or in equity, or any proceeding before or investigation by any federal, state or municipal court, board of arbitrator, against Optionee, pending (or, to the best of Optionee's knowledge, threatened or any reasonable factual basis therefor), which might materially and adversely affect the legality or validity of this Agreement or the transactions contemplated thereby.

VI.                          1.Indemnification of Optionee.

                             Optionor shall defend, indemnify and
hold harmless Optionee and any affiliate of Optionee against all damages, civil and criminal monetary penalties, losses and reasonable expenses, including any reasonable attorneys' and other professional fees (hereinafter referred to collectively as "Liabilities") in connection with any matter arising out of or related to any of the following (solely to the extent not covered by insurance): (a) any audit or investigation by any governmental authority or administrative agency (whenever conducted) concerning the operation of the Facility or any other Assets relating to the Facility by Optionor prior to the Closing or any amounts paid to Optionor with respect to any period prior to the Closing; any assessments, adjustments (including rate adjustments) or offsets made against Optionee or the Facility or other Assets relating to the Facility as a result of such an audit or investigation or in connection with the recovery by any governmental authority or administrative agency of any overpayments made to Optionor for services performed prior to Closing or any depreciation recapture applicable to the period prior to Closing; (b) any reasonable costs of defense of, and any judgment against Optionee with respect to, any litigation relating to the operation of the Assets relating to the Facility prior to the Closing; (c) any suit, claim or proceeding of any nature seeking to recover damages for personal injury, death or property damage due or alleged to be due to occurrences in connection with the operation of the Assets relating to the Facility prior to the Closing; and (d) any other liability, damage, cost, claim, expense or assessment asserted against Optionee or the Assets relating to the Facility as a result of, or with respect to, Optionor's ownership or operation of the Assets relating to the Facility prior to the Closing.

                             2.Indemnification of Optionor

                             Optionee shall defend, indemnify and
hold harmless Optionor and any affiliate of Optionor against all damages, civil and criminal monetary penalties, losses and reasonable expenses, including any reasonable attorneys' and other professional fees (hereinafter referred to collectively as "Liabilities") in connection with any matter arising out of or related to any of the following (solely to the extent not covered by insurance): (a) any audit or investigation by any governmental authority or administrative agency (whenever conducted) concerning the operation of the Facility or any other Assets relating to the Facility by Optionee after the Closing or any amounts paid to Optionee with respect to any period after the Closing; any assessments, adjustments (including rate adjustments) or offsets made against Optionor or the Facility or other Assets relating to the Facility as a result of such an audit or investigation or in connection with the recovery by any governmental authority or administrative agency of any overpayments made to Optionee for services performed after the Closing or any depreciation recapture applicable to the period after the Closing; (b) any reasonable costs of defense of, and any judgment against Optionor with respect to, any litigation relating to the operation of the Assets relating to the Facility after the Closing; (c) any suit, claim or proceeding of any nature seeking to recover damages for personal injury, death or property damage due or alleged to be due to occurrences in connection with the operation of the Assets relating to the Facility after the Closing; and (d) any other liability, damage, cost, claim, expense or assessment asserted against Optionor or the Assets relating to the Facility as a result of, or with respect to, Optionee's ownership or operation of the Assets relating to the Facility after the Closing.

VII.                         MISCELLANEOUS

                             A. Successors and Assigns

                             All of the terms and provisions hereof
shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

                             B. Governing Law

                             This Agreement shall be governed and
construed in accordance with the laws of the State of Florida.

                             C. Headings

                             Headings at the beginning of each
numbered Article and Section of this Agreement are solely for the convenience of reference of the parties and are not a part of this Agreement.

                             D.Attorneys' Fees

                             If a breach or default by either party
shall occur, the breaching or defaulting party agrees to pay all costs, expenses and charges, including reasonable attorneys' fees, which may be incurred by the other in the enforcement of its rights pursuant to this Agreement.

                             E. Equitable Remedies

                             In the event of a breach or threatened
breach of this Agreement by Optionor, the remedy at law in favor of Optionee may be inadequate, and Optionee, in addition to all other rights which may be available to it, shall accordingly have the right of specific performance in the event of any breach, or injunction in the event of any threatened breach, of this Agreement by Optionor.

                             F. Counterparts

                             This Agreement may be executed in two
or more counterparts, each of which shall be an original but all of which shall together constitute one and the same agreement.

                             G.Severability

                             Every provision of this Agreement is
intended to be severable. In the event that any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable, and such unenforceable provision shall be deemed reformed so as to give maximum permissible effect to the intention of the parties as expressed herein.

                             H. Amendment

                             This Agreement can be modified or
rescinded only by a writing expressly referring to this Agreement and signed by all of the parties.

                             I.Memorandum of Option

                             Optionor and Optionee each agree that
neither will record or file this document in any public office or Registry of Deeds but will record a memorandum hereof to provide the public with notice of the existence hereof. Optionee shall pay the cost of recording of such memorandum.

                             J.Notices

                             All notice, report, demand or other
instrument authorized or required to be given or furnished under this Agreement shall be deemed given or furnished (i) when addressed to the party intended to receive the same, at the address of such party set forth below and delivered at such address, by hand to such party or (ii) when received if deposited in the United States mail as first class registered or certified mail, return receipt requested, postage paid; the return receipt shall be conclusive evidence of delivery. The addresses of the parties are as follows:

                             Optionor:Unicom Partnership, Ltd.

                             5500 Northwest 69th Avenue
                             Lauderhill, Florida 33319
                             Attn:  Stanley Rosenthal

                             with a copy to:Bruce B. Litwer
                             5500 Northwest 69th Avenue
                             Lauderhill, Florida 33319

                             Optionee:
                             Chancellor of Lauderhill I, Inc.
                             197 First Avenue
                             Needham, Massachusetts 02194
                             Attn:  General Counsel

                             with a copy to:Christopher J. Donovan,
Esq.
                             McDermott, Will & Emery
                             75 State Street, Suite 1700
                             Boston, Massachusetts  02109

Either party may change the address to which any such notice, report, demand or other instrument is to be delivered or mailed, by furnishing written notice of such change to the other party.

                             K.Assignment of Rights.

                             Subject to any HUD approval, if
applicable, Optionee shall be entitled to assign its right to exercise the Option granted herein to (i) any entity controlled by, controlling or under common control with Optionee or any entity to which Optionee can assign the Lease or (ii) a real estate investment trust or similar financing entity (a "REIT") in connection with the financing of the purchase of the Property and the lease of the Property from the REIT to Optionee or an affiliate thereof, provided that Optionee shall give notice to Optionor of any such assignment or (iii) to any other party with the consent of Optionor exercised in its sole discretion.

                             L.No Further Encumbrance.  Between the
date hereof and the expiration of the Option Exercise Period, no contract for or on behalf of or affecting any portion of the Property shall be negotiated or entered into by Optionor which cannot be terminated without charge, cost, penalty, or premium, and Optionor shall not enter into any lease for, or further encumber (except any approved financing due to a casualty under the Lease), any portion of the Property.
























             [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

                             IN WITNESS WHEREOF, the parties have
executed this Agreement as of the date first set forth above.

                             Optionee:
                             CHANCELLOR OF LAUDERHILL I, INC.
Witness:


                             By:______________________________
                             Name:
                             Title:



                             Optionor:
                             UNICOM PARTNERSHIP LTD.
                             By its general partner


                             By:_____________________________
                             Name:
                             Title:

                  INDEX OF EXHIBITS AND SCHEDULES


                             ExhibitDescription

                             AOption Notice
                             BBill of Sale



                             ScheduleDescription

                             ALegal Description of Real Estate
                             BPermitted Encumbrances
                             CLitigation
                            SCHEDULE A

                 LEGAL DESCRIPTION OF REAL ESTATE
                            SCHEDULE B

                      PERMITTED ENCUMBRANCES
                            SCHEDULE C

                            LITIGATION
                             EXHIBIT A

                           OPTION NOTICE



                                                             (date)

(to Optionor or successor)
address


Ladies and Gentlemen:

                             Reference is made to the Option to
Purchase Agreement dated ________, ____ (the "Option") between Unicom Partnership Ltd., a Florida limited partnership having an address of 5550 Northwest 69th Avenue, Lauderhill, Florida 33319 ("Optionor") and Chancellor of Lauderhill I, Inc. a Delaware corporation having an address of 197 First Avenue, Needham, Massachusetts 02194 ("Optionee"). The undersigned is the holder of Optionee's interest in the Option.

                             Pursuant to Section II.B. of the
Option you are advised that the Option is hereby exercised.

                             The date for closing of the
transaction shall be ____________________.

                             Please refer to the Option with
respect to your obligations in preparation for settlement.

                             Very truly yours,



                             _________________________
                             (holder of Option)

                             EXHIBIT B

                           BILL OF SALE



















































                      JOINT VENTURE AGREEMENT

     THIS JOINT VENTURE AGREEMENT ("Agreement") is made as of
September 24, 1997, by and between NEWALL ASSISTED LIVING, LTD., a Florida limited partnership ("Newall"), and CHANCELLOR OF
LAUDERHILL II, INC., a Delaware corporation ("Chancellor").


                             ARTICLE I

              ORGANIZATION AND PURPOSES OF THE VENTURE

     Section 1.1 Formation. The Venturers hereby form a Joint Venture Partnership (the "Venture") which shall be a general partnership under the Florida Revised Uniform Partnership Act, as amended (the "Act"). The Venturers' rights and obligations and the Venture's status, administration and determination shall be governed by the Act, to the extent not inconsistent with the provisions of this Agreement. If there is any conflict between the provisions of this Agreement and the provisions of the Act, the provisions of this Agreement shall control to the extent permitted by law.

     Section 1.2  Name. The name of the Venture shall be "NEWALL-
CHANCELLOR 69TH AVENUE ASSOCIATES".

     Section 1.3 Place of Business. The Venture's executive offices and initial principal place of business shall be located at 5500 Northwest 69th Avenue, Lauderhill, Florida 33319. The
Venture's principal place of business may be changed to such other place as the Executive Committee (hereinafter defined) may designate from time to time to the Venturers upon not less than ten
(10) days' prior written notice.

     Section 1.4 General Purposes. The general business purpose of the Venture shall be to acquire title to certain real property consisting of approximately four and two-tenths (4.2) acres of vacant land located in Lauderhill, Broward County, Florida, and more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Property") and to develop and construct an assisted living project to be comprised of approximately one hundred twenty (120) beds (the "Project") on the Property. For the avoidance of doubt, this Agreement, the Venture and the business of the partnership formed between the Venturers shall be limited to the aforementioned activities at the Project and the Property and shall not extend to any other activity, development or site. The parties acknowledge that upon the mutual agreement of the Venturers, at any time prior to December 31, 1997, another parcel of real property may be substituted for the Property (the "Substitute Property"), in which event, all references in this Agreement to the term "Property" shall thereafter be deemed to refer to the Substitute Property.

     Section 1.5 Specific Purposes and Objectives. In furtherance of the foregoing general purposes, the parties intend (in the name of the Venture) to acquire, own, develop, improve, maintain, operate and/or lease the Project and the Property.

     Section 1.6 Fulfillment of Purposes. The parties intend to fulfill their business purposes by working together utilizing their financial strength, management experience, and operations, real estate development and marketing expertise.

     Section 1.7 Term. The term of this Agreement shall be from the date of this Agreement until December 31, 2047, unless sooner terminated as provided herein (the Term").

     Section 1.8 Assignment of Contract Rights. It shall be a condition precedent to the commencement of the Term of the Venture that Newall, Chancellor and CareMatrix of Massachusetts, Inc. ("CareMatrix," which term shall include its nominee), as the case may be, shall assign or transfer (as the case may be) to the Venture, and the Venture shall assume from Newall, Chancellor and CareMatrix, as the case may be, all of their right, title and interest in and to the following (the "Contract Rights"): (i) the Property; and (ii) all plans and surveys, soil tests, construction contracts, architect/engineer agreements, governmental permits and approvals, appraisals, environmental site assessments, and all other rights, permits, information, records and documentation concerning or otherwise affecting the Project, to the extent the same are assignable. If said conditions precedent are not satisfied within one hundred twenty (120) days from the date of this Agreement, the parties shall mutually agree upon a revised schedule for such assignment, transfer and acceptance. The Venture shall be responsible for the payment of all costs and expenses incurred in connection with the Contract Rights (the "Contract Obligations"). The Contract Obligations (including, but not limited to, payment of the "Agreed Value" as hereinafter defined) of the Property) shall be payable by the Venture to Newall, Chancellor, CareMatrix, or the appropriate third party, as the case may be, at the time of, and from, the first advance under the Project Financing (as hereinafter defined) for the Project.

     Section 1.9 Other Agreements. Simultaneously with the execution of this Agreement, (i) the Venture and Chancellor shall enter into the Lease Agreement (as defined hereinbelow) for the Project, (ii) the Venture and CareMatrix shall enter into the Development Agreement (as defined hereinbelow), (iii) the Venture and Stanley Rosenthal (or his nominee) shall enter into the Management Agreement (as hereinafter defined), (iv) the Venture and Stanley Rosenthal (or his nominee) shall enter into the Services Agreement (as defined hereinbelow), and (v) the Venture and Chancellor shall enter into the Option Agreement (as defined below).

     Section 1.10  Other Business. Except as provided in Section
4.6 hereof, this Agreement shall not prohibit any Affiliate of a Venturer from conducting other business or activities not related to the Venture, and no such Affiliate shall be accountable to the Venture or the other Venturers in connection therewith, whether or not such other business or activities, directly or indirectly, compete with the business of the Venture. Further, no Venturer shall be liable or accountable to the Venture or the other Venturers for failure to disclose or make available to the Venture any business opportunity that such Venturer or its Affiliate becomes aware of in its capacity as a Venturer or otherwise.

     Section 1.11 Title to Property. All real and personal property owned by the Venture shall be owned by the Venture as an entity and no Venturer shall have any ownership interest in such property in such Venturer's individual name or right, and each Venturer's interest in the Venture shall be personal property. Except as otherwise provided in this Agreement, the Venture shall hold all of its real and personal property in the name of the Venture and not in the name of any Venturer.

     Section 1.12 Payment of Individual Obligations. The Venture's credit and assets shall be used solely for the benefit of the Venture, and no asset of the Venture shall be transferred or encumbered for or in payment of any individual obligation of any Venturer.

     Section 1.13 Execution of Documents. Forthwith upon the execution of this Agreement, the Venturers shall take or shall procure that the Venture or the Venturers' respective Affiliates take, the following steps:

     (a) completion of all formalities and payment of all fees necessary to constitute the Venture as a Florida general partnership;

     (b) the payment of the initial Capital Contributions referred to in Section 6.1;

     (c) the nomination of the Venturer's respective representatives on the Executive Committee which shall initially be those set forth on Schedule 1.13(c);

     (d) the filing of a Statement of Partnership Authority, in form acceptable to the Venturers, with the Secretary of State for Florida; and

     (e) the ratification by the Executive Committee of all acts, expenditures, contracts and commitments heretofore undertaken, incurred or entered into by either of the Venturers on behalf of the Venture and in furtherance of the venturers business.


                            ARTICLE II

                       DEFINITIONS AND TERMS

     Section 2.1 Definitions. For purposes of this Agreement, unless the context indicates otherwise, the following terms shall have the meanings assigned to them in this Article II.

          (a) "Adjusted Capital Account Deficit" means (for federal income tax purposes) with respect to any Venturer the deficit balance, if any, in such Venturer's capital account as of the end of any tax year after giving effect to the following adjustments:

               (i) Credit to such capital account the sum of (i) any amount which such Venturer is obligated to restore to such capital account pursuant to any provision of this Agreement, plus
(ii) an amount equal to such Venturer's share of Minimum Gain as determined under Regulation 1.704-2(g)(1) and such Venturer's share of Partner Nonrecourse Debt Minimum Gain as determined under Regulation 1.704-2(i)(5), plus (iii) any amounts which such Venturer is deemed to be obligated to restore pursuant to Regulation 1.704-1(b)(2)(ii)(c); and

               (ii)  Debit to such capital account the items
described in Regulation 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

          (b) "Affiliate" shall mean any Person who is, on the date of this Agreement, or may hereafter become: (i) any shareholder, officer or director of either Venturer; and (ii) any individual, corporation, partnership or other entity which either directly or through one or more intermediaries, controls, is controlled by, or is under common control with, either Venturer, or for whom any other affiliate of a Venturer is a director, officer, shareholder or general partner. An individual or entity which, either alone or pursuant to an arrangement or understanding with one or more other individuals or entities (a) owns, controls or has the power to vote (including by proxy) greater than fifty percent (50%) of any class of voting securities of an entity or who determines in any manner the election or appointment of a majority of the directors thereof, or (b) has the power or practical ability to exercise controlling influence over the management or policies of such entity, shall be deemed to be in control of such entity.

          (c) "Agreed Value" shall mean the Fair Market Value of the Property as of the date of this Agreement as mutually agreed upon by the Venturers or, if no such agreement has been reached within sixty (60) days of the date of this Agreement, the Agreed Value shall be the Fair Market Value of the Property as of the date of this Agreement as determined by the Independent Expert and such determination shall be binding upon the Venturers.

          (d) "Budget" shall mean the budget of expected capital and operating expenditure, including marketing expenditure in respect of the business of the Venture, as shall be adopted by the Executive Committee for each fiscal year of the Venture.

          (e) "Building Contract" shall mean the contract or contracts to be entered into by the Venture for the construction of all or any part of the Project and/or for the performance of any other works or services in connection with the construction of the Project.

          (f) "Capital Account" shall mean the capital account of each Venturer maintained and determined pursuant to Article VII of this Agreement.

          (g) "Capital Contributions" shall mean the total amount of money and the Fair Market Value of property actually contributed by each Venturer to the Venture and acceptable to the Venture pursuant to the terms of this Agreement.

          (h) "Capital Transactions" shall mean the occurrence of any of the following events, to the extent that any such event is attributable to capital in accordance with generally accepted accounting principles: (i) a sale of all or part of the property or assets of the Venture outside the ordinary course of business; (ii) a mortgage or mortgage refinancing covering, in whole or in part, the property or assets of the Venture; (iii) the condemnation of the property of the Venture, in whole or in part; or (iv) the receipt by the Venture of proceeds realized from title or fire or extended coverage insurance covering the Venture's property, to the extent that such proceeds exceed the amounts expended for repairing or restoring the property with respect to which the proceeds are received and any fees or expenses incurred in connection with the adjustment of such loss or in connection with such repair or restoration.

          (i) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (j) "Development Agreement" shall mean that certain turnkey development agreement by and between the Venture and CareMatrix pursuant to which CareMatrix will supervise the development and construction of the Project.

          (k) "Distributable Cash Flow" of the Venture shall mean all cash and cash equivalents of the Venture from all sources, on hand as of the last day of the period of determination thereof prior to any distribution to the Venturers and after payment of all then due expenses of operating and managing the Venture's business (including payments for capital improvements and replacements) and after payment of all then due debts and liabilities of the Venture [including the Project Financing and any Chancellor Loan (as hereinafter defined)] and any prepayments of debts and liabilities of the Venture that the Executive Committee elects to make and after establishment of any reserves deemed necessary by the Executive Committee for (i) the repayment of any debts or liabilities of the Venture; (ii) the working capital requirements of the Venture; and (iii) any contingent or unforeseen liabilities of the Venture.

          (l) "Fair Market Value" shall mean such value as shall be agreed between the Venturers or (if they shall fail to agree within sixty (60) days of notice from either party to the other) as determined by an Independent Expert.

          (m) "Independent Arbitrator" shall mean an independent lawyer with not less than ten (10) years of experience in commercial property and assisted living facilities, appointed by agreement between the Venturers or if the Venturers are unable to agree within seven (7) days of the date on which either Venturer receives notice that such appointment is necessary, each of the Venturers shall select an Independent Arbitrator who shall, in turn, select a third Independent Arbitrator who shall serve as the Independent Arbitrator for purposes hereof. The Venturers shall supply the Independent Arbitrator with such information as the Independent Arbitrator shall request. The Venturers shall be entitled to make submissions to the Independent Arbitrator.

          (n) "Independent Expert" shall mean an independent MAI appraiser located in Broward County, Florida, appointed by agreement between the Venturers or if the Venturers are unable to agree within seven (7) days of the date on which either Venturer receives notice that such appointment is necessary, each of the Venturers shall select an Independent Expert who shall, in turn, select a third Independent Expert who shall serve as the Independent Expert for purposes hereof. The Venturers shall supply the Independent Expert with such information as the Independent Expert shall request. The Venturers shall be entitled to make submissions to the Independent Expert and the Independent Expert's costs shall be borne by the Venture.

          (o) "Independent Mediator" shall mean an independent lawyer with not less than ten (10) years of experience in commercial property and assisted living facilities, appointed by agreement between the Venturers or if the Venturers are unable to agree within seven (7) days of the date on which either Venturer receives notice that such appointment is necessary, each of the Venturers shall select an Independent Mediator who shall, in turn, select a third Independent Mediator who shall serve as the Independent Mediator for purposes hereof. The Independent Mediator shall act as an expert and not as an arbitrator and the Venturers shall supply the Independent Mediator with such information as the Independent Mediator shall request. The Venturers shall be entitled to make submissions to the Independent Mediator and the Independent Mediator's costs shall be borne by the Venture.

          (p) "Lease Agreement" shall mean that certain lease agreement by and between the Venture, as lessor, and Chancellor, as lessee, with respect to the leasing of the Project.

          (q) "Management Agreement" shall mean that certain management agreement pursuant to which Stanley Rosenthal (or his nominee) shall provide operational management and marketing services for the Project prior to completion thereof.

          (r) "Option Agreement" shall mean that certain option to purchase agreement by and between the Venture and Chancellor pursuant to which Chancellor shall have the option to purchase the Project.

          (s) "Percentage Interest" shall mean the percentage ownership interest of a Venturer in the Venture, which for each Venturer shall be equal to fifty percent (50%).

          (t) "Person" shall mean an individual, partnership, limited liability company, limited liability partnership, corporation, trust and any other association or legal entity.

          (u) "Principal Contract" shall mean any contract which is material to the acquisition, ownership, development, improvement, maintenance, management, operation, leasing, project financing, marketing, or disposition of any of the Venture Properties, including the Building Contract, the Development Contract, the Management Agreement and the Services Agreement.

          (v) "Project Financing" shall mean the construction financing and permanent financing for the development and construction of the Project.

          (w) "Services Agreement" shall mean that certain services agreement by and between the Venture and Stanley Rosenthal (or his nominee) pursuant to which Stanley Rosenthal (or his nominee) shall provide construction consulting services to the Project.

          (x) "Transfer" shall mean any disposition of a venture Interest by a Venturer (including, without limitation, gifts, sales, assignments, pledges, encumbrances, bequests and all other dispositions) whether voluntary or involuntary, or by court order or by operation of law.

          (y) "Venture Interest" of a Venturer shall mean such Venturer's right, title and interest in the Venture and all of such Venturer's rights and obligations with respect thereto, as set forth in or referred to in this Agreement.

          (z) "Venture Properties" shall mean the Property and any other assets or property, real or personal, tangible or intangible, contingent or otherwise which is owned by the Venture.

          (aa) "Venturer" shall mean Newall and Chancellor and their respective permitted assignees.

          (bb) "Venturers" shall mean collectively Newall and Chancellor and their respective permitted assignees.

     Section 2.2  Terms Generally.  For all purposes of this
Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or entity may require.

          (b) The words "herein, "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;
and

          (c) The words "including" and "include" and other words of similar import shall be deemed to be followed by the phrase
"without limitation."


                            ARTICLE III

                  REPRESENTATIONS AND WARRANTIES

     Section 3.1 Representations and Warranties. Newall represents and warrants to Chancellor, and Chancellor represents and warrants to Newall as follows; provided that reference in this Section to "each party" shall mean only Chancellor with respect to the representations and warranties of Chancellor and only Newall with respect to the representations and warranties of Chancellor:

          (a) Newall represents that it is a limited partnership, duly organized, validly existing and in good standing under the laws of Florida, and Chancellor represents that it is a corporation, duly organized, validly existing and in good standing under the laws of Delaware and is duly authorized to do business and in good standing as a foreign corporation in the State of Florida.

          (b) Each party has the full partnership or corporate, as applicable, power and authority to execute, deliver and perform this Agreement and each of the agreements contemplated to be executed by it by this Agreement and such execution, delivery and performance has been duly authorized by all necessary partnership or corporate, as applicable, action on the part of each party.
This Agreement has been duly executed by each party and constitutes the legal, valid and binding obligation of each party, enforceable in accordance with its terms.

           (c) Neither the execution, delivery nor performance by each party of this Agreement or any of the agreements contemplated to be executed by it by this Agreement, will (i) conflict with or result in a violation of the limited partnership agreement or articles of incorporation of such party, (ii) conflict with or result in a violation of any law, statute, regulation, judgment, decree or other determination of governmental authority applicable to such party, (iii) require any consent or authorization or filing with or any other act by or in respect of any governmental authority except as contemplated by this Agreement, or (iv) result in a breach of or constitute a default under any mortgage, lease, agreement, indenture, instrument or undertaking to which such party is a party or by which it or any of its properties are bound.

          (d) None of the representations of each party contained herein is untrue or misleading in any material respect. Each party knows of no fact which materially and adversely affects the business, operations, prospects or condition, financial or otherwise, of such party which could have a material adverse effect on the Venture and which has not been disclosed to the other
Venturer in writing.

          (e) That it shall use its best efforts to obtain all licenses, consents and approvals required under the laws of Florida, necessary to enable it to enter into this Agreement and carry out its obligations pursuant to this Agreement or as contemplated by this Agreement ("Obligations");

          (f) That it is not in default under any agreement or instrument of indebtedness nor is it a party to nor has it been threatened with any litigation or other proceedings such as might materially and adversely affect its ability to perform its Obligations;

          (g) That throughout the Term it shall not carry on or be engaged or interested in any other business or venture, except for business or ventures related to the business of the Venture;

          (h) That it has not made a material misstatement of, or failed to disclose to the other Venturer, any known material fact which would materially affect the decision of the other Venturer to enter into this Agreement or acquire and develop the Property as the case may be;

          (i) The Venturers acknowledge to each other that the Venture may engage and rely upon third party professionals who will perform services with regard to the Project and the business of the Venture (including, but not limited to, title, environmental, planning, zoning, stability or other problems or adverse covenants, or third-party interests). Each Venturer shall have the benefit of any and all warranties, causes of action and opinions received from such professionals, regardless of whether or not such professionals were originally engaged by Newall or Chancellor, provided that the fees of such professional were paid or reimbursed by the Venture. Except as set forth in this Agreement, neither Venturer is relying upon the other as to the feasibility of the Project or the business of the Venture.


                            ARTICLE IV

                      DEVELOPMENT OF PROJECT

     Section 4.1 Development of the Project. Subject to the terms and conditions hereof, and in furtherance of the purposes of the Venture as set forth in Sections 1.5 and 1.6, Newall and Chancellor intend jointly and exclusively through the Venture to acquire, construct, develop, improve, maintain, manage, operate and/or lease the Project.

     Section 4.2 Site Plan. Upon approval by both of the Venturers, attached hereto as Schedule 4.2 will be a proposed preliminary site plan of development for the Project as presently contemplated by the Venturers (the "Site Plan"). The Venturers recognize that this plan of development shall evolve or change over time as circumstances may dictate, including approvals by all applicable governmental authorities, site limitations and development requirements, and such other matters as may be determined by the Executive Committee.

     Section 4.3 Other Opportunities. Neither Venturer shall be obligated to present, offer or otherwise extend to the other Venturer, any development or business opportunity of which it becomes aware, whether related to assisted/independent living facilities or otherwise, wherever located.

     Section 4.4 Development of Other Properties. Except as provided in Section 4.6 hereof, notwithstanding anything contained herein to the contrary, each of Newall and Chancellor shall, and their Affiliates, parents and subsidiaries will, be free to and have the absolute right to pursue, develop, acquire and operate any property or business operations.

     Section 4.5 Additional Agreements. (a) Except as otherwise expressly provided in this Agreement, neither party, nor any of its Affiliates, shall have any authority to bind or act for, or assume any obligations or responsibility on behalf of, any other party hereto or any of its Affiliates or the Venture. No party to this Agreement or any of its Affiliates shall, by virtue of executing this Agreement, be responsible or liable for any indebtedness or other obligation of the other party hereto or any of its Affiliates incurred or arising either before, on or after the execution of this Agreement.

          (b) Except as expressly provided in this Agreement, this Agreement shall not be construed to create any duty or obligation on the part of either party hereto or any of its Affiliates, or any other person employed by, related to or in any way affiliated with either party or any of its Affiliates to disclose or offer to the other party, or obtain for the benefit of the other party or its Affiliates, any other business activity, investment opportunity, or venture or other interest therein, or to create on the part of either party hereto (i) any claim, right or cause of action against the other party hereto or any other person employed by, related to or in any way affiliated with, either of the parties by reason of any direct or indirect investment or other participation, whether active or passive, in any other activity or venture or interest therein, or (ii) any right to any such activity or venture or interest therein or the income or profits derived therefrom.

     Section 4.6 Restrictions on Venturers. (a) Except as set forth in Schedule 4.6(a) hereof neither Newall nor any Affiliate of Newall shall, directly or indirectly, during the Term (i) develop, acquire, own, manage, operate, control or participate in any manner in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, principal, consultant, agent or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any business, venture or activity involving a nursing home, assisted living, residential care, personal care, senior housing or subacute care facility operating within a radius of seven (7) miles from the Project, or (ii) recruit or otherwise seek to induce any employee of the Project, to terminate his or her employment or violate any agreement with or duty to his/her employer, or hire any such employee, or (iii) solicit or encourage any Person who is a customer, resident or supplier of the Project to terminate its relationship with such Project. For purposes of clause (ii) above, a person shall not be deemed to be an employee of the Project if s/he is not an employee of the Project at any time within the six
(6) month period prior to the date such person is recruited, engaged or hired by Newall, or any Affiliate of Newall.

     (b) Except as set forth in Schedule 4.6(b) hereof neither Chancellor nor any Affiliate of Chancellor shall, directly or indirectly, during the Term (i) develop, acquire, own, manage, operate, control or participate in any manner in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, principal, consultant, agent or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any business, venture or activity involving a nursing home, assisted living, residential care, personal care, senior housing or subacute care facility operating within a radius of seven (7) miles from the Project, or (ii) recruit or otherwise seek to induce any employee of the Project, to terminate his or her employment or violate any agreement with or duty to his/her employer, or hire any such employee, or (iii) solicit or encourage any Person who is a customer, resident or supplier of the Project to terminate its relationship with such Project. For purposes of clause (ii) above, a person shall not be deemed to be an employee of the Project if s/he is not an employee of the Project at any time within the six (6) month period prior to the date such person is recruited, engaged or hired by Chancellor, or any Affiliate of Chancellor.

     (c) No provision of this Section 4.6 shall prohibit any party or Affiliate thereof from investing a non-controlling position in any publicly traded entity.


                             ARTICLE V

                        MANAGEMENT AND FEES

     Section 5.1 Management Fees and Expenses. Except as elsewhere specifically set forth herein, Newall and Chancellor will share, on an equal basis, all costs incurred by the Venture in connection with the Project. Neither Venturer shall be entitled to receive any fees or other compensation for its participation on the Executive Committee other than as specifically set forth in this Agreement.

     Section 5.2 Management of Venture. (a) Newall and Chancellor shall be co-managing general partners of the Venture. Responsibility for the management of the affairs of the Venture (including all decisions relating to the acquisition, ownership, development, improvement, maintenance, management, operation, leasing, project financing, marketing, and disposition of all Venture Properties) shall be vested in a committee comprised of two
(2) persons (the "Executive Committee"). The Executive Committee shall manage, supervise and conduct all of the business and affairs of the Venture and perform such duties as would customarily be performed by a board of directors of a corporation. Each party shall initially designate one (1) individual to serve on the Executive Committee and may replace its representative from time to time upon written notice to the other party. The representative of Newall on the Executive Committee is referred to below as the "A Nominee" and the representative of Chancellor is referred to below as the "B Nominee". Each such representative is sometimes referred to below as a "Nominee".

          (b) Each member of the Executive Committee shall be entitled to one (1) vote. The vote of the majority of the members of the Executive Committee at a meeting at which a quorum has been established shall constitute the decision of the Executive Committee. The presence of the "A Nominee" and the "B Nominee" shall be required in order to constitute a quorum.

          (c) Regular meetings of the Executive Committee shall be held on a monthly basis (at least one of which per quarter shall be held in the Venture's offices) or more frequently as may be designated by majority vote of the Executive Committee and shall be convened on not less than seven (7) days prior written notice to each Venturer and each Nominee. Special meetings of the Executive Committee may be called for any purpose, by any member of the Executive Committee, upon at least ten (10) days prior written notice to the other members of the Executive Committee. Meetings of the Executive Committee that are not held at the Venture's offices shall take place in Massachusetts (alternating between the offices of each Venturer) unless agreed to the contrary by the Executive Committee. Members of the Executive Committee may attend meetings by telephone conference call. The Executive Committee may, from time to time, appoint non-voting members to the Executive Committee or invite various advisors, professionals or consultants to attend meetings of the Executive Committee but no such person shall have a vote.

          (d) None of the members of the Executive Committee shall be entitled to receive any compensation or expense reimbursement solely by reason of serving on the Executive Committee, except that members of the Executive Committee shall be reimbursed for their actual out of pocket expenses incurred in attending Executive Committee meetings.

          (e) A resolution in writing signed by each member of the Executive Committee shall be as valid as if the matter set out in that resolution had been agreed at a meeting of the Executive Committee at which a quorum has been established duly convened and held.

      Section 5.3 Executive Committee Decisions. The following actions and decisions ("Executive Decisions") shall require the consent of a majority of the votes of the Executive Committee:

          (a) The sale, leasing, mortgaging, hypothecation, encumbrance or conveyance of all or substantially all of the property or assets of the Venture (including the Venture
Properties);

          (b) The acquisition of any real property or any interest therein or option in respect thereof;

          (c)  The adoption of the Budget;

          (d) Expenditures in excess of five percent (5%) over the amounts contemplated for those expenditures by the Budget or any expenditure not identified in the relevant Budget or any expenditure in excess of $10,000.00 not previously delegated to be spent or authorized to be spent;

          (e) The agreement of the Venture to guarantee any indebtedness of any Person or to give any indemnity or security of whatever nature;

          (f) The sale, hypothecation or securitization of notes receivable owed to the Venture;

          (g) The incurring of any indebtedness in excess of $25,000.00 not contemplated by the relevant Budget;

          (h) The approval of marketing and advertising plans, materials and distribution schemes;

          (i)  The appropriate levels of the Venturers' Capital
Accounts as determined in accordance with this Agreement;

          (j) The approval of all tax returns to be filed by the Venture;

          (k) The commencement or settlement of any lawsuit or threatened proceedings by or against the Venture, except as set out in Section 14.15;

          (l) The selection of legal counsel to represent the Venture in any material lawsuit or major transaction;

          (m)  The selection of the Venture's accountants;

          (n) The engagement or compensation increase of any employee or independent contractor whose compensation, whether by salary, commission or otherwise, is expected to exceed $50,000.00 during the first twelve (12) months after such engagement or increase;

          (o) (i) The execution of any Principal Contract by the Venture, (ii) the execution of any Principal Contract with either Venturer or any Affiliate, the value of which (determined by reference to all sums payable thereunder by either party) exceeds $50,000.00 or (iii) the material variation or waiver of substantial rights under any of the foregoing; or

          (p) Entering into any transactions between the Venture and any Venturer or an Affiliate of any Venturer.

     Section 5.4 Venturer Obligations. The Venturers shall, and shall ensure that their Nominees on the Executive Committee shall, exercise all voting rights and other powers of control available to them so as to ensure (insofar as they are able by the exercise of such rights and powers) that at all times during the Term:

          (a) the Venturer's business consists exclusively of those matters referred to in this Agreement and is conducted in accordance with best business practice and in accordance with sound, commercial profit-making principles;

          (b) that the Venture complies with, and that each of the other parties thereto complies with the terms of each of the Principal Contracts; and

          (c) that the Venture is treated as a general partnership established under the Act and resident in Florida.

     Section 5.5  INTENTIONALLY DELETED.

     Section 5.6 Agenda. Each Venturer shall deliver a written agenda to the other Venturer at least seven (7) days prior to each regular or special meeting of the Executive Committee which sets forth (in reasonable detail) a list of the issues which such Venturer desires to discuss and the business to be conducted at the related meeting ("Agenda"). If any Venturer intends to include on the Agenda, any items of an unforeseen, non-standard or extraordinary nature, such Venturer shall provide its Agenda to the other Venturer at least five (5) days prior to the meeting. If neither Venturer submits an Agenda for the meeting, the Agenda from the previous meeting shall be used.

     Section 5.7  Resolution of Deadlock.

          (a) In the event that either: (i) the Executive Committee cannot obtain a majority of votes on any material issue(s) presented at a regular or special meeting of the Executive Committee convened pursuant to Section 5.2, the result of which is that the Venture's ability to function in the normal course of business is substantially impeded; or (ii) no quorum is present at two (2) consecutive, duly noticed Executive Committee meetings; or
(iii) the Venturers are unable, within ninety (90) days after the start of any fiscal year of the Venture, to agree the Budget for that year; then such issue(s) shall be memorialized in a writing to be sent within ten (10) days of the occurrence of the applicable event described above, together with a reasonable description as to each Venturer's concerns with respect to such issue(s) (such writing herein referred to as the "Dispute Notice"). The Venturers shall, during the five (5) day period from the date of the Dispute Notice, diligently, reasonably and in good faith attempt to resolve said dispute(s) or deal with the matters set out in the Agenda for the meetings (as the case may be); provided that, with respect to any issue(s) that are set forth on the Dispute Notice which were not set forth on the Agenda provided pursuant to Section 5.6 in connection with any related meeting, the Venturers shall have ten
(10) days from the date of the Dispute Notice to resolve said issue(s).

          (b) In the event that all issue(s) set forth on a Dispute Notice have not been resolved by the date required pursuant to Section 5.7(a) or an Executive Committee meeting at which a quorum has been established has not been held (as the case may be) (the "Resolution Date"), the Venturers shall participate in good faith, in non-binding mediation on such unresolved issues. The Venturers hereby agree that the Independent Mediator shall act as mediator.

          (c) If despite the reasonable, good faith efforts of the Independent Mediator and Venturers, the Venturers have not resolved the outstanding issue(s) within thirty (30) days from the Resolution Date, a "Deadlock" shall be deemed to have occurred as of such date (the "Deadlock Date"). Notwithstanding anything herein to the contrary, the failure of the Executive Committee to obtain a majority number of votes on any of the following issues or proposals, (which are set forth by way of example and without limitation) shall not be deemed to have caused a Deadlock: (i) the increase in the number of beds to be constructed at the Project to more than 120 beds, (ii) the removal of any personnel, (iii) the change of the Venture's existing primary acquisition and development lender, or (iv) the failure to engage in any business transaction with an Affiliate of either Venturer, except as required by this Agreement.

          (d) Upon the occurrence of a Deadlock, the unresolved issues in the Dispute Notice shall be settled by binding arbitration by the Independent Arbitrator in accord with then prevailing Commercial Rules of the American Arbitration Association. Arbitration shall take place in the Fort Lauderdale area unless the Venturers otherwise agree. Judgment upon the arbitration decision may be entered in accordance with applicable law in any court having jurisdiction. The Independent Arbitrator shall have no power to change the provisions of this Agreement. The Venturers shall continue performing their obligations under this Agreement pending the award in the arbitration proceeding. The Independent Arbitrator shall award the prevailing party reasonable expenses and costs including reasonable attorneys' fees.

     Section 5.8  Miscellaneous Limitations on Authority of
Venturers.  During the Term, neither Venturer shall:

          (a) Use the name of the Venture (or any substantially similar name) or any trademark or trade name adopted by the Venture, except in the ordinary course of the Venture's business;

          (b) Commit any act or deed which would make it impossible to carry on the ordinary business of the Venture;

          (c) Confess a judgment against the Venture or settle any dispute against the Venture; or

          (d) Abandon or transfer or dispose of any Venture property, real or personal or agree to do so.


     Section 5.9 Exercise of Put Option. Notwithstanding anything to the contrary contained in this Article V, Newall shall be entitled, without the consent of Chancellor, to exercise the Put
Option (as defined in the Option Agreement) on behalf of the Venture pursuant to the terms of the Option Agreement.

                            ARTICLE VI

                  CAPITAL CONTRIBUTIONS AND LOANS

     Section 6.1 Initial Capital Contributions. Upon execution hereof, each Venturer shall make the respective Capital
Contributions to the Venture as set forth on Schedule 6.1 attached hereto and made a part hereof.

     Section 6.2 Additional Capital Contributions. If at any time after the stabilization of the Project any Venturer determines that additional capital is necessary or desirable to meet the obligations of the Venture for operating the Project, such Venturer may make a capital call to the other Venturer to fund payments required. In the event of a capital call, each Venturer shall contribute its pro-rata share in accordance with its Percentage Interest within twenty (20) business days after the date of such capital call. In the event that any Venturer fails to so make such capital contribution, the other Venturer shall have the option, but not the obligation, to contribute all or any portion of the non-contributing party's required capital contribution (the "Contributing Venturer"). In such event, the Contributing Venturer shall receive repayment of the entire amount, if any, of any such capital contribution so made (a "Preferred Capital Contribution"), together with interest on the unpaid amount outstanding from time to time on such Preferred Capital Contribution at a rate equal to twelve percent (12%) per annum from the date such Preferred Capital Contribution is made until the entire amount thereof is repaid, paid on a priority basis as provided in Section 9.2 prior to the distribution of Distributable Cash Flow to any of the Venturers.

     Section 6.3 Return of Capital Contributions. No Venturer shall have the right to withdraw from the Venture, or to demand or receive the return of its Capital Contributions, except as specifically provided for in this Agreement.

     Section 6.4 Project Financing. (a) CareMatrix will use reasonable efforts to obtain the Project Financing. The terms and conditions of the Project Financing shall be subject to the approval of the Executive Committee. The Project Financing shall be non-recourse or substantially non-recourse to Chancellor and Newall, except that if a portion of the Project Financing is required to be guaranteed, Chancellor shall provide such guarantee.

          (b) If the amount of the Project Financing is less than one hundred percent (100%) of the amount necessary to acquire, develop and construct the Project, or if any additional amounts are required to operate the Project prior to stabilization of the Project, Chancellor will loan or cause to be loaned (any such loan being a "Chancellor Loan"), on a non-recourse basis to Newall, the amount of any such shortfall to the Venture at a rate equal to the rate announced by Fleet Bank of Massachusetts, N.A. from time to time as its prime rate plus two percent (2%) per annum and repaid to Chancellor on the same repayment terms as the Project Financing, pursuant to agreements in form and substance mutually agreeable to Chancellor and the Venture. Any payment due to Chancellor under any Chancellor Loan shall be paid to Chancellor on a priority basis prior to the distribution of Distributable Cash Flow to any of the Venturers.


                            ARTICLE VII

                         CAPITAL ACCOUNTS

     Section 7.1 Establishment. (a) The Venturers shall establish and maintain in the Venture's books, a separate Capital Account for each Venturer in accordance with Federal income tax accounting principles and Treasury Regulation 1.704-l(b).

          (b) Except as may otherwise be provided in this Agreement, whenever it is necessary to determine the Capital Account of a Venturer, the Capital Account of such Venturer shall be determined after giving effect to all allocations and distributions for transactions effected prior to the time as of which such determination is to be made. Any Venturer who shall acquire an interest or whose interest shall be increased by means of a Transfer to it of all or part of the interest of another Venturer, shall have a Capital Account which reflects such Transfer.

          (c) It is the intention of the Venturers to satisfy the capital account maintenance requirements of Treasury Regulation
Section 1.704-l(b)(2)(iv). If the Venturers determine that adjustments to Capital Accounts are necessary to comply with such regulations, then the adjustments shall be made provided that they do not materially impact upon the manner in which property is distributed to the Venturers in liquidation of the Venture.

     Section 7.2 No Interest. No interest shall be paid to any Venturer on any Capital Contribution made to the Venture except as otherwise unanimously agreed to by the Venturers but without prejudice to Section 6.2.

     Section 7.3 Negative Balances. Any Venturer may make additional voluntary contributions at any time to reduce any negative balance in such Venturer's Capital Account, provided, however, that such an additional voluntary contribution shall not change the Percentage Interests of the Venturers.

     Section 7.4 Restoration. At no time during the Term of the Venture or upon the dissolution and liquidation of the Venture shall a Venturer with a negative balance in its Capital Account have any obligation to the Venture or to any other Venturer to restore such negative balance, except in respect of any negative balance resulting from withdrawal of capital or from a distribution in contravention of this Agreement or applicable Treasury Regulations.


                           ARTICLE VIII

                          PROFIT AND LOSS

     Section 8.1 In General. After first giving effect to the allocations set forth in Section 8.3 hereof, profit and loss shall be allocated as follows:

               (a) Profit shall be allocated among the Venturers in proportion to their respective Percentage Interests.

               (b) Loss shall be allocated to the Venturers in proportion to their respective Percentage Interests.

               (c) Notwithstanding the foregoing, the Venture shall make the following special allocations:

               (i)  gross income attributable to the Additional
Rent (as defined in the Lease Agreement) shall be specially allocated to Newall; and

               (ii) any Venturer which makes a Preferred Capital
Contribution shall be allocated items of ordinary income in an amount equal to the interest accrued on such Preferred Capital
Contribution for such fiscal period.

     Section 8.2 Capital Transactions. Notwithstanding the provisions of the immediately preceding Section 8.1, profit or loss realized by the Venture in connection with Capital Transactions, or upon the liquidation and termination of the Venture, after giving effect to all events occurring prior to such sale or other disposition, or liquidation and termination, and the allocation of Profits and Losses arising as a result of such events, shall be allocated as follows:

               (a)  Profit shall be allocated

                    (i)  First, to eliminate any deficit in the
Capital Accounts of the Venturers, in proportion to such deficit
Capital Accounts;

                    (ii) Second, to the Venturers in proportion to the difference between each Venturer's net Capital Contribution and its positive Capital Account balance until each Venturer has been allocated an amount equal to the excess, if any, of its net Capital Contribution over its positive Capital Account balance;

                    (iii) Third, among the Venturers pro rata in proportion to their respective Percentage Interests.

               (b) Any loss realized by the Venture in connection with a Capital Transaction, or upon the liquidation and termination of the Venture, after giving effect to all events occurring prior to such sale or other disposition, or liquidation and termination, and the allocation of Profits and Losses as a result of such events, shall be allocated among the Venturers in proportion to their respective Percentage Interests.

     Section 8.3    Special Provisions.

          (a) Minimum Gain Chargeback. Notwithstanding any other provision of this Article VIII, if there is a net decrease in Venture Minimum Gain (as defined in Regulation 1.704-2(d)) during any tax year, then each Venturer shall be allocated such amount of income and gain for such year (and subsequent years, if necessary) determined under and in the manner required by Regulation 1.704-2(g)(1) and (g)(3) as is necessary to meet the requirements for a minimum gain chargeback as provided in Regulation 1.704-2(f).

          (b) Partner Nonrecourse Debt Minimum Gain Chargeback. Notwithstanding any other provision of this Article VIII except
Section 8.3(a) hereof, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain (as determined in accordance with Regulation 1.704-2(i)(5)) attributable to a Partner Nonrecourse Debt (as defined in Regulation .704-2(b)(4)) during any tax year, any Venturer who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt determined in accordance with Regulation 1.704-2(i)(5) shall be allocated such amount of income and gain for such year (and subsequent years, if necessary) determined under and in the manner required by Regulation 1.704-2(i)(4) as is necessary to meet the requirements for a minimum gain chargeback as is provided in that Regulation.

          (c) Qualified Income Offset. If a Venturer unexpectedly receives any adjustment, allocation or distribution described in Regulation 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Venturer as quickly as possible, provided that an allocation pursuant to this subsection (c) shall be made only if and to the extent that such Venturer would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 8.3 of this Agreement tentatively have been made as if this subsection (c) were not in this Agreement.

          (d) Code 754 Adjustment. To the extent that an adjustment to the basis of any asset pursuant to Code 734(b) or Code 743(b) is required to be taken into account in determining Capital Accounts as provided in Regulation l.704-1(b)(2)(iv)(m), the adjustment shall be treated (if an increase) as an item of gain or (if a decrease) as an item of loss, and such gain or loss shall be allocated to the Venturer consistent with the allocation of the adjustment pursuant to such Regulation.

          (e) Gross Income Allocation. If at the end of any tax year any Venturer has a Capital Account deficit which is in excess of the sum of the items to be credited to a Venturer's Capital Account under clause (a) of the definition of Adjusted Capital Account Deficit, each such Venturer shall be allocated items of income and gain in the amount of such excess as quickly as possible provided that an allocation pursuant to this Section 8.3(e) shall only be made if and to the extent the such Venturer would have a Capital Account deficit in excess of such sum after accounting for all other allocations provided for in this Article VIII other than that described in this Section 8.3(e). As among Venturers having such excess, if there are not sufficient items of income and gain to eliminate all such excess, such allocations shall be made in proportion to the amount of each Venturer's respective excess.

          (f) Nonrecourse Deductions. Nonrecourse Deductions (as determined under Regulation 1.704-2(c)) for any tax year shall be allocated to the Venturers in accordance with their Percentage
Interests.

          (g) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deduction (as defined in Regulation l.704-2(i)(2)) shall be allocated pursuant to Regulation 1.704-2(i) to the Venturer who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which it is attributable.

          (h) Purpose and Application. The purpose and the intent of the special allocations provided for in this Section 8.3 are to comply with the provisions of Regulations l.704-1(b) and l.704-2, and such special allocations are to be made so as to accomplish that result. However, to the extent possible, the Venturers in allocating items of income, gain, loss, or deduction among the Venturers shall take into account the special allocations in such a manner that the net amount of allocations to each Venturer shall be the same as such Venturer's distributive share of profit and loss would have been had the events requiring the special allocations not taken place. The Venturers shall apply the provisions of this
Section 8.3 in whatever order they reasonably believe will minimize any economic distortion that otherwise might result from the application of the special allocations.

     Section 8.4 Tax Allocations. Solely for federal, state, and local income tax purposes and not with respect to determining any Venturer's Capital Account, each item of income, gain, loss and deduction shall, to the extent appropriate, be allocated among the Venturers in the same manner as its correlative item of "book" income, gain, loss or deduction has been allocated pursuant to the other provisions of this Article VIII. A Venturer's distributive share of income, gain, loss, or deduction with respect to any property (other than money) contributed to the Venture, or with respect to any property, the asset value of which was adjusted upon the acquisition of an interest by a new Venturer or an increase in the interest of an existing Venturer in exchange for a capital contribution, shall be made by the approval of the Executive Committee in any manner which is permissible under Internal Revenue Code Section 704(c) and the regulations thereunder.


                            ARTICLE IX


                           DISTRIBUTIONS

      Section 9.1 Distributable Cash Flow. The Distributable Cash Flow of the Venture shall be determined by the Executive Committee at such times as they shall agree by majority vote, but not less frequently than monthly.

     Section 9.2 Distributions. The Distributable Cash Flow shall be paid to the Venturers at such times as the Executive Committee shall agree by majority vote; provided that Distributable Cash Flow shall be paid to the Venturers not less frequently than monthly. All Distributable Cash Flow shall be distributed in the following order:

          (a) First, to Newall in an amount equal to the Additional Rent (as defined in the Lease Agreement);

          (b) Second, to the payment and discharge of all accrued interest due either Venturer under any Preferred Capital
Contribution;

          (c) Third, to the payment and discharge of the outstanding principal balance due either Venturer under any Preferred Capital Contribution; and

          (d) Fourth, the balance, if any, to the Venturers in proportion to their respective Percentage Interests.

Notwithstanding anything set forth herein to the contrary, in the event that the Distributable Cash Flow distributed to Newall for any month is less than the Additional Rent paid to the Venture for the applicable month, Chancellor shall directly pay to Newall fifty percent (50%) of said deficit amount.

     Section 9.3 Special Distribution. Notwithstanding anything set forth herein to the contrary, upon closing of the Project Financing, the Venture shall distribute to Newall an amount equal to the Agreed Value of the Property contributed to the Venture by Newall.

                             ARTICLE X

                         EVENTS OF DEFAULT

     Section 10.1 Definition. For the purpose of this Agreement, "an "Event of Default" means the occurrence of any of the following:

           (a) either of the Venturers committing a material breach of its obligations under this Agreement and, in the case of a breach capable of remedy, failing to remedy the same within thirty (30) days of being specifically required in writing to do so by the other Venturer; or

          (b) any distress, execution, sequestration or other process being levied or enforced upon or sued out against the property of either Venturer which is not discharged within thirty (30) days; or

          (c) the inability of either Venturer to pay its debts in the normal course of business; or

          (d) either Venturer ceasing or threatening to cease wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation without insolvency previously approved by the other Venturer (such approval not to be unreasonably withheld); or

          (e)  any encumbrancer, taking possession of or a receiver
               or trustee being appointed over the     whole or any
               part of the undertaking, property or assets of either Venturer; or

          (f) the making of an order or the passing of a resolution for the winding up of either Venturer, otherwise than for the purpose of a reconstruction or amalgamation without insolvency previously approved by the other Venturer (such approval not to be unreasonably withheld); or

          (g) any default by a Venturer or its Affiliate under any agreements with a lender providing financing to the Venture which causes a default under any financing provided to the Venture.

     Section 10.2 Remedies. If either Venturer commits an Event of Default ("Defaulting Venturer"), then the other Venturer ("Non-Defaulting Venturer") shall be entitled, in its entire discretion, to bring an action against either the Defaulting Venturer or any of its Affiliates, for specific performance or compensatory or consequential damages caused to the Non-Defaulting Venturer as a result of the Event of Default.


                            ARTICLE XI

                        ACCOUNTING MATTERS

     Section 11.1 Fiscal Year. The fiscal year of the Venture shall end on December 31 of each year unless otherwise required by the Code. The Venturers shall use their respective reasonable endeavors to agree the Budget for each fiscal year by the commencement of such fiscal year or as soon as possible thereafter.

     Section 11.2  Books, Records and Report.

          (a) Maintaining Books and Records. Accurate books, records, and accounts shall be maintained for the Venture in accordance with generally accepted accounting principles consistently applied, showing its assets, liabilities, operations, transactions and financial condition. The Venture's books shall be maintained by or under the control of the Executive Committee at the principal office of the Venture, and each Venturer shall have the right, upon reasonable notice given to the other Venturer, to inspect, extract and copy such books during regular business hours of the Venture.

          (b) Income Tax Returns. The Executive Committee shall cause income tax returns for the Venture to be prepared and filed with the appropriate authorities. Within one hundred twenty (120) days after the close of each fiscal year of the Venture, the Executive Committee shall send to each Venturer such information as will be sufficient to prepare documents which may be required to be filed under all applicable income tax laws.

          (c) Financial Statements. The Executive Committee shall cause to be prepared and distributed to each Venturer the following financial statements, prepared in accordance with generally accepted accounting principles consistently applied, at the times indicated:

               (i) Monthly. Current month and year to date profit and loss statement, balance sheet and statement of sources and uses of funds within thirty (30) days of end of each calendar month;

               (ii) Quarterly. Current quarter and year to date profit and loss statement, balance sheet and statement of sources and uses of funds as of end of calendar quarter within thirty (30) days of end of each calendar quarter; and

               (iii) Annually. Audited current year profit and loss statement, balance sheet and statement of sources and uses of funds within one hundred twenty (120) days of end of each calendar year.

     Section 11.3 Bank Accounts. All Venture funds received from any and all sources shall be deposited in nominated bank accounts with nominated bank account numbers in the name of, and to the credit of, the Venture in a bank or banks to be determined by unanimous agreement of the Executive Committee and may be withdrawn only with the approval and signature of those individuals so authorized by the Executive Committee.

     Section 11.4 Income Tax Elections. In the event of a distribution of property made in the manner provided under Section 734 of the Code, or in the event of a transfer of any Venturer Interest permitted by this Agreement made in the manner provided in
Section 743 of the Code, the Executive Committee, on behalf of the Venture, may, with the consent of all Venturers, cause to be filed an election under Section 754 of the Code in accordance with the procedures set forth in the applicable regulations promulgated thereunder.

     Section 11.5  Audits of Income Tax Returns.

          (a)  Appointment of Tax Matters Partner.  The tax matters
partner ("TMP"), as referred to in Code 6231 (a) (7), for theVenture shall be
Chancellor.    (b)  Employment of Advisors.  The TMP shall
employ experienced tax advisors to represent the Venture in connection with any audit or investigation of the Venture by the Internal Revenue Service and in connection with all subsequent administrative and judicial proceedings arising out of such audit. The fees and expenses of such tax advisors shall be an expense of the Venture. It shall be the responsibility of each Venturer, at its own expense, to employ tax advisors to represent its separate interests.

          (c) Notice and Expenses. The TMP shall keep the Venturers reasonably informed of all administrative and judicial proceedings, as required by the Code, and shall furnish to each Venturer a copy of each notice or other communication received by the TMP from the Internal Revenue Service. All expenses incurred by the TMP in serving as TMP shall be Venture expenses and shall be paid by the Venture. Any Venturer has the right to participate in any administrative proceedings relating to the determination of Venture tax items. Each Venturer who elects to participate in such proceedings will be responsible for any expenses incurred by such Venturer in connection with such participation.

          (d) Indemnification of TMP. The Venturers shall and hereby do cause the Venture to indemnify the TMP against any and all judgments, fines, amounts paid in settlement, and expenses (including reasonable attorneys' fees, whether incurred before or at trial or during any appellate proceedings, and court costs) incurred by the TMP in any civil, criminal, or investigative proceeding in which the TMP is involved or threatened to be involved by reason of being the TMP for the Venture other than anything which arises out of the TMP's fraud, willful or intentional misconduct, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of its position as TMP.


                            ARTICLE XII

                   TRANSFER OF VENTURE INTEREST

     Section 12.1 Transfer Restrictions. Except as expressly permitted or required by any other Section of this Agreement, a Venturer may not Transfer part of its Venture Interest and may not Transfer all of its Venture Interest without the other Venturer's prior written consent. Except as provided in Section 12.2, a transaction which results in a change of the Persons which, either alone or pursuant to an arrangement or understanding with one or more other Persons (a) owns, controls or has the power to vote (including by proxy) greater than fifty percent (50%) of any class of voting securities of a Venturer or a Venturer's parent company or who determines in any manner the election or appointment of a majority of the directors (or its Executive Committee nominees) thereof, or (b) has the power or practical ability to exercise controlling influence over the management or policies of a Venturer or a Venturer's parent company, from that existing on the date of this Agreement, shall be deemed a "Change of Control" that shall permit the Venturer not subject to a Change of Control (the "Non-changing Venturer") to have the option to make an Offer to the other Venturer pursuant to Section 12.3, below for a period of one
(1) year from the date upon which it becomes aware of the Change of Control (the "Transition Period").

     Section 12.2 Permitted Transfers. A Venturer may Transfer all (but not less than all) of its Venture Interest to any Affiliate of such Venturer, and the transferee of the Venturer's Venture Interest shall be automatically admitted as a Venturer and shall succeed to the interests, rights and obligations of such transferring Venturer in the Venture to the extent transferred, provided that:

          (a) Such transferee also assumes all other guarantee and other obligations of the Venturer concerned in such form as the other Venturer may reasonably require; and

          (b) Such Transfer is effected on terms which require the immediate re-transfer to the original Venturer of the Venture Interest concerned and of the obligations referred to in paragraph 12.2(a) above, in the event that such new Venturer ceases to be an Affiliate of the original Venturer.

     In addition to the foregoing, with respect to the interest of Stanley Rosenthal in Newall (or the general partner of Newall), in the event of the death of Stanley Rosenthal, he shall be permitted to Transfer all (but not less than all) of such interest to his spouse, children or grandchildren, a trust established for his benefit or the benefit of his spouse, children or grandchildren, or by will or the laws of intestacy.

     Section 12.3  Buy-Sell.

          (a)  Offer of Venturer.

               (i) Upon the occurrence of a Change of Control, during the Transition Period, the Non-changing Venturer (hereinafter referred to as the "Initiating Venturer"), may offer in writing to sell its entire Venture Interest to the other Venturer ("Receiving Venturer") or to buy the Receiving Venturer's entire Venture Interest (the "Offer"). The Offer shall set forth the Initiating Venturer's opinion of the value of the Venture Properties and shall contain a calculation based thereon, of the value of the Initiating Venturer's Venture Interest and of the Receiving Venturer's Venture Interest, pro rata pursuant to their Percentage Interests. During the thirty (30) day period beginning on the date of receipt of the Offer (the "Option Period"), the Receiving Venturer must elect to (1) purchase the Initiating Venturer's Venture interest for an amount equal to the value thereof as specified in the Offer; or (2) sell to the Initiating Venturer the Receiving Venturer's entire Venture Interest for an amount equal to the value thereof specified in the Offer. The Receiving Venturer shall give the Initiating Venturer written notice of the Receiving Venturer's election pursuant to this Section before the termination of the Option Period and if the Receiving Venturer fails to do so, the Receiving Venturer shall be deemed to have agreed to sell its Venture Interest to the Initiating Venturer for an amount equal to the value thereof specified in the Offer.

               (ii) If the Receiving Venturer has duly elected to purchase the Initiating Venturer's Venture Interest, both parties shall complete such purchase pursuant to Section 12.3(b) below.

               (iii) If the Receiving Venturer has duly elected or is deemed to have elected to sell its Venture Interest to the Initiating Venturer, both parties shall complete such purchase pursuant to Section 12.3(b) below.

          (b)  Closing.  Closing of a purchase required pursuant to
Section 12.3(a) shall occur at the purchasing Venturer's principal business office on such business day and hour as the purchasing party requests, but not later than sixty (60) days after the Option Period's termination (the "Latest Closing Date"). Payment for a Venture Interest purchased under Section 12.3 shall be made all in cash at closing.

          (c) Breach. An Offer by an Initiating Venturer pursuant to Section 12.3(a) must be an unconditional and irrevocable agreement to sell the Initiating Venturer's Venture Interest, not subject to any contingency. An Offer by an Initiating Venturer pursuant to Section 12.3(a) also shall be deemed to include an unconditional and irrevocable agreement to purchase the Remaining Venturer's Venture Interest if the Receiving Venturer elects to have its Venture Interest purchased, not subject to any contingency. In addition to any other remedy provided elsewhere in this Agreement or by law, if a Venturer breaches its obligation under this Section to purchase or sell its Venture Interest ("Breaching Venturer") pursuant to the terms of an accepted Offer, the other Venturer ("Remaining Venturer") shall have an option to purchase the Breaching Venturer's Venture Interest for a price equal to eighty percent (80%) of the value originally set forth in the related Offer. Closing of a purchase of a Breaching Venturer's Venture Interest shall occur at the Venture's principal business office on such business day and hour as the Remaining Venturer requests, but not later than ten (10) days after the date of the breach. Payment for such Venture Interest shall be made in the manner provided in Section 12.3(b) of this Agreement.

     Section 12.4  Third Party Offer.

          (a) Generally. Except as permitted or required by the terms of this Agreement, a Venturer may not transfer all or part of its Venture Interest.

          (b)  Third Party Offer.  Except as provided in section
12.1 or 12.2, a Venturer who wishes to transfer its Venture Interest to a Person other than another Venturer ("Initiating Venturer") shall obtain a bona fide written offer from such Person ("Third Party Offer", as further defined below), to buy the Initiating Venturer's entire Venture Interest and shall send a copy of such Third Party Offer to the other Venturer ("Receiving Venturer"). Such copy shall include the names of the principals of such Third Party (if the Third Party is not a public company) and financial statements of the Third Party and of its principals (if the Third Party is not a public company).

          (c) Rights of Receiving Venturer. During the sixty (60) day period beginning on the date of receipt of a true and complete copy of the Third Party Offer ("Option Period"), the Receiving
Venturer shall elect to do one of the following:

               (i) purchase the Initiating Venturer's Venture Interest at the price specified in the Third Party Offer without regard to any deposit required of the Third Party prior to closing; or
               (ii)  consent to the sale of the Initiating
Venturer's Venture Interest to the Third Party in accordance with the Third Party Offer.

The Receiving Venturer shall give the Initiating Venturer written notice of the Receiving Venturer's election pursuant to this section by the end of the Option Period and if the Receiving Venturer fails to do so, the Receiving Venturer shall be deemed to have consented to the sale of the Initiating Venturer's Venture Interest to the Third Party in accordance with the Third Party Offer.

          (d) Closing on Purchase by Receiving Venturer. Closing of any purchase of the Initiating Venturer's Venture Interest by the Receiving Venturer pursuant to section 12.4(e) shall occur at the Initiating Venturer's principal business office. Closing shall occur on such date and payment shall be made in such manner as is provided in the Third Party Offer.

          (e) Sale to Third Party. If the Receiving Venturer has consented to a sale of the Initiating Venturer's Interest to a Third Party pursuant to Section 12.4(c), the Initiating Venturer may sell its entire Venture Interest to the Third Party at any time within ninety (90) days after the Option Period's termination provided that such sale shall be made on terms no more favorable to the Third Party than the terms contained in the Third Party Offer. If the Initiating Venturer's entire Venture Interest is not sold in accordance with the terms of the preceding sentence, such Venture Interest shall again become subject to all of the conditions and restrictions of this Article XII.

     Section 12.5 Substituted Venturer. In the event a Venturer transfers all of its Venture Interest in compliance with the provisions of this Article XII, it is a condition precedent to such Transfer, incapable of waiver, that:

          (a) the transferring Venturer and its transferee execute and deliver such instruments as counsel for the Venture or its principal lender deems necessary or desirable to effect such substitution;

          (b) such transferee accepts and agrees in writing to be bound by all of the terms and provisions of this Agreement and any and all other documents to which the Venturer or its parent company is bound which affect the operation, development, or financing of the Project; and

          (c) such transferee pays all reasonable expenses connected with such substitution.


                           ARTICLE XIII

                    DISSOLUTION AND WINDING UP

     Section 13.1 Liquidating Events. The Venture shall dissolve and commence winding up upon the first to occur of any of the following ("Liquidating Events"):

          (a)  At the end of the Term;

          (b)  The sale of all of the Venture Properties;

          (c) The written agreement of both Venturers to wind up and liquidate the Venture;

          (d) The happening of any event that makes it unlawful to carry on the business of the Venture;

          (e) The happening of any event which causes there to be only one Venturer;

          (f) If that certain Agreement to Lease dated of even date hereof between Unicom Partnership Ltd., a Florida limited partnership, and Chancellor of Lauderhill I, Inc., a Delaware corporation (the "Agreement to Lease") is terminated by the parties thereto or if the Lease (as defined in the Agreement to Lease) is not executed by the parties thereto;

          (g) The termination of the Development Agreement pursuant to Section 5.2 thereof; or

          (h) If (i) the Development Agreement is terminated pursuant to Section 7.1 thereof and (ii) the Liquidated Damages (as defined in the Development Agreement) are due Newall.

The Venturers hereby agree that, notwithstanding any provision of the Act, the Venture shall not dissolve before the occurrence of a Liquidating Event. If it is determined, by a court of competent jurisdiction that the Venture has dissolved before the occurrence of a Liquidating Event, the Venturers hereby agree to continue the Venture's business without a winding up or liquidation.

     Section 13.2 Winding Up. Upon the occurrence of a Liquidating Event, the Venture shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. No Venturer shall take any action that is inconsistent with, or not necessary to or appropriate for, winding up the Venture's business and affairs. The Executive Committee shall be responsible for overseeing the winding up and liquidation of the Venture and shall take full account of the Venture's liabilities and its properties, and the Venture Properties shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order:

          (a) First, to the payment and discharge of all of the Venture's debts and liabilities to creditors other than the Venturers;

          (b) Second, to the payment and discharge of all of the Venture's debts and liabilities to the Venturers (including, without limitation, any Chancellor Loan) pro rata to those debts and liabilities;

          (c) Third, to the payment of the balance due either
Venturer under any Preferred Capital Contribution; and

          (d) Fourth, the balance, if any, to the Venturers in proportion to their positive Capital Account Balances.

     Section 13.3  INTENTIONALLY DELETED.

     Section 13.4 Rights of Venturers. Except as otherwise provided in this Agreement, each Venturer shall look solely to the assets of the Venture for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Venture. No Venturer shall have priority over any other Venturer as to the return of its Capital Contributions, distributions, or allocations except as otherwise provided in this Agreement.

     Section 13.5 Notice of Dissolution. If a Liquidating Event occurs under Section 13.1, the Executive Committee shall provide written notice thereof to each of the Venturers forthwith and to all other parties with whom the Venture regularly conduct business (as determined in the discretion of the Executive Committee), within thirty (30) days.


                            ARTICLE XIV

                           MISCELLANEOUS

     Section 14.1 Closing Costs. All reasonable costs of the Venturers properly and reasonably incurred in connection with the preparation of this Agreement and the formation of the Venture shall be borne by the Venture. Notwithstanding anything to the contrary contained in this Agreement, if the Venture dissolves upon the occurrence of the Liquidating Event described in Section 13.1(g), Chancellor shall be solely responsible for the payment of all applicable documentary stamp taxes in connection with the conveyance of the Property from the Venture to Newall or its designee; provided, however, if the termination of the Development Agreement is due to the Litigation (as defined in the Development Agreement), then each Venturer shall be responsible for payment of fifty percent (50%) of the cost of such documentary stamp taxes.

     Section 14.2 Further Assurances. Each party agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or may be necessary or advisable to carry out the intent and purpose of this Agreement.

     Section 14.3 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and legal assigns and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors and legal assigns. No Person other than the parties hereto and their respective successors and legal assigns, shall have any rights or claims under this Agreement. Subject to the provisions of Article XII and this Section, no party shall assign this Agreement or any rights, benefits, obligations or remedies hereunder or any other interest herein or therein without the prior written consent of the other party hereto. Any attempt so to assign or to delegate any of the foregoing without such consent shall be void and of no effect.

     Section 14.4 Entire Agreement; Amendment; Etc. This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof, and contains the entire agreement among the parties with respect to such subject matter. This Agreement may not be amended, supplemented or discharged, and no provisions hereof may be modified or waived except expressly by an instrument in writing signed by each party.

     No waiver of any provision hereof by either party hereto shall be deemed a waiver by the other party nor shall any such waiver by either party be deemed a continuing waiver of any matter by such party. No failure by either party to take any action with respect to a breach by the other party of this Agreement or a default by the other party hereunder shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action with respect to such breach or default or any subsequent breach or default. Waiver by party of any breach or failure to comply with any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provisions, or a waiver of any other breach of or failure to comply with any other provisions of this Agreement.

     Section 14.5 No Brokers. Each of the parties hereto warrants to the other that there are no brokerage commissions or finders fees (or any basis therefor) resulting from any action taken by such party or any person acting or purporting to act on its behalf upon entering into this Agreement, except The Immo Group, which shall be paid by the Venture. Each party agrees to indemnify and hold harmless the other party and its Affiliates for all costs, damages or other expenses arising out of any misrepresentation made in this Section.

     Section 14.6 Submission to Jurisdiction: Jury Waiver. To the fullest extent permitted by applicable law, each party hereto agrees (i) that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall may be brought in the state or Federal courts in the State of Florida and the Venturers hereby submit, and agree to join in procuring that the Venture submits, to the exclusive jurisdiction of such courts; and (ii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 14.7 Confidentiality. (a) Each party agrees not to disclose any of the terms of this Agreement or any confidential, proprietary or non-public information relating to the assets, trade secrets, methods, financial affairs, or business of either party hereto or the Venture ("Confidential Information"), provided that such disclosure may be made (i) to any person who is a partner, officer, director, advisor or employee of such party or counsel to or accountants of such party solely for their use and on a need-to-know basis, (ii) with the prior written consent of the other party, (iii) subject to the next succeeding paragraph, pursuant to a subpoena or order issued by a court, arbitrator or governmental body, agency or official, or (iv) pursuant to the requirements of tax laws, securities laws or the rules and regulations of any securities exchange applicable to a Venturer.

          (b) In the event that a Venturer or any of its Affiliates shall receive a request to disclose any of the terms of this Agreement, or any other Confidential Information, under a subpoena or order, such Venturer or Affiliate shall (i) promptly notify the other Venturer thereof, (ii) consult with the Executive Committee on the advisability of taking steps to resist or narrow such request, and (iii) if disclosure is required or deemed advisable, cooperate with the other Venturer in any attempt it may make to obtain an order or other assurance that confidential treatment will be accorded those terms of this Agreement, or any other Confidential Information, that are disclosed.

          (c) In the event that this Agreement is terminated for any reason whatsoever, upon the request of the disclosing party, a party receiving any written Confidential Information shall promptly return to the disclosing party all written Confidential Information which it may have received from or on behalf of the other party and shall not retain any copies or extracts therefrom.

          (d) Each party acknowledges that in the event of any breach of this Section 14.7, the non-disclosing party may be irreparably and immediately harmed and monetary damages alone may not be an adequate remedy. Accordingly, in addition to any other remedy to which it may be entitled at law or in equity, the non-disclosing party shall be entitled to seek and obtain an injunction or injunctions to prevent breaches or threatened breaches of this Section and/or to compel specific performance of this Section 14.7. Each party also agrees to reimburse the nondisclosing party for all costs and expenses, including attorneys' fees, incurred by the disclosing party in attempting to enforce the obligations of the other party hereunder. No failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof.

     Section 14.8 Non-Solicitation. Each Venturer agrees that it will not at any time during the Term or for a period of one (1) year after the termination or expiration of this Agreement, whether voluntarily or involuntarily, directly or indirectly for itself or any other person or entity solicit, interfere with or endeavor to entice away from the other Venturer any of its employees, officers, directors or agents.

     Section 14.9 Publicity. During the Term of this Agreement, no public release, announcement or other form of publicity concerning the transactions contemplated by this Agreement shall be issued by either party or any of its Affiliates without the prior approval of the other party (which approval shall not be unreasonably withheld), except as may be required by applicable law or the rules or regulations of any securities exchange on which the securities of the party required to make such disclosure are listed, in which case such party shall, to the extent possible, allow the other party reasonable time to comment on such disclosure in advance of its issuance.

     Section 14.10  Notices.   (i) Unless otherwise specified in
this Agreement, all notices, demands, elections, requests or other communications that any party to this Agreement may desire or be required to give hereunder shall be in writing and shall be given by hand delivery, facsimile (with the hard copy of such facsimile promptly delivered to the addressee), by post prepaid, registered or recorded delivery or by a recognized overnight courier service providing confirmation of delivery, addressed as follows:


     If to Newall:       5500 Northwest 69th Avenue
                         Lauderhill, Florida 33319
                         Attention: Stanley Rosenthal

     with a copy to:     Bruce Litwer, Esq.
                         5500 Northwest 69th Avenue
                         Lauderhill, Florida 33319

     If to Chancellor:   197 First Avenue
                         Needham, Massachusetts 02194
                         Attention: President

     with a copy to:     James M. Clary, III, Esq.
                         197 First Avenue
                         Needham, Massachusetts 02194

               (ii) Each party shall have the right to designate another address or change in address by written notice to the other in the manner prescribed herein.

               (iii) All notices given pursuant to this Section shall be deemed to have been properly given (i) if delivered by hand, on the date of delivery or on the date delivery was refused by the addressee, or (ii) if delivered by mail or by overnight courier, on the date of delivery as established by the return receipt or courier service confirmation (or the date on which the return receipt or courier service confirms that acceptance of delivery was refused by the addressee).

     Section 14.11 Headings and Captions. All headings and captions contained in this Agreement are inserted for convenience only and shall not be deemed a part of this Agreement.

     Section 14.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one Agreement.

     Section 14.13  Governing Law.  This Agreement shall be
construed in accordance with the laws of the State of Florida, without regard to conflict of law provisions thereof.

     Section 14.14 Invalidity. Every provision of this Agreement is intended to be severable. The invalidity and unenforceability of any particular provision of this Agreement in any jurisdiction shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     Section 14.15 Claims by Venture. (a) If either Venturer ("the First Venturer") shall reasonably believe that the Venture has a claim against, or a claim which may involve a claim against the other Venturer, then the First Venturer shall be entitled, through its Executive Committee Nominee(s), to decide whether to instigate litigation and to conduct such litigation, without requiring the approval or involvement of the other Venturer.

          (b) If either Venturer asserts any claim against the Venture or threatens to do so, then the Venture's response to such claim and the conduct of any litigation, shall be controlled by the other Venturer without requiring the approval or involvement of the Venturer concerned.

          (c) If the Venture is unsuccessful in any claim, litigation or proceedings described above, the First Venturer shall be solely responsible and shall indemnify the Venture and the other Venturer, for all costs and expenses incurred by the Venture, and the other Venturer, in connection with such claim, litigation or proceeding.

     Section 14.16 Time for Performance. If any of the time periods set forth in this Agreement expires on a Saturday, Sunday or legal holiday in the State of Florida or the United States of America, then the time period shall automatically be deemed extended to the next succeeding business day.


                 [SIGNATURES APPEAR ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WITNESSES:                         NEWALL:

                                   NEWALL ASSISTED LIVING, LTD., a
                                   Florida limited partnership

                                   By:  Asliv, Inc., a Florida
                                        corporation, its General
                                        Partner


                                   By:
Print Name:________________        Print Name:
                                   Title:

Print Name:________________




WITNESSES:                         CHANCELLOR:

                                   CHANCELLOR OF LAUDERHILL II,
                                   INC., a Delaware corporation


                                   By:
Print Name:__________________      Print Name:
                                   Title:

Print Name:__________________




EXHIBITS:

Exhibit "A"         Legal Description of Property

SCHEDULES:

Schedule 1.13(c)    Executive Committee Nominees
Schedule 4.2        Site Plan (TO BE ATTACHED UPON APPROVAL)
Schedule 4.6(a)     Exception(s) to Restrictions on Newall
Schedule 4.6(b)     Exception(s) to Restrictions on Chancellor
Schedule 6.1        Initial Capital Contributions

\47156\014\JTVTRAGM.004
                             EXHIBIT A

                         LEGAL DESCRIPTION



A portion of Tract "A", BOULEVARD FOREST, according to the plat thereof, as recorded in Plat Book 113, Page 39 of the Public
Records of Broward County, Florida, being more particularly described as follows:

COMMENCING at the Northwest corner of Tract "A":

THENCE North 89degrees 32'45" East, along the North line of said Tract "A", a distance of 264.88 feet, to the POINT OF BEGINNING;

THENCE continue North 89 degrees 32'45" East, along said North line, a distance of 825.12 feet;

THENCE South 00 degrees 27'15" East, a distance of 110.00 feet to a point on the arc of a non-tangent curve concave to the South (said point bears North 11 degrees 04'58" East from the radius point of the next described curve);

THENCE Southwesterly, along the arc of said curve having a radius of 90.00 feet, a delta of 64 degrees 00'00", and an arc distance of 100.53 feet to a point of Tangency;

THENCE South 37 degrees 04'58" West, a distance of 96.87 feet to the beginning of a curve concave to the North;

THENCE Westerly, along the arc of said curve having a radius of
174.81 feet, a delta of 80 degrees 17'56", and an arc distance of 244.99 feet to a Point of Reverse Curvature with a curve concave to the South;

THENCE Westerly, along the arc of said curve having a radius of
500.00 feet, a delta of 49 degrees 30'00", and an arc distance of 431.97 feet to an intersection with a non-tangent curve concave to the South (said point bears North 09 degrees 22'54" East from the radius point of the next described curve);

THENCE Westerly, along the arc of said curve having a radius of
140.00 feet, a delta of 15 degrees 47'21", and an arc distance of 38.58 feet to a Point of Non-Tangency;

THENCE North 00 degrees 27'15" West, 244.39 feet to the POINT OF BEGINNING;

Said lands lying in the City of Lauderhill, Broward County, Florida.
                         SCHEDULE 1.13(c)


                   EXECUTIVE COMMITTEE NOMINEES


     Newall:  Stanley Rosenthal

     Chancellor:  James M. Clary, III

                           SCHEDULE 4.2


                             SITE PLAN


                  [TO BE ATTACHED UPON APPROVAL]
                                           SCHEDULE 4.6(a)


               EXCEPTIONS TO RESTRICTIONS ON NEWALL




                               NONE
                                                    SCHEDULE 4.6(b)


             EXCEPTIONS TO RESTRICTIONS ON CHANCELLOR


               Plantation, Florida Project

               Tamarac, Florida Project

               Forest Trace Project

                           SCHEDULE 6.1

                   INITIAL CAPITAL CONTRIBUTIONS


     Newall:  The Property.


     Chancellor:    Reasonable costs and expenses associated with
                    obtaining all required approvals for
                    development of the Property.



















































                               LEASE







             NEWALL-CHANCELLOR 69TH AVENUE ASSOCIATES,

                      a Florida Joint Venture


                            as LANDLORD



                                AND



                CHANCELLOR OF LAUDERHILL II, INC.,


                      a Delaware Corporation


                             as TENANT

















                              LEASE

      NEWALL-CHANCELLOR 69TH AVENUE ASSOCIATES (LANDLORD) AND
            CHANCELLOR OF LAUDERHILL II, INC. (TENANT)

                         Table of Contents

ARTICLE 1.       Lease of Premises

          1.01   Premises. . . . . . . . . . . . . . . . . . . . .1
          1.02   Title and Condition of Premises . . . . . . . . .2

ARTICLE 2.       Use of Premises

          2.01   Use . . . . . . . . . . . . . . . . . . . . . . .3
          2.02   Maintain License, etc.. . . . . . . . . . . . . .3
          2.03   Public Use. . . . . . . . . . . . . . . . . . . .3

ARTICLE 3.       Term

          3.01   Term. . . . . . . . . . . . . . . . . . . . . . .4
          3.01   Renewal Terms . . . . . . . . . . . . . . . . . .4

ARTICLE 4.       Rent

          4.01   Base Rent . . . . . . . . . . . . . . . . . . . .4
          4.02   Additional Rent . . . . . . . . . . . . . . . . .4
          4.03   Other Conditions to Rent Payments . . . . . . . .4

ARTICLE 5.       Payment of Taxes, Assessments, Etc.

          5.01   Payment of Impositions. . . . . . . . . . . . . .6
          5.02   Excluded and Substituted Taxes, etc.. . . . . . .7
          5.03   Evidence of Payment.. . . . . . . . . . . . . . .7
          5.04   Contest of Impositions. . . . . . . . . . . . . .7
          5.05   Joinder by Landlord.. . . . . . . . . . . . . . .8
          5.06   Reserve Fund Payments.  . . . . . . . . . . . . .8

ARTICLE 6.       Additional Covenants of Landlord

          6.01   No Liens. . . . . . . . . . . . . . . . . . . . .8
          6.02   No Transfer of Premises . . . . . . . . . . . . .8
          6.03   No Dissolution. . . . . . . . . . . . . . . . . .8
          6.04   Limitation on Business. . . . . . . . . . . . . .8
          6.05   No Voluntary Bankruptcy . . . . . . . . . . . . .8
          6.06   Cooperation . . . . . . . . . . . . . . . . . . .9

ARTICLE 7.       Additional Covenants of Tenant

          7.01   Maintenance of Existence. . . . . . . . . . . . .9
          7.02   Inventory . . . . . . . . . . . . . . . . . . . .9
          7.03   Licenses and Approvals. . . . . . . . . . . . . .9
          7.04   Returns, Reports, etc.. . . . . . . . . . . . . .9
          7.05   Works Orders; Statements of Deficiencies. . . . .9
          7.06   Revenues and Expenses . . . . . . . . . . . . . .9
          7.07   Single Purpose Entity . . . . . . . . . . . . . .9
          7.08   Assignment and Assumption of Management
                 Agreement . . . . . . . . . . . . . . . . . . . 10

ARTICLE 8.       Compliance with Laws

          8.01   Tenant's Compliance.. . . . . . . . . . . . . . 10
          8.02   Right To Contest Applicable Laws. . . . . . . . 10
          8.03   Landlord's Compliance . . . . . . . . . . . . . 10

ARTICLE 9.       Insurance and Indemnification

          9.01   Building Insurance. . . . . . . . . . . . . . . 11
          9.02   Liability Insurance.. . . . . . . . . . . . . . 11
          9.03   Professional Liability Insurance. . . . . . . . 11
          9.04   Insurance Criteria. . . . . . . . . . . . . . . 11
          9.05   HUD Financing Insurance Requirements. . . . . . 12
          9.06   Evidence of Insurance.. . . . . . . . . . . . . 12
          9.07   Waiver Of Subrogation . . . . . . . . . . . . . 12
          9.08   Indemnification . . . . . . . . . . . . . . . . 12

ARTICLE 10.      Party's Right to Perform Other Party's Covenants

          10.01  Landlord's Right To Perform.. . . . . . . . . . 13
          10.02  Reimbursement By Tenant.. . . . . . . . . . . . 13
          10.03  Tenant's Rights to Perform. . . . . . . . . . . 14

ARTICLE 11.      Repairs and Maintenance of the Premises

          11.01  Tenant's Repairs. . . . . . . . . . . . . . . . 14
          11.02  Landlord's Repairs. . . . . . . . . . . . . . . 14
          11.03  Additional Furniture, Furnishings and
                 Equipment . . . . . . . . . . . . . . . . . . . 14

ARTICLE 12.      Surrender

          12.01  Surrender.. . . . . . . . . . . . . . . . . . . 15
          12.02  Removal of Furniture, Fixtures and Equipment. . 15
          12.03  Abandonment by Tenant.. . . . . . . . . . . . . 15
          12.04  Loss or Damage To Property. . . . . . . . . . . 15
          12.05  [Intentionally Omitted] . . . . . . . . . . . . 15
          12.06  Inventory.  . . . . . . . . . . . . . . . . . . 16
          12.07  Assignment of Rights. . . . . . . . . . . . . . 16

ARTICLE 13.      Alterations, Improvements and Additions

          13.01  Alterations.. . . . . . . . . . . . . . . . . . 16
          13.02  Compliance with Applicable Laws.  . . . . . . . 17
          13.03  Cooperation of Landlord.. . . . . . . . . . . . 17
          13.04  Landlord's Title. . . . . . . . . . . . . . . . 17

ARTICLE 14.       Liens

          14.01  Discharge of Liens. . . . . . . . . . . . . . . 17
          14.02  Landlord's Discharge. . . . . . . . . . . . . . 17
          14.03  Consent Not Implied.. . . . . . . . . . . . . . 17

ARTICLE 15.      No Waste

          15.01  No Waste. . . . . . . . . . . . . . . . . . . . 18

ARTICLE 16.      Entry on Premises by Landlord

          16.01  Landlord's Entry. . . . . . . . . . . . . . . . 18
          16.02  Entry Conditions. . . . . . . . . . . . . . . . 18
          16.03  Interference with Tenant. . . . . . . . . . . . 18

ARTICLE 17.      Damage or Destruction

          17.01  Cancellation Due To Casualty. . . . . . . . . . 20
          17.02  Damage. . . . . . . . . . . . . . . . . . . . . 20
          17.03  Insurance Proceeds. . . . . . . . . . . . . . . 20
          17.04  Insufficient or Excess Net Proceeds.. . . . . . 20

ARTICLE 18.      Condemnation

          18.01  Cancellation in the Event of Taking . . . . . . 21
          18.02  Partial Taking. . . . . . . . . . . . . . . . . 21
          18.03  Award.  . . . . . . . . . . . . . . . . . . . . 21
          18.04  Restoration.. . . . . . . . . . . . . . . . . . 22
          18.05  Insufficient or Excess Net Award. . . . . . . . 22

ARTICLE 19.      Assignments and Subleases Of Tenant's Interest

          19.01  Assignments, etc. . . . . . . . . . . . . . . . 22
          19.02  Prohibition on Modification.. . . . . . . . . . 23

ARTICLE 20. Intentionally Omitted. . . . . . . . . . . . . . . . 24

ARTICLE 21.      Mortgages By Landlord

          21.01  Fee Mortgage. . . . . . . . . . . . . . . . . . 24
          21.02  Subordination.. . . . . . . . . . . . . . . . . 24
          21.03  Nondisturbance. . . . . . . . . . . . . . . . . 25
          21.04  Subordination of Fee Mortgage.. . . . . . . . . 25
          21.05  Payments By Tenant on Behalf of Landlord. . . . 25

ARTICLE 22.      Default

          22.01  Events of Default.. . . . . . . . . . . . . . . 25
          22.02  Landlord's Remedies.  . . . . . . . . . . . . . 26
          22.03  Landlord's Default. . . . . . . . . . . . . . . 27
          22.04  No Waiver . . . . . . . . . . . . . . . . . . . 27
          22.05  Cumulative Remedies.. . . . . . . . . . . . . . 28

ARTICLE 23.      Quiet Enjoyment

          23.01  Quiet Enjoyment.. . . . . . . . . . . . . . . . 28



ARTICLE 24.      Estoppel Certificates

          24.01  Tenant's Certificate. . . . . . . . . . . . . . 28
          24.02  Landlord's Certificate. . . . . . . . . . . . . 29

ARTICLE 25.      Disputes

          25.01  Arbitration Procedure.. . . . . . . . . . . . . 29
          25.02  Payment.. . . . . . . . . . . . . . . . . . . . 29
          25.03  Disputes Subject To Arbitration.. . . . . . . . 30

ARTICLE 26.      General Provisions

          26.01  Severability. . . . . . . . . . . . . . . . . . 30
          26.02  Notices.. . . . . . . . . . . . . . . . . . . . 30
          26.03  Waiver of Jury Trial. . . . . . . . . . . . . . 31
          26.04  Consent of Landlord.. . . . . . . . . . . . . . 31
          26.05  Payments Under Protest. . . . . . . . . . . . . 31
          26.06  No Oral Modification. . . . . . . . . . . . . . 31
          26.07  Covenants To Bind and Benefit Respective
                 Parties.. . . . . . . . . . . . . . . . . . . . 31
          26.08  Captions and Table of Contents. . . . . . . . . 31
          26.09  Memorandum of Lease . . . . . . . . . . . . . . 32
          26.10  Attorneys' Fees . . . . . . . . . . . . . . . . 32
          26.11  Waiver. . . . . . . . . . . . . . . . . . . . . 32
          26.12  Governing Law; Venue. . . . . . . . . . . . . . 32
          26.13  Business Days. . . . . . . . . . . . . . . . . 32
          26.14  Reference Rate. . . . . . . . . . . . . . . . . 32
          26.15  Time. . . . . . . . . . . . . . . . . . . . . . 33
          26.16  Relationship of the Parties . . . . . . . . . . 33

Exhibits
     A    Legal Description
     B    Excluded Assets
     C    Permitted Encumbrances
     D    Qualifying Subordination, Non-Disturbance and Attornment
          Agreement
     E    Memorandum of Lease




                               LEASE

          THIS LEASE (the "Lease") dated this 24th day of
September, 1997, by and between NEWALL-CHANCELLOR 69TH AVENUE
ASSOCIATES, a Florida joint venture ("Landlord"), and CHANCELLOR OF LAUDERHILL II, INC. a Delaware corporation
("Tenant").


                      W I T N E S E T H:


     WHEREAS, Landlord is the owner of certain real property consisting of approximately four and two-tenths (4.2) acres of vacant land situated in Lauderhill, in the County of Broward, State of Florida and legally described in Exhibit A attached hereto ("Land");

     WHEREAS, Landlord intends to develop and construct on the Land an assisted living facility to be comprised of approximately one hundred twenty (120) beds;

     WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, the Land, together with all improvements now or hereafter located thereon, including, without limitation, the Facility (as hereinafter defined) and all other tangible assets used in connection with the Facility; and

     WHEREAS, concurrent with the execution of this Lease, Landlord and Tenant are entering into an Option to Purchase
Agreement (the "Purchase Option") with regard to the Premises
(as hereinafter defined).

     NOW, THEREFORE, FOR AND IN CONSIDERATION of the covenants and agreements hereinafter contained, Landlord and Tenant hereby agree as follows:


                          ARTICLE 1.

                       Lease of Premises

     1.01 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms, covenants and conditions hereinafter set forth, the following described premises (collectively, "Premises"):

          (a)    the Land;

          (b) the buildings and improvements to be erected thereon, all replacements thereof and all new or additional buildings and improvements erected on the Land (collectively,
                 "Facility"); and

          (c) the right, title and interest, if any, of Landlord in and to:

                 (i)          Any strips and gores of land
                              adjoining the Land on any side
                              thereof;

                 (ii)         Any land lying in the bed of any
                              street or avenue abutting the
                              Land, to the center line thereof;

                 (iii)        Any easements or other rights in
                              adjoining property enuring to the
                              benefit of Landlord by reason of
                              ownership of the Land;

                 (iv)         All tangible assets ("Tangible
                              Assets") relating to the Facility
                              and the Landlord's business
                              conducted at the Facility,
                              including, without limitation all
                              vehicles, fixtures, machinery,
                              equipment, furniture, furnishings
                              and other assets (except those
                              assets listed in Exhibit B
                              attached hereto) used in or in
                              connection with the use,
                              occupation and operation of the
                              Land and Facility and all
                              alterations, additions and
                              improvements hereafter made to
                              the Land and Facility, title to
                              which may vest in Landlord.

     SUBJECT, HOWEVER, to the permitted liens and other encumbrances set forth on Exhibit C attached hereto ("Permitted
Encumbrances").

     1.02 Title and Condition of Premises. Landlord represents and warrants as of the date hereof and as of the Commencement Date (as defined in Section 3.01), upon which representation and warranty Tenant has relied in the execution of this Lease, that (i) Landlord is the owner of the Premises in fee simple absolute, free and clear of all liens and encumbrances except the Permitted Encumbrances, and the Premises shall include all of the assets necessary (as of the Commencement Date) to meet all applicable regulatory requirements and to permit Tenant to operate the Facility as a going concern and assisted living facility with 120 beds licensed for assisted living use; (ii) this Lease is and shall be a first encumbrance on the Premises subject only to the Permitted Encumbrances; and (iii) there are no easements, restrictions, zoning ordinances or similar governmental regulations which prevent the use of the Premises for the Permitted Use (as hereinafter defined).


                          ARTICLE 2.

                        Use of Premises

     2.01  Use.

          (a) Tenant shall use the Premises as an assisted living facility and such other ancillary uses as are consistent with the operation of an assisted living facility (the "Permitted Use"). Tenant shall not use the Premises for any other purposes without Landlord's prior written consent not to be unreasonably withheld. In the event any proposed change in use is implemented, the proposed use shall become a "Permitted Use" and all other appropriate changes in phraseology in this Lease shall automatically be deemed to have been made.

          (b) Tenant shall not use or allow the Premises to be used for any unlawful purpose or in violation of any certificate of occupancy or any other applicable laws covering or affecting the use of the Premises or any part thereof or for any use which may, at law, constitute a nuisance, public or private, or which may make void or voidable any insurance then in force with respect thereto.

     2.02 Maintain License, etc. Except in the event that Tenant engages in a Permitted Use other than use of the Premises as an assisted living facility in accordance with
Section 2.01 hereof, during the Term (as defined in Section 3.01), Tenant shall maintain its license from the Florida Agency for Health Care Administration (or any successor agency) to operate the approximately 120 beds in the Facility as assisted living facility beds.

     2.03 Public Use. Tenant shall not suffer or permit the Premises or any portion thereof to be used by the public, as such, without restriction or in such manner as might reasonably tend to impair Landlord's title to the Premises or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage, adverse possession or prescription by the public, as such, or of implied dedication, of the Premises or any portion thereof. Tenant hereby acknowledges that Landlord does not hereby consent, expressly or by implication, to the unrestricted use or possession of the whole or any portion of the Premises by the public, as such.


                          ARTICLE 3.

                             Term

     3.01  Initial Term.

          (a) The initial term of this Lease (the "Initial Term") shall be fifteen (15) years commencing on the first day of the next calendar month following the date that (i) all appropriate and necessary permits, licenses, approvals, certificates and certifications have been issued by the appropriate governmental entities having jurisdiction over the Facility to permit Tenant to operate the Facility lawfully as an assisted living facility, and (ii) all punchlist items in connection with the construction of the Facility are completed to the reasonable satisfaction of Tenant ("Commencement Date"), and expiring on the day preceding the fifteenth (15th) anniversary of the Commencement Date, unless sooner terminated or otherwise extended as provided for herein. The last day of the Term is referred to herein as the "Expiration Date."
Unless otherwise indicated, as used in this Lease, the word "Term" shall mean the Initial Term and any properly exercised Renewal Term (as hereinafter defined).

          (b) As used in this Lease, the term "Lease Year" shall refer to a period of 365 days (366 in any leap year) commencing on the Commencement Date or any anniversary of the Commencement Date.

     3.02 Renewal Terms. Landlord hereby grants to Tenant the right and option to renew the Initial Term of this Lease for two (2) successive terms of five (5) years each (each of which is referred to as a "Renewal Term"); the first Renewal Term shall commence from the date of the expiration of the Initial Term of this Lease and the second Renewal Term shall commence from the date of the expiration of the first Renewal Term. In order to exercise the option herein granted, Tenant must give Landlord written notice of Tenant's intention to exercise the option to renew not less than thirty (30) days prior to the expiration of the Initial Term of this Lease with respect to the first Renewal Term and not less than thirty (30) days prior to the expiration of the first Renewal Term with respect to the second Renewal Term. All of the terms, covenants and conditions of this Lease will apply during any Renewal Term.


                          ARTICLE 4.

                             Rent

     4.01  Base Rent.

          (a) Tenant shall pay to Landlord, in such currency of the United States of America as at the time of payment shall be legal tender for payment of private and public debts, annual rent in equal monthly installments ("Base Rent") over and above the other payments to be made by Tenant as hereinafter provided, equal to:

                      (i)     The monthly principal and
                              interest on the outstanding
                              Project Financing (as defined
                              below) for the Facility; plus

                     (ii)     The amount necessary for payment
                              of real estate taxes, property
                              insurance, and replacement
                              reserve funds related to the
                              Project Financing; plus

                    (iii)     The monthly principal and
                              interest on any outstanding
                              Chancellor Loan (as defined in
                              Landlord's joint venture
                              agreement).

     4.02 Additional Rent.

          (a) The parties agree Tenant shall pay Landlord after the Base Rent payable under Section 4.01, as additional rent (the "Additional Rent"), fifty percent (50%) of the Cash Flow (as hereinafter defined). "Cash Flow" as used herein shall mean all cash and cash equivalents received by Tenant from all sources from the operation of the Facility, on hand as of the last day of the period of determination thereof, after payment of all then due expenses of operating and managing the Facility (including, without limitation, payments due under the Management Agreement (as hereinafter defined) and payments for capital improvements and replacements to the extent of the then current annual portion thereof based upon the amortization of such capital improvements and replacements over the useful life thereof) and after payment of all then due debts and liabilities relating to the Facility [including the Project Financing and any Chancellor Loan (as defined in Landlord's joint venture agreement)] and after establishment of any reserves required under the Project Financing.

     4.03 Other Conditions to Rent Payments.

     (a)  The Base Rent shall be paid:

          (i) Without advance notice, demand, offset, or deduction unless the offset or deduction is made by Tenant as specifically permitted by this Lease;

          (ii) On or prior to the tenth (10th) day of the first month following the Commencement Date, and for each succeeding month of the Term, on the tenth (10th) day of each month;

          (iii) Notwithstanding anything herein to the contrary, Landlord hereby covenants and agrees that Tenant shall have the right to pay the Base Rent then due and payable by Landlord under the Project Financing directly to the applicable lender, in which event the amount actually paid by Tenant to service such debt shall be applied as a credit against any Base Rent due and payable by Tenant to Landlord hereunder; and

          (iv) If the Term does not end on the last day of a month, the Base Rent for that partial month shall be prorated by multiplying the monthly Base Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month.

     (b)  The Additional Rent shall be paid:

          (i) Without advance notice, demand, offset, or deduction unless the offset or deduction is made by Tenant as specifically permitted by this Lease;

          (ii) On or prior to the tenth (10th) day of the first month following the Commencement Date, and for each succeeding month of the Term, in arrears, on the tenth (10th) day of each month;


                          ARTICLE 5.

              Payment of Taxes, Assessments, Etc.

     5.01 Payment of Impositions. Except as otherwise provided in Section 5.02 of this Lease or as otherwise included in Base Rent, Tenant shall pay or cause to be paid, before any fine, penalty, interest or cost may be added thereto (or, if the bills therefor are directed to Landlord and Landlord fails to submit same to Tenant in a timely manner sufficient to permit Tenant to comply with the foregoing, then within fifteen
(15) business days after Landlord's submission of such bills to Tenant), all such real estate taxes, assessments, sewer rents, water meter and water charges, excises, levies, license and permit fees, charges for public utilities and all such other charges which at any time during the Term may be assessed, levied, confirmed or imposed upon, the Premises (collectively, the "Impositions", and any one of the same being hereinafter referred to as an "Imposition"); provided, however, that:

          (a) if, by law, any Imposition may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same, including any accrued interest on the unpaid balance of such Imposition, in installments and, in such event, shall pay such installments as may become due during the Term; and

          (b) all Impositions for the fiscal or tax years in which the Term begins and ends shall be apportioned so that Tenant shall pay only those portions thereof which correspond with the portion of said years as are within the Term.

          (c) as to sales tax, if any, which may be due hereunder in connection with all rent payments, Tenant shall be responsible for payment of such tax.

     5.02 Excluded and Substituted Taxes, etc. Nothing contained in this Lease shall require Tenant to pay municipal, county, state or federal income taxes assessed against Landlord, or municipal, state or federal capital levy, gift, estate, succession, inheritance or transfer taxes of Landlord, or corporation excess profits or franchise taxes imposed upon any corporate owner of the fee of the Premises or any income, profits, or revenue tax, assessment or charge imposed upon Base Rent as such, payable by Tenant under this Lease; provided, however, that, if, at any time during the Term, the methods of taxation prevailing on the Commencement Date shall be altered so that in lieu of or as a substitute for the whole or any part of any Imposition now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed and imposed a tax, assessment, levy, imposition or charge, wholly or partially as a capital levy, or otherwise, on the rents received therefrom, or, by or based in whole or in part, upon the Premises, and imposed upon Landlord, then all such taxes or assessments, or the part thereof so measured or based, shall be deemed to be included within the term "Impositions" for the purposes hereof (but only to the extent that such substitution shall relieve Tenant in whole or in part from the payment of any Imposition enumerated in Section 5.01) to the extent that the same would be payable if the Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as herein provided in respect of the payment of any other Imposition.

     5.03 Evidence of Payment. Tenant from time to time, upon Landlord's reasonable request, shall furnish to Landlord within ten (10) days before the date when any Imposition would be delinquent, receipts of the appropriate taxing authority, or other evidence reasonably satisfactory to Landlord, evidencing the payment of any Impositions.

     5.04 Contest of Impositions. Tenant shall have the right to seek a reduction in the valuation or an exemption of the Premises for tax purposes and to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith and may defer payment of such Imposition, provided that neither the Premises nor any part thereof would by reason of such postponement or deferment be in danger of being forfeited or lost. Landlord may, after reasonable notice to Tenant, pay such contested item or items if the protection of the Premises or of Landlord's interest therein shall, in the reasonable judgment of Landlord, require such payment.

     5.05 Joinder by Landlord. Landlord shall join in any proceedings referred to in Section 5.04 if the provisions of any Applicable Law (as hereinafter defined) at the time in effect shall require that such proceedings be brought by or in the name of Landlord or any owner of the Premises. Landlord shall not ultimately be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings. Tenant shall be entitled to any refund of any Imposition and penalties or interest thereon received by Landlord which have been paid by Tenant, or which have been paid by Landlord but previously reimbursed in full by Tenant.

     5.06 Reserve Fund Payments. Tenant agrees to fund all real estate tax and casualty insurance reserves (collectively, the "Real Estate and Casualty Reserves") and replacement reserves (the "Replacement Reserves") required to be paid by Landlord under the Project Financing.


                          ARTICLE 6.

               Additional Covenants of Landlord

     6.01 No Liens. Landlord shall not create, incur, or permit to exist any lien, charge, encumbrance, easement or restriction upon the Premises, except as specifically permitted by the terms of this Lease.

     6.02 No Transfer of Premises. Landlord shall not sell, lease, mortgage, convey or otherwise transfer any legal, beneficial or equitable interest in the Premises or Landlord (except as provided in Landlord's joint venture agreement), except as required by the terms of this Lease or the Purchase Option.

     6.03 No Dissolution. Landlord shall not without the prior written consent of Tenant, which consent may be withheld in Tenant's sole discretion, dissolve, liquidate, merge, consolidate or terminate its existence or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) except as specifically permitted or required by the terms of this Lease or the Purchase Option.

     6.04 Limitation on Business. At all times throughout the Term, Landlord shall engage in no business other than the ownership, leasing and management of the Premises, together with any activities incidental thereto or required to be conducted by Landlord pursuant to the terms of this Lease or the Purchase Option.

     6.05 No Voluntary Bankruptcy. Landlord shall not file a voluntary petition in bankruptcy or make a general assignment for the benefit of creditors.

     6.06 Cooperation. Landlord shall at all times cooperate in all reasonable respects and take all actions necessary on its part to obtain and maintain in full force and effect waivers, licenses, permits and governmental approvals which may be necessary to permit Tenant to lease and thereafter to operate the Facility as an assisted living facility. In connection with each such application, the Landlord shall furnish Tenant with such existing data and information as may be reasonable and shall use its best efforts to assist in any reasonable way requested by Tenant.


                          ARTICLE 7.

                Additional Covenants of Tenant

     7.01 Maintenance of Existence. During the Term, Tenant agrees to preserve and maintain its existence and good standing.

     7.02 Inventory. During the Term, Tenant agrees to maintain inventory relating to the operation of the Facility in an amount sufficient to operate the Facility in the ordinary course.

     7.03 Licenses and Approvals. Tenant shall secure and keep in effect all material licenses, certifications, and approvals from federal, state, and local governmental and administrative agencies having jurisdiction over Tenant or the Premises required for the continued operation of the Facility by Tenant.

     7.04 Returns, Reports, etc. Tenant shall file all tax returns, plans and filings of any kind or nature which are required to be filed with respect to Tenant's operation of and leasehold interest in, the Facility during the Term.

      whi Works Orders; Statements of Deficiencies. Tenant shall provide to Landlord, within ten (10) business days after receipt, copies of any work orders or statements of deficiencies relating to the Premises which are issued by any state department of health or state or local licensure agency, or police or fire department, sanitation, health or work authorities or any other federal, state or municipal authority.

     7.06 Revenues and Expenses. During the Term, Tenant shall have the right to receive all revenues generated by the operation of the Facility and, except as specifically provided otherwise in this Lease, shall be responsible for all expenses arising therefrom.

     7.07 Single Purpose Entity. Tenant shall engage in no business other than the leasing, ownership and operation of the Premises.

     7.08 Assignment and Assumption of Management Agreement. Commencing as of the Commencement Date and continuing for the Term, Landlord assigns to Tenant, and Tenant assumes from Landlord, those obligations which accrue as of the Commencement Date under that certain management agreement by and between Landlord and SRR Management Corp. (or its nominee) ("Manager") pursuant to which Manager shall provide operational management and marketing services for the Facility (the "Management Agreement").


                          ARTICLE 8.

                     Compliance with Laws

     8.01 Tenant's Compliance. Except as otherwise provided in this Lease, throughout the Term, Tenant, at its sole cost and expense, shall comply in all material respects with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and officers, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Premises or to the use or manner of use of the Premises ("Applicable Laws"). This undertaking shall not be deemed breached by the existence of routine correctable violations disclosed upon licensure or certification surveys by any federal, state or local governmental authority provided that Tenant proceeds to correct same. Notwithstanding anything herein to the contrary, Tenant shall not be required to make any structural changes or improvements to the Premises.

     8.02 Right To Contest Applicable Laws. Tenant shall have the right, after prior written notice to Landlord, to contest by appropriate legal proceedings conducted in good faith, in the name of Tenant or Landlord or both, the validity or application of any Applicable Laws; provided, that compliance with such Applicable Laws pending the prosecution of any such proceeding would not subject Landlord to civil or criminal liability or fine.

Landlord shall, subject to the foregoing, execute and deliver any appropriate papers which may be necessary or proper to permit Tenant so to contest the validity or application of any such Applicable Laws.

     8.03 Landlord's Compliance. Landlord shall make all structural changes to the Premises necessary to comply with Applicable Laws.


                          ARTICLE 9.

                 Insurance and Indemnification

     9.01 Building Insurance. Tenant, at its sole cost and expense, shall at all times during the Term procure and maintain for the benefit of Landlord and Tenant, a policy of property insurance with such extended coverage as shall from time to time be customary for premises similarly situated in Broward County, Florida, covering the Premises in an amount sufficient to prevent Landlord or Tenant from being or becoming a co-insurer within the terms of the policy in question with an agreed amount clause (which amount shall in no event be less than 80% of the full replacement value of the Premises).

     9.02 Liability Insurance. Tenant shall (from Facility revenues) maintain commercial general liability insurance, including public liability and property damage, with a minimum combined single limit of liability of Three Million Dollars ($3,000,000) in the aggregate and $1,000,000 per occurrence for personal injuries or deaths of persons occurring in or about the Premises.

     9.03 Professional Liability Insurance. Tenant, at its sole cost and expense, shall maintain professional liability insurance customarily issued in connection with assisted living operations in an amount not less than One Million Dollars ($1,000,000).

     9.04 Insurance Criteria. Insurance policies required by this Lease shall:

          (a) be issued by insurance companies of recognized responsibility;

          (b) name the nonprocuring party, the Fee Mortgagee (as hereinafter defined), and other persons or entities reasonably designated by Landlord or Tenant, as the case may be, as additional insureds as their interests may appear; other landlords or tenants may also be added as additional insureds in a blanket policy;

          (c) provide that the insurance not be canceled or materially changed in the scope or amount of coverage unless fifteen (15) days or more advance notice is given to the nonprocuring party;

          (d) be primary policies not as contributing with, or in excess of, the coverage that the other party may carry;
and

          (e) be permitted to be carried through one or more of the following:

                 (i)          a "blanket policy"; or

                 (ii)         "umbrella" coverage;

     9.05 Project Financing Insurance Requirements. Tenant shall also maintain any additional insurance as shall be required under the Project Financing.

     9.06 Evidence of Insurance. By the Commencement Date and upon each renewal of its insurance policies, each party shall give certificates of insurance to the other party evidencing the insurance coverage required under this Article 9.

     9.07 Waiver Of Subrogation. Each of Landlord and Tenant hereby waives any and every claim for recovery from the other for any and all loss or damage of or to the Premises or of or to the contents thereof, or of or to the rents therefrom or the use thereof, whether such loss or damage is due to the negligence of Landlord or Tenant or its respective agents or employees, to the extent that such loss or damage is covered or coverable under a property insurance policy, provided, however, that the aforesaid waiver by any party shall not be effective if such party's insurance policy does not permit or would be invalidated by such waiver.

     9.08 Indemnification.

          (a) Tenant agrees to defend, protect, indemnify and save harmless Landlord from and against all liability to third parties (including but not limited to the officers, agents, contractors, and business associates of Tenant) arising out of
(i) Tenant's use and occupancy of the Premises (other than liability arising with respect to Landlord's failure to perform or observe any of Landlord's obligations under this Lease or any negligence on the part of Landlord), (ii) the negligence or intentional misconduct of Tenant and its servants, agents, employees, contractors, suppliers, workers and invitees, or
(iii) Tenant's failure to perform or observe any covenant or condition required to be performed or observed by Tenant under this Lease.

          (b) Landlord agrees to defend, protect, indemnify and save harmless Tenant from and against all liability to third parties (including but not limited to the officers, agents, contractors, and business associates of Landlord) arising out of (i) Landlord's use, operation and maintenance of the Premises (other than liability arising with respect to Tenant's failure to perform or observe any of Tenant's obligations under this Lease or any negligence on the part of Tenant), (ii) the negligence or intentional misconduct of Landlord and its servants, agents, employees, contractors, suppliers, workers and invitees, or (iii) Landlord's failure to perform or observe any covenant or condition required to be performed or observed by Landlord under this Lease.

          (c) If any claim is asserted or any action is commenced against a party (the "Indemnified Party") in respect of which such Indemnified Party is entitled to seek indemnification hereunder, such Indemnified Party shall give prompt notice to the other party (the "Indemnifying Party"). Such Indemnifying Party shall have the right, with counsel approved by such Indemnified Party (not to be unreasonably withheld), to assume the defense of such claim or action. If the Indemnifying Party shall so assume such defense then it shall not be responsible for the fees of any separate counsel retained by the Indemnified Party. If the Indemnifying Party shall believe that the Indemnified Party is not entitled to indemnification hereunder then the Indemnifying Party shall not be required to assume such defense but if it shall be finally determined by a court of competent jurisdiction that the Indemnified Party is or was entitled to indemnification, then the Indemnifying Party shall also be liable for the counsel fees incurred by the Indemnified Party in connection with such claim or action.


                          ARTICLE 10.

       Party's Right to Perform Other Party's Covenants

     10.01 Landlord's Right To Perform. If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of Article 5, or to take out, pay for, maintain or deliver any of the insurance policies or certificates therefor as provided for in Article 9, or shall fail to make any other payment or perform any other act on its part to be made or performed, Landlord, after providing Tenant with the notice required pursuant to Section 22.01 of this Lease, and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease or from any Default by Tenant and without waiving Landlord's right to take such action as may be permissible under this Lease as a result of such Default, may (but shall be under no obligation to):

          (a) pay any Imposition payable by Tenant pursuant to the provisions of Article 5, or

          (b) take out, pay for and maintain any of the insurance policies provided for in Article 9, or

          (c) make any other payment or perform any other act on Tenant's part to be made or performed as in this Lease provided, and, subject to the entry conditions set forth in
Section 16.02, may enter upon the Premises for any such purpose, and take all such action thereon, as may be necessary therefor.

     10.02 Reimbursement By Tenant. All amounts properly paid by Landlord and all reasonable costs and expenses incurred by Landlord in connection with the performance of any such act shall be paid by Tenant to Landlord not later than thirty (30) days after demand.

     10.03 Tenant's Rights to Perform. If Landlord shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Tenant, after providing Landlord with the notice required pursuant to
Section 22.03 of this Lease and without waiving or releasing Landlord from any obligation of Landlord contained in this Lease or from any Default by Landlord and without waiving Tenant's right to take such action as may be permissible under this Lease as a result of such Default may (but shall be under no obligation to) remedy such default for the account and at the expense of Landlord; provided, however, in the event of an emergency, Tenant may remedy the default immediately and without notice. If the Tenant makes any expenditures or incurs any obligations for the payment of money in connection therewith, such sums paid or obligations incurred shall be paid by Landlord to Tenant upon demand provided that Tenant shall have the right to deduct all such sums from amounts due hereunder other than Base Rent. Notwithstanding anything herein to the contrary, the remedies set forth in this Lease shall not affect in any manner such claim to actual or constructive eviction or other claim for damages or relief to which Tenant may be entitled under Applicable Laws.

                          ARTICLE 11.

            Repairs and Maintenance of the Premises

     11.01 Tenant's Repairs. Throughout the Term, Tenant, at its sole cost and expense shall make all nonstructural repairs necessary to keep the Premises in good order and condition, and repair, reasonable wear and tear, casualty and condemnation excepted. Notwithstanding the foregoing, Landlord shall make all repairs required pursuant to this Section 11.01 to the extent such repairs are needed because of the misconduct or negligence of Landlord, its officers, employees, agents or invitees, and are not covered by the insurance carried by or required to be carried by Tenant hereunder.

     11.02 Landlord's Repairs. Throughout the Term, Landlord, at its sole cost and expense, shall make all structural repairs and replacements necessary to keep the Premises in good order, condition and repair, reasonable wear and tear, casualty and condemnation excepted. Notwithstanding the foregoing, Tenant shall make all repairs required pursuant to this Section 11.02 to the extent such repairs are needed because of the misconduct or negligence of Tenant, its officers, employees, agents or invitees and are not covered by the insurance carried by or required to be carried by Tenant hereunder.

     11.03 Additional Furniture, Furnishings and Equipment. Tenant shall have the right to install additional furniture, furnishings, equipment and machinery on the Premises and in the Facility (i.e., in addition to that located in the Facility as of the Commencement Date; hereinafter referred to as "Additional FF&E"), with Tenant retaining the right to remove and/or replace such Additional FF&E from time to time and upon the termination of this Lease, subject to the provisions of
Section 12.02 hereof.


                          ARTICLE 12.

                           Surrender

     12.01 Surrender. Except as otherwise provided herein, Tenant shall on the last day of the Term or upon any earlier termination of this Lease (other than upon a closing under the Purchase Option), surrender the Premises to Landlord without delay and in good order, condition and repair, except for (a) reasonable wear and tear; (b) casualty and condemnation; and
(c) alterations as permitted by this Lease. Such surrender shall be free and clear of all lettings and occupancies other than subleases then terminable at the option of the landlord thereof, subleases permitted under this Lease without Landlord's consent (except the Sublease), or subleases to which Landlord shall have specifically consented, and shall be free and clear of all liens and encumbrances other than the Permitted Encumbrances and any liens and encumbrances created or suffered by Landlord.

     12.02 Removal of Furniture, Fixtures and Equipment. Any Additional FF&E may be removed by Tenant at or prior to the termination or expiration of this Lease, provided, however, that the removal thereof will not structurally injure the Premises or necessitate fundamental changes in or repairs to the Premises.

     12.03 Abandonment by Tenant. Any personal property of Tenant or any subtenant, which shall remain in or on the Premises after the termination of this Lease and the removal of Tenant or such subtenant from the Premises, may, at the option of Landlord, be deemed to have been abandoned by Tenant or such subtenant and either may be retained by Landlord as its property or be disposed of in such manner as Landlord may elect, or if Landlord shall give written notice to Tenant to such effect, such property shall be removed by Tenant at Tenant's sole cost and expense. If this Lease shall terminate pursuant to Articles 17 or 18, then, notwithstanding Sections
12.02 and 12.03 Tenant or any subtenant shall have a reasonable time thereafter to remove any personal property of Tenant.

     12.04 Loss or Damage To Property. Landlord shall not be responsible for any loss or damage occurring to any property owned by Tenant, except where such loss or damage arises out of the negligence or willful misconduct of Landlord, its officers, employees or agents.

     12.05       [Intentionally Omitted].

     12.06 Inventory. Notwithstanding anything to the contrary contained in this Article 12, Tenant shall not remove from the Premises at the expiration of the Term or earlier termination of this Lease any inventory of linens, food and medical supplies ("Inventory") at the Facility.

     12.07 Assignment of Rights. Upon the expiration or termination of this Lease for any reason other than consummation of the sale of the Premises to Tenant:

          (a) Tenant and Landlord shall execute and deliver, as assignor and assignee, respectively, an assignment and assumption agreement, pursuant to which Tenant shall assign to Landlord all contracts associated with the ongoing operation of the Facility (including, without limitation, the Management Agreement), other than insurance and contracts for which a third-party consent to assignment is required and which consent has not been obtained; and

          (b) All expenses and income arising from the conduct of the business of the Facility in the ordinary course shall be prorated by the parties as of the date of such expiration or termination; and

          In addition to the foregoing, in advance of (and, if not completed, following) the expiration or termination of this Lease for any reason other than consummation of the sale of the Premises to Tenant, Tenant shall cooperate with the Landlord in all respects in causing all licenses related to the operation of the Facility to be reissued or transferred to Landlord or Landlord's designee.


                          ARTICLE 13.

            Alterations, Improvements and Additions

     13.01 Alterations. Subject to compliance with and observance of all of the terms, conditions, covenants and agreements provided for in this Lease, Tenant shall have the right, to be exercised at Tenant's option at any time during the Term of this Lease, and without Landlord's consent, to make alterations, improvements and/or additions, in and to the Premises; provided, however, that: (i) such alteration, improvement and/or addition is non-structural, does not diminish the value of the Premises and has no material impact on the operation of the Premises; (ii) for improvements in excess of $10,000, Tenant shall furnish to Landlord, prior to the commencement of any such work, a copy of the plans and specifications for such work and the name of the general contractor engaged to perform such work; and (iii) Tenant shall have obtained the prior written consent of the holder of the Fee Mortgage (as hereinafter defined) if required by the terms of such Fee Mortgage . Such work shall be performed in accordance with all applicable terms and conditions of the Project Financing.

     13.02 Compliance with Applicable Laws. All alterations, additions and/or improvements shall be done subject to and in accordance with all Applicable Laws.

     13.03 Cooperation of Landlord. Upon request of Tenant, but at Tenant's sole cost and expense, Landlord shall join in Tenant's application for any building permit or license required in connection with such alteration, improvement and/or addition, and, subject to the prior written consent of the holder of the Fee Mortgage, shall grant such utility easements as may be required in connection therewith.

     13.04 Landlord's Title. Any and all buildings, structures, additions and improvements upon the Land at the expiration or sooner termination of this Lease shall then become property of Landlord and shall be surrendered at that time in accordance with the provisions of Section 12.01. The provisions of this Section shall not apply if Tenant exercises its option to purchase the Premises in accordance with the terms of the Purchase Option.


                          ARTICLE 14.

                             Liens

     14.01  Discharge of Liens.  Tenant shall, within fifteen
(15) days after receiving notice of any mechanic's lien for material or work claimed to have been furnished to the Premises on Tenant's behalf and at Tenant's request either discharge the lien, or contest in good faith and with due diligence the validity of the lien.

     14.02 Landlord's Discharge. If Tenant does not discharge the lien or commence to contest the disputed lien within such fifteen (15) day period, Landlord may pay any reasonable amounts to discharge the lien. Tenant shall then be liable to Landlord for the amounts paid by Landlord in accordance with
Section 10.02 of this Lease plus reasonable expenses and interest at the applicable legal rate.

     14.03 Consent Not Implied. Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Premises or any part thereof.


                          ARTICLE 15.

                           No Waste

     15.01 No Waste. Tenant shall not do or suffer any waste or damage, disfigurement or injury to the Premises or any part thereof, but this shall not be deemed to prevent alterations, improvements and additions to the Premises permitted pursuant to other provisions of this Lease.


                         ARTICLE 16.

                 Entry on Premises by Landlord

     16.01 Landlord's Entry. Tenant shall permit Landlord and its authorized representatives to enter the Premises at all reasonable times for the purpose of:

          (a)  inspecting the Premises,

          (b) making any necessary repairs thereto and performing any work therein required to be performed by Landlord under this Lease or that Landlord may perform pursuant to Section 10.01 of this Lease on account of Tenant's failure to comply with the terms and conditions of this Lease,

          (c) complying with Applicable Laws under Article 8, or

          (d)  commencing six (6) months prior to the
expiration of the Term, showing the Premises to prospective tenants and/or management companies.

Except as otherwise required in this Lease, nothing herein shall imply any duty on the part of Landlord to do any such work.

     16.02 Entry Conditions. Notwithstanding Section 16.01, entry by Landlord onto the Premises is conditioned upon
Landlord:

          (a) giving Tenant at least twenty-four (24) hours advance notice, except in an emergency;

          (b) promptly finishing any work for which Landlord or its contractors entered; and

          (c) causing the least practical interference to Tenant's business.

     16.03  Interference with Tenant.  Notwithstanding Sections
16.01 and 16.02:

          (a) if Landlord's entry materially and substantially interferes with the conduct of Tenant's business (and the entry is not needed because of Tenant's negligence or willful misconduct), any amount due Landlord hereunder (other than Base
Rent) shall abate in proportion to the extent of the interference; and

          (b) if the Landlord causes damage to Tenant's property, Landlord shall be liable for any damage to the extent the damage is not covered by the insurance carried by Tenant.


                          ARTICLE 17.

                     Damage or Destruction

     17.01 Cancellation Due To Casualty. Notwithstanding anything in this Lease to the contrary, if, at any time during the Term, the Facility shall be destroyed or damaged by fire or any other cause, Tenant shall have the right to terminate this Lease by notice to Landlord in the event that (i) all of the Facility is substantially damaged and the restoration of the premises to its prior-existing condition is in violation of Applicable Laws; (ii) the Net Proceeds (as defined below) on account of such damage or destruction is unavailable or insufficient to repair, replace and rebuild the Premises with buildings, structures, improvements and equipment of equal or better character, quality and condition than existed immediately prior to such occurrence and Landlord fails to fund such deficiency to Tenant's reasonable satisfaction within 90 days of such casualty (such repairs, replacements and rebuilding hereinafter sometimes referred to as the "Restoration Work"); or (iii) the holder of the Fee Mortgage elects not to make the Net Proceeds available for the Restoration Work and the Landlord fails to fund the amount needed for the Restoration Work. In the event Tenant elects to terminate this Lease pursuant to this Section 17.01, this Lease and the Term shall cease and expire as of the date of such damage or destruction (the "Revised Expiration Date") with the same force and effect as if the Revised Expiration Date were the date originally set forth in this Lease for the expiration of the Term except that Tenant shall have no obligation to repair, replace or rebuild any buildings, structures, improvements or equipment, and the proceeds of all insurance shall be paid to and belong to Landlord. For the purposes of this Section Landlord shall have provided satisfactory evidence of funding for any deficiency in insurance proceeds if Landlord provides (i) evidence to Tenant that such funds are available in cash or other form of liquid investment subject to Tenant's reasonable approval or (ii) a commitment letter from an institutional lender at prevailing rates in the amount of such deficiency with financial and closing terms subject to Tenant's approval.

     17.02 Damage. If, during the Term, the buildings, improvements or the equipment on, in or appurtenant to the Premises on the Commencement Date, or thereafter erected or installed thereon or therein, shall be destroyed or damaged in whole or in part by fire or other cause, and Tenant does not terminate this Lease pursuant to Section 17.01, Tenant shall, except as otherwise hereinafter provided, use the Net Proceeds to promptly repair, replace and rebuild the same with buildings, structures, improvements and equipment of equal or better character, quality and condition than existed immediately prior to such occurrence.

     17.03 Insurance Proceeds. In the event of a loss in excess of $250,000, the proceeds of any insurance applicable to the particular casualty, less any cost and expense incurred in adjusting or collecting such proceeds (hereinafter sometimes referred to as the "Net Proceeds"), shall be deposited in an interest bearing account with a bank or trust company having a capital and surplus of at least $50,000,000, in trust, and such party (hereinafter referred to as the "Trustee") shall make available such Net Proceeds upon the terms and conditions hereinafter set forth. The Net Proceeds shall be disbursed from time to time at the request of and at the direction of Tenant, to the parties whom Tenant may employ to perform the Restoration Work, as same shall progress, or to Tenant, if Tenant shall make or pay for the cost of any Restoration Work, in reimbursement for the fair value of the work and materials actually incorporated in the Premises. Such payments shall be made by such Trustee from time to time, upon the written request of Tenant, by a duly authorized officer of Tenant, which shall be accompanied by a certificate, addressed to the Trustee, and to Landlord and to the holder of the Fee Mortgage, of the architect or engineer in charge of the Restoration Work, setting forth that the amount then requested to be withdrawn either has been paid by Tenant or is properly due to contractors, subcontractors, materialmen, engineers, architects, or other persons who have rendered services or furnished materials in connection with such Restoration Work. In the event of a loss of less than $250,000, the proceeds of insurance relating thereto shall be assigned or paid directly to Tenant, to be applied by Tenant in accordance with the provisions of this Section 17.03.

     17.04 Insufficient or Excess Net Proceeds. In the event the Net Proceeds shall be insufficient to properly and completely accomplish the entire Restoration Work and Tenant does not elect to terminate this Lease pursuant to Section
17.01 of this Lease, Landlord shall be liable to pay the additional amount required to complete the Restoration Work. If the Net Proceeds shall be in excess of the cost of the Restoration Work, the excess shall be paid to and retained by Landlord.


                          ARTICLE 18.

                         Condemnation.

     18.01  Cancellation in the Event of a Taking.

          (a) If the Premises shall, in its entirety, be taken in or by condemnation or other eminent domain proceedings (or by conveyance in lieu thereof), this Lease and the Term shall terminate and expire on the earlier of (i) the date of vesting of title in such taking (which date is hereinafter referred to as the "Date of Taking"), and (ii) that date which is 30 days after notice of the taking is received by Landlord (such date of termination and expiration on account of a taking hereinafter referred to as the "Taking Termination Date"), in which case the obligations and liabilities of Tenant under this Lease which have accrued on or prior to the Taking Termination Date, and the Base Rent provided in this Lease to be paid by Tenant shall be apportioned and paid by Tenant through the Taking Termination Date.

          (b) Upon the taking of substantially all of the Premises in or by condemnation or other eminent domain proceedings (or by conveyance in lieu thereof), Tenant in its sole and absolute discretion, shall have the right to terminate this Lease by notice to Landlord, which notice shall specify the "Taking Termination Date" and all rights and obligations of Tenant hereunder shall expire and terminate other than obligations and liabilities of Tenant under this Lease which have accrued on or prior to the Taking Termination Date, and the Base Rent provided in this Lease to be paid by Tenant shall be apportioned and paid by Tenant through the Taking Termination Date.

          (c) Upon the taking of less than substantially all of the Premises in or by condemnation or other eminent domain proceedings (or by conveyance in lieu thereof), Tenant shall have the right to terminate this Lease by notice to Landlord specifying the Taking Termination Date if such taking materially interferes with Tenant's ability to continue its business operations in substantially the same manner at the Facility as immediately prior to the taking, in which case all rights and obligations of Tenant hereunder shall expire and terminate other than obligations and liabilities of Tenant under this Lease which have accrued on or prior to the Taking Termination Date.

     18.02 Partial Taking. In the event of a taking of a part of the Premises in or by condemnation or other eminent domain proceedings (or by conveyance in lieu thereof) and Tenant does not terminate this Lease pursuant to Section 18.01, this Lease shall continue in full force and effect.

     18.03 Award. If at any time during the Term the whole or any part of the Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain (or by conveyance in lieu thereof), Landlord shall be entitled to and shall receive any and all awards and payments that may be made in any such proceeding. Any award of payment that may be made in any such proceeding, after deducting the reasonable cost and expense incurred in connection with the establishment and collection of such award or payment, is herein called the "Net Award". Notwithstanding anything else in this Section, Tenant may claim and recover from the condemning authority a separate award for Tenant's moving expenses, business dislocation damages, Tenant's personal property and fixtures, the unamortized costs of leasehold improvements paid for by Tenant, and any other award. In the event Tenant closes under the Option to Purchase, Tenant shall receive a credit at closing equal to (i) the amount of the Net Award if the taking does not relate to the revenue of the Facility or (ii) an equitable sum mutually agreed to by the parties if the taking affects the revenue of the Facility.

     18.04 Restoration. If a portion of the Premises shall be taken in or by condemnation or other eminent domain proceedings (or by conveyance in lieu thereof), and this Lease shall not be terminated in accordance with the provisions of Sections 18.01, Landlord shall, to the extent practicable, after any such partial taking, use the Net Award to promptly and diligently commence and complete the Restoration Work for the Premises as nearly as practicable to the condition which existed prior to such partial taking. In the event the Net Award is in excess of $250,000, the Net Award shall be deposited in an interest bearing account in trust with the Trustee, and the Trustee shall make available such Net Award upon the same terms and conditions as set forth in Section 17.03 substituting "Net Award" for "Net Proceeds" as used therein.

     18.05 Insufficient or Excess Net Award. If the cost of the Restoration Work required to be made by Tenant pursuant to
Section 18.04 exceeds the amount of the Net Award, the deficiency shall be deposited by Landlord with the Trustee. Any Net Award remaining after final payment for the cost of Restoration Work shall belong to Landlord, subject to the rights of the holder of the Fee Mortgage.


                          ARTICLE 19.

        Assignments and Subleases Of Tenant's Interest

     19.01  Assignments, etc.

          (a) Except as otherwise expressly provided for in this Article 19, during the Term, Tenant shall not assign this Lease or any of Tenant's interest hereunder, nor transfer, assign or sublease all or any part of the Premises, nor suffer or permit the Premises or any part thereof to be used by any person (excluding staff, and residents of the Facility) or entity without in each instance Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

          (b)  Notwithstanding anything to the contrary in
Section 19.01(a), Tenant may assign or sublease part or all of the Premises without Landlord's consent to:

                 (i)     any corporation, partnership or other
                         legal entity that controls, is
                         controlled by, or in under common
                         control with, Tenant; or

                 (ii)    any corporation or other entity
                         resulting from the merger or
                         consolidation with Tenant or to any
                         entity that acquires all of Tenant's
                         assets as a going concern of the
                         business that is being conducted on
                         the Premises, as long as the assignee
                         or subtenant is a bona fide entity and
                         assumes the obligations of Tenant.

          (c) Subleases and assignments by Tenant are subject to the following:

                 (i)          the terms of this Lease;

                 (ii)         the term thereof shall not extend
                              beyond the Term of this Lease;

                 (iii)        consent to one sublease or
                              assignment does not waive the
                              consent requirement for future
                              assignments or subleases.

          (d) In the event of an assignment in compliance with this Section 19.01, the assignee shall assume all obligations under the Lease and each assignor shall remain fully liable hereunder for all obligations accruing under the Lease.

          (e) Without limiting the above, Landlord hereby consents to any assignment of this Lease to, or any sublease now or hereinafter entered into between Tenant as sublessor, and CareMatrix of Lauderhill II, Inc. as sublessee.

     19.02 Prohibition on Modification. Tenant shall not modify any residential unit lease or sublease, so as to reduce the rent, shorten the term, or adversely affect in any other respect to any material extent the rights of the landlord thereunder, or permit cancellation or accept the surrender of any such subtenant without the prior written consent of Landlord in each instance, which consent shall not be required to the institution or prosecution of any action or proceedings against such subtenant by reason of a default on the part of such subtenant under the terms of such sublease. Such consent of Landlord shall not be required to cancel any such sublease provided that it is replaced by another sublease which shall qualify hereunder. In addition to being subject and subordinate to the rights of Landlord hereunder, each such sublease shall contain a specific provision to the effect that such sublease may not be modified or amended so as to reduce the rent, shorten the term, or adversely affect in any other respect to any material extent the rights of the landlord thereunder, or be cancelled or surrendered without the prior written consent of Landlord in each instance.


                          ARTICLE 20.

                     Intentionally Omitted


                         ARTICLE 21.

                     Mortgages By Landlord

     21.01 Fee Mortgage. Landlord intends to encumber the Land and the Facility with a mortgage which shall secure the construction financing and permanent financing for the development and construction of the Facility (the "Project Financing"). Any such mortgage or other security device now or hereafter encumbering all or any part of the Landlord's interest in the Premises is herein called the "Fee Mortgage" and the holder of any such mortgage or other security device is herein called the "Fee Mortgagee". Except as otherwise expressly provided for in this Lease, during the Term Landlord shall not further finance the Premises, or otherwise encumber the Premises or Landlord's interest in this Lease or the revenues derived therefrom and shall not grant any further mortgages, liens or other similar security devices in respect of the Premises or Landlord's interest in this Lease or amend, lengthen or modify such Project Financing or the Fee Mortgage or the terms or conditions thereof without in each instance obtaining Tenant's prior written consent, to be granted in Tenant's sole discretion.

     21.02  Subordination.  Subject to the provisions of
Section 21.03:

          (a) this Lease and the rights of Tenant hereunder shall be and are hereby expressly made subject to and subordinate at all times to the lien of the Fee Mortgage, and to all amendments, modifications, renewals, extensions, consolidations and replacements thereof; and

          (b) such subordination shall be automatic and shall require no further action by Landlord or Tenant for its effectiveness.

     21.03 Nondisturbance. Notwithstanding the provisions of Sections 21.01 and 21.02, this Lease and the rights of Tenant hereunder shall not be subordinate to the lien of the Fee Mortgage, unless the Fee Mortgagee shall execute and deliver to Tenant a nondisturbance agreement substantially in the form of Exhibit D or such other form which is not less favorable to Tenant and as to which Tenant has no reasonable objection (a "Qualifying Subordination, Non-Disturbance and Attornment Agreement"). Tenant agrees to execute and return any Qualifying Subordination, NonDisturbance Agreement within twenty (20) days of its receipt thereof.

     21.04 Subordination of Fee Mortgage. Notwithstanding anything to the contrary contained herein, the Fee Mortgagee may subordinate its Fee Mortgage to this Lease by sending Tenant notice in writing subordinating such Fee Mortgage to this Lease, and Tenant agrees to execute and deliver to such Fee Mortgagee an instrument consenting to or confirming the subordination of such Fee Mortgage to this Lease within twenty
(20) days of its receipt of such notice.

     21.05 Payments By Tenant on Behalf of Landlord. Except as provided otherwise in this Lease, Landlord hereby covenants to pay all principal and interest payments and all reserve fund and other payments when and as due under the Project Financing affecting the Premises and to keep same current at all times. If there shall be a default by Landlord in the payment of either the principal, interest, reserve fund payments or any other amount due under the Project Financing, Tenant shall have the right to pay the amount so in default, and the reasonable costs and expense, if any, of any foreclosure action or other suit or proceeding instituted by the Fee Mortgagee upon such default, and upon making such payment Tenant shall, in addition to other remedies, be entitled to offset and deduct the amount so paid from the Base Rent due hereunder until the amount of such payment shall have been repaid therefrom by Landlord to Tenant. Landlord agrees to request the Fee Mortgagee or its servicer furnish a copy of all notices provided to Landlord under the Project Financing to Tenant at the same time such notice is provided to Landlord.


                          ARTICLE 22.

                            Default

     22.01 Events of Default. Each of the following shall be a default by Tenant and a breach of this Lease (sometimes collectively called "Defaults", and each individually called a "Default"):

          (a) Tenant's failure to pay any Base Rent when due, and such failure continues uncured for a period of three (3) business days after Tenant receives notice from Landlord of such payment default;

          (b) Tenant's failure to perform or observe any other Tenant obligation for a period of thirty (30) days after Tenant receives notice from Landlord setting forth in reasonable detail the nature and extent of the failure and identifying the applicable Lease provision(s), or in the event such performance cannot reasonably be completed within such thirty (30) day period with reasonable diligence, Tenant's failure to in good faith commence such performance within such thirty (30) day period and thereafter diligently pursue such performance to completion;

          (c) Tenant's failure to vacate or stay any of the following within ninety (90) days after they occur;

                 (i)          a petition in bankruptcy is filed
                              by or against Tenant;

                 (ii)         Tenant is adjudicated as bankrupt
                              or insolvent;

                 (iii)        a receiver, trustee, or
                              liquidator is appointed for all
                              or a substantial part of Tenant's
                              property; or

                 (iv)         Tenant makes a general assignment
                              for the benefit of creditors.

          (d)    Tenant's filing of a petition in bankruptcy;
                 or

          (e)    An Event of Default by Tenant under the
                 Purchase Option.

Notwithstanding anything to the contrary in Section 22.01(c), any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, shall not constitute a Default pursuant to the terms of this Article, unless such proceeding, action or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease or "Optionee" under the Option to Purchase.

     22.02  Landlord's Remedies.

          (a) If Tenant commits a Default, Landlord may, at its option, at any time during the continuation of such Default, give written notice to Tenant stating that this Lease and the Term hereby demised has expired and terminated. Upon the giving of such notice, this Lease and the Term hereby demised, and all rights of the Tenant hereunder, shall expire and terminate as if that date were the date herein definitely fixed for the termination of the Term of this Lease, and the Tenant hereof shall quit and surrender the Premises. In such event, Tenant shall provide such notices to and file such applications with governmental agencies and otherwise cooperate with Landlord to obtain all permits, licenses, authorizations and approvals required under Florida and federal law in order for Landlord to resume operation of the Facility after the termination of this Lease.

          (b) Upon the termination of this Lease as provided in subparagraph (a) above: (i) Landlord or Landlord's agents and employees may re-enter the Premises by action or proceeding at law, and may repossess the same, subject to any notice or waiting period and/or governmental approval process established or required under applicable federal or state licensure and/or certification regulations pertaining to a change of licensee or ownership of the Facility and in any event in a manner which ensures the safe transfer of the care and control of the residents in the Facility; and (ii) Tenant shall thereupon pay to Landlord Base Rent due under this Lease when due and payable from and after the period commencing on the date of such termination. Notwithstanding the foregoing (i) Landlord shall be obligated to mitigate its damages hereunder and any amounts which Landlord receives as a result of such mitigation shall be applied against Base Rent payable hereunder and (ii) the provisions of Section 22 notwithstanding, Landlord shall not terminate this Lease due to a Default hereunder during any period when the Purchase Option is in effect.

     22.03 Landlord's Default. The following shall be a default by Landlord and a breach of this Lease ("Default"):
Landlord's failure to perform or observe any of its Lease obligations after a period of thirty (30) days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure after receiving notice from Tenant. The notice required hereunder shall give in reasonable detail the nature and extent of the failure and identify the Lease provision(s) containing the obligation(s). After Tenant receives notice of the Fee Mortgagee's name and address and request for notice upon Landlord's Default, Tenant shall provide the notice required by this Section to the Fee Mortgagee at the same time Tenant gives notice to Landlord. If Landlord commits a Default, Tenant may terminate this Lease and/or pursue any remedies given in this Lease or under Applicable Law.

     22.04 No Waiver. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

     22.05 Cumulative Remedies. Each right and remedy provided for in this Lease shall be cumulative and, except as provided herein, shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord or Tenant of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not, except as provided herein, preclude the simultaneous or later exercise by the party in question of any or all other rights or remedies provided for in this Lease or, except as provided herein, now or hereafter existing at law or in equity or by statute or otherwise.


                         ARTICLE 23.

                        Quiet Enjoyment

     23.01 Quiet Enjoyment. Tenant, upon paying the Base Rent and other amounts due hereunder and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the Term without hindrance or molestation by anyone claiming by, through or under Landlord as such, subject, however, to the exceptions, reservations and conditions of this Lease.


                          ARTICLE 24.

                     Estoppel Certificates

     24.01 Tenant's Certificate. Tenant shall, without charge, at any time and from time to time, within fifteen (15) days after request by Landlord, certify by written instrument, duly executed, acknowledged and delivered, to Landlord, or any other person, firm or corporation specified by Landlord:

          (a) that this Lease is unmodified and in full force and effect, or, if there have been any modifications, that the same is in full force and effect as modified and stating the modification;

          (b) whether or not there are then existing any set-offs or defenses against the enforcement of any of the agreements, terms, covenants hereof and any modifications hereof upon the part of Tenant to be performed or complied with, and, if so, specifying the same;

          (c) the dates, if any, to which any amounts of rent hereunder have been paid in advance;

          (d)  the date of expiration of the current Term;

          (e)  the rent then payable under this Lease; and

          (f) such other items reasonably requested by Landlord.

     24.02 Landlord's Certificate. Landlord shall, without charge, at any time and from time to time, within fifteen (15) days after request by Tenant certify by written instrument, duly executed, acknowledged and delivered, to the effect that this Lease is unmodified and in full force and effect (or if there shall have been modifications that the same is in full force and effect as unmodified and stating the modifications) the dates to which the Base Rent have been paid, the date of expiration of the Term, the Base Rent then payable under this Lease, such other items reasonably requested by Tenant and stating whether or not Tenant is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the person executing such certificate may have knowledge.


                          ARTICLE al

                           Disputes

     25.01 Arbitration Procedure. For disputes subject to arbitration under Section 25.03 that are not resolved by the parties within ten (10) days after either party gives notice to the other of its desire to arbitrate the dispute, the dispute shall be settled by binding arbitration by the American Arbitration Association in accord with its then prevailing rules. Judgment upon the arbitration award may be entered in any court having jurisdiction. The arbitrators shall have no power to change the Lease provisions. The arbitration panel shall consist of three arbitrators, one of whom must be a real estate attorney actively engaged in the practice of law for at least the last five (5) years and one of which must be a health care consultant with at least five (5) years experience. Both parties shall continue performing their Lease obligations pending the award in the arbitration proceeding. The arbitrators shall award the prevailing party reasonable expenses and costs including reasonable attorneys' fees pursuant to Section 26.10 plus interest on the amount due at Reference Rate (as defined in Section 26.14 hereof) or the maximum rate then allowed by Applicable Law, whichever is less.

     25.02 Payment. The losing party shall pay to the prevailing party the amount of the final arbitration award. If payment is not made within ten (10) business days after the date of the arbitration award is no longer appealable, then in addition to any remedies under the law:

          (a) if Landlord is the prevailing party, it shall have the same remedies for failure to pay the arbitration award as it has for Tenant's failure to pay the Base Rent; and

          (b) if Tenant is the prevailing party, it may deduct any remaining unpaid award from any payment due hereunder other than Base Rent.

     25.03 Disputes Subject To Arbitration. The following disputes are subject to arbitration:

          (a) any disputes that the parties agree to submit to arbitration; and

          (b) the amount of any abatement of Base Rent because of damage or condemnation.


                          ARTICLE 26.

                      General Provisions

     26.01 Severability. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     26.02 Notices. All notices required to be given hereunder shall be given in writing to the appropriate party or parties at the following addresses:

To the Landlord: Newall Assisted Living, Ltd.
                         5500 Northwest 69th Avenue
                         Lauderhill, Florida 33319
                         Attention: Stanley Rosenthal
                                   Bruce Litwer, Esq.

                         and

                         Chancellor of Lauderhill II, Inc.
                         197 First Avenue
                         Needham, Mass. 02194
                         Attention: President
                                    James M. Clary, III, Esq.


To Tenant:               Chancellor of Lauderhill, II, Inc.
                         197 First Avenue
                         Needham, Massachusetts 02194
                         Attention: President
                                    James M. Clary, III, Esq.

With a copy to:          Christopher J. Donovan, Esq.
                         McDermott, Will & Emery
                         75 State Street
                         Boston, Massachusetts  02109

or at such other place as such party may designate in writing to the other party. All notices shall be deemed to have been delivered (a) upon delivery if hand-delivered, (b) on the next business day after deposit with a recognized overnight courier, or (c) on the date shown on the return receipt if delivered by registered mail, return receipt requested.


     26.03 Waiver of Jury Trial. The parties hereto waive a trial by jury of any and all issues arising in any action or proceeding between them or their successors under or connected with this Lease or any of its provisions, any negotiations in connection therewith, or Tenant's use or occupation of the Premises.

     26.04 Consent of Landlord. Unless otherwise expressly stated herein, where any provision of this Lease requires the consent or approval of Landlord, Landlord agrees that Landlord will not unreasonably withhold or delay such consent or approval. Where any provision of this Lease requires Tenant to do anything to the satisfaction of Landlord, Landlord agrees that Landlord will not unreasonably refuse to state Landlord's satisfaction of such action by Tenant.

     26.05 Payments Under Protest. In case of any dispute between Landlord and Tenant with respect to the amount of money payable by Tenant to Landlord under the provisions of this Lease, Tenant shall be privileged to make payment under protest and, in such event, shall be privileged to assert and prosecute a claim or claims for the recovery of the sum, or any part thereof, that shall have been so paid by Tenant under protest.

     26.06 No Oral Modification. All prior understandings and agreements between the parties are merged within this agreement, which together with the Purchase Option fully and completely sets forth the understanding of the parties; and this Lease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.

     26.07  Covenants To Bind and Benefit Respective Parties.
The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, its permitted successors and assigns.

     26.08 Captions and Table of Contents. The captions of this Lease are for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease. The table of contents preceding this Lease but under the same cover is for the purpose of convenience and reference only and is not to be deemed or construed in any as part of this Lease, nor as supplemental thereto or amendatory thereof.

     26.09 Memorandum of Lease. Landlord and Tenant agree to execute concurrently with the execution of this Lease and to cause to be recorded in the public records of Broward County, Florida a memorandum of this Lease substantially in the form of Exhibit E.

     26.10 Attorneys' Fees. In any litigation between the parties regarding this Lease, the losing party shall pay to the prevailing party all reasonable expenses and court costs including attorneys' fees incurred by the prevailing party. A party shall be considered the prevailing party if:

          (a) it initiated the litigation and substantially obtains the relief it sought, either through a judgment or the losing party's voluntary action before arbitration (after it is scheduled), trial, or judgment.

          (b) the other party withdraws its action without substantially obtaining the relief it sought; or

          (c) it did not initiate the litigation and judgment is entered for either party, but without substantially granting the relief sought.

     26.11 Waiver. The failure of either party to exercise any of its rights is not a waiver of those rights. A party waives only those rights specified in writing and signed by the party waiving its rights.

     26.12 Governing Law; Venue. This Lease shall be governed by the laws of the state of Florida. The parties agree that any action hereunder may be brought in the State or Federal courts of the State of Florida.

     26.13 Business Days. Business days means Monday through Friday inclusive, excluding holidays. Throughout this Lease, wherever "days" are used the term shall refer to calendar days. Wherever the term "business days" is used the term shall refer to business days.

     26.14 Reference Rate. Reference Rate means, at any time, the rate of interest per annum then most recently published in the Wall Street Journal as the Prime Rate. For purposes of this Lease, each change in any interest rate due to a change in the Reference Rate shall take effect on the effective date of the change in the Reference Rate. The Reference Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

     26.15  Time.   Time is of the essence hereto.

     26.16 Relationship of the Parties. This Lease creates no joint venture, agency, partnership or other relationship between the parties, other than that of landlord and tenant.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

Signed, sealed and delivered
in the presence of:                Tenant:

                                   CHANCELLOR OF LAUDERHILL II,
INC.



________________________      By:  ____________________________
Print Name:_____________           Its

________________________
Print Name:_____________

                                   Landlord:

                                   NEWALL-CHANCELLOR 69TH
                                   AVENUE ASSOCIATES,  a
                                   Florida joint venture

                                   By: NEWALL ASSISTED LIVING,
LTD.,                                       a Florida limited
                                   partnership, a Joint
                                   Venturer

                                   By:  Asliv, Inc., a Florida
                                        corporation, its
                                        General Partner

________________________      By: __________________________
Print Name:                        Name:
                                   Title:
________________________
Print Name:

                                   By: CHANCELLOR OF LAUDERHILL
                                   II,
                                       INC., a Delaware
corporation,
                                       a Joint Venturer

________________________      By: __________________________
Print Name:                        Name:
                                   Title:
________________________
Print Name:
                       INDEX OF EXHIBITS


Exhibit                      Description


Exhibit A                    Legal Description

Exhibit B                    Excluded Assets

Exhibit C                    Permitted Encumbrances

Exhibit D                    Qualifying Subordination, Non-
                             Disturbance and Attornment
                             Agreement

Exhibit E                    Memorandum of Lease



                           EXHIBIT A

                       LEGAL DESCRIPTION



A portion of Tract "A", BOULEVARD FOREST, according to the plat thereof, as recorded in Plat Book 113, Page 39 of the Public
Records of Broward County, Florida, being more particularly described as follows:

COMMENCING at the Northwest corner of Tract "A":

THENCE North 89 degrees 32'45" East, along the North line of said Tract "A", a distance of 264.88 feet, to the POINT OF BEGINNING;

THENCE continue North 89 degrees 32'45" East, along said North line, a distance of 825.12 feet;

THENCE South 00 degrees 27'15" East, a distance of 110.00 feet to a point on the arc of a non-tangent curve concave to the South
(said point bears North 11 degrees 04'58" East from the radius point of the next described curve);

THENCE Southwesterly, along the arc of said curve having a radius of 90.00 feet, a delta of 64 degrees 00'00", and an arc distance of 100.53 feet to a point of Tangency;

THENCE South 37 degrees 04'58" West, a distance of 96.87 feet to the beginning of a curve concave to the North;

THENCE Westerly, along the arc of said curve having a radius of
174.81 feet, a delta of 80 degrees 17'56", and an arc distance of
244.99 feet to a Point of Reverse Curvature with a curve concave to the South;

THENCE Westerly, along the arc of said curve having a radius of
500.00 feet, a delta of 49 degrees 30'00", and an arc distance of
431.97 feet to an intersection with a non-tangent curve concave to the South (said point bears North 09 degrees 22'54" East from the radius point of the next described curve);

THENCE Westerly, along the arc of said curve having a radius of
140.00 feet, a delta of 15 degrees 47'21", and an arc distance of 38.58 feet to a Point of Non-Tangency;

THENCE North 00 degrees 27'15" West, 244.39 feet to the POINT OF
BEGINNING;

Said lands lying in the City of Lauderhill, Broward County, Florida.


                           EXHIBIT B

                        EXCLUDED ASSETS



                             NONE
                           EXHIBIT C

                    PERMITTED ENCUMBRANCES


1. Broward County property taxes, which are not yet due and payable.

2. Easements, restrictions and dedications as shown on Plat of BOULEVARD FOREST, recorded in Plat Book 113, Page 39, together with Agreements for Amendment of Notation on Plat filed January 12, 1989, in Official Records Book 16110, page 46, and filed February 13, 1997, in Official Records Book 26027, page 97.

3.        Restrictive Covenants filed October 1, 1969, in
          Official Records Book 4037, page 435.

4.        Restrictive Covenant filed April 23, 1987, in
          Official Records Book 14373, page 917, together with
          First Amendment filed July 24, 1987, in Official
          Records Book 14652, page 125.

5.        Easement granted to Southern Bell Telephone and
          Telegraph Company filed March 27, 1987, in Official
          Records Book 14471, page 363.

6. Declaration of Covenants, Conditions and Restrictions for The Boulevard Forest filed June 11, 1987, in
          Official Records Book 14523, page 215.

7. Easement granted to the City of Lauderhill, the County of Broward, the State of Florida and the United States Government filed June 14, 1989, in
          Official Records Book 16519, page 835.

8. Road Impact Agreement in favor of Broward County filed December 12, 1996, in Official Records Book
          25767, page 821.

9.        Recreational Impact Agreement filed February 13,
          1997, in Official Records Book 26027, page 103.

10.       Educational Impact Agreement in favor of Broward
          County filed February 13, 1997, in Official Records
          Book 26027, page 114.

11. Judgment in favor of United States of America, against Unicom Partnership Ltd., a Florida limited partnership, filed July 14, 1995, in Official Records
          Book 23681, page 395.

          ALL IN THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA.



























































                     MANAGEMENT AGREEMENT

          THIS MANAGEMENT AGREEMENT ("Agreement"), made and entered into this 24th day of September, 1997, by and between SRR MANAGEMENT CORP., a Florida corporation with a principal place of business at 5500 Northwest 69th Avenue, Lauderhill, Florida 33319, hereinafter referred to as "Manager", and NEWALL-CHANCELLOR 69TH AVENUE ASSOCIATES, a Florida joint venture with a principal place of business at 5500 Northwest 69th Avenue, Lauderhill, Florida 33319, hereinafter referred to as "Owner".

          WHEREAS, Owner is the owner of certain real property consisting of approximately four and two-tenths (4.2) acres of vacant land situated in Lauderhill, in the County of Broward, State of Florida and legally described in Schedule "A" attached hereto, upon which Owner intends to develop and construct an assisted living facility to be comprised of approximately one hundred twenty (120) beds (the "Facility"); and

          WHEREAS, Owner has determined that the hiring of a management company to provide day-to-day management of the Facility is necessary for the efficient operation of the Facility;

          WHEREAS, Manager has represented that it is experienced in the management of similar facilities, is knowledgeable as to the state and federal requirements governing the operation of senior housing facilities and assisted living facilities and that the owners and employees of Manager are qualified management professionals;

          WHEREAS, based upon Manager's representations set forth herein, Owner has determined that the hiring of Manager is cost-effective and consistent with Owner's desire to provide quality care to the residents at the Facility at the lowest cost;

          WHEREAS, Owner has determined that the services provided by Manager will augment the services provided by it so as to increase productivity;

          WHEREAS, Owner has determined that the hiring of Manager on the terms and conditions hereinafter set forth will not prevent Owner from exercising ultimate control over the policies and operations of the Facility; and

          WHEREAS, Manager is willing to manage the day-to-day operations of the Facility on the terms and conditions hereinafter set forth.

          Now, therefore, the parties agree as follows:

          (a)                Appointment and Acceptance.  Owner
hereby appoints Manager as exclusive agent for the management of the Facility, and Manager accepts the appointment, subject to the terms and conditions set forth in this Agreement.

          (b)                Definitions.  As used in this
Agreement:

                             (i)"Lease" means that certain
lease of even date hereof by and between Owner, as Landlord, and Chancellor of Lauderhill II, Inc., a Delaware corporation, as Tenant.

                             (ii)"Mortgage" means any mortgage
now or hereinafter encumbering the Facility.

                             (iii)"Mortgagee" means the holder
of any Mortgage or any duly designated successor thereto.

                             (iv)"Principal Parties" means
Owner and Manager.

                             (v)"Tenant" means the "Tenant"
under the Lease, and its successors, assigns and subtenant.

          (c) Services Prior to Construction of Facility . In addition to the other services to be provided by Manager under this Agreement, prior to the time of the completion of construction of the Facility, Manager shall provide operational management and marketing services for the Owner prior to completion of the Facility.

          (d)                Management Input.  Manager will
advise and assist Owner with respect to management input as it relates to the requirements of the Mortgagee or the Mortgage.
Manager's specific tasks will be as follows:

                             (i)Preparation and submission to
Owner of a recommended operating budget for each operating year of the project.

                             (ii)Participating in occupancy
conferences with Mortgagee officials.

                             (iii)Preparation and submission to
Owner (for Owner's signature) and submission to Mortgagee of any reports required by the Mortgagee.

                             (iv)Participation in the on-site
inspection of the Facility required by Mortgagee.

          (e)                Basic Information.  Manager is
thoroughly familiar with the proposed location, construction, layout and plan.

          (f) Marketing. Manager shall have responsibility for the marketing of the apartments at the Facility through the end of the Term. During this period, Manager shall have total and exclusive responsibility for all marketing activities, which shall include full responsibility for monitoring and assuring the Facility's compliance with federal and state fair housing requirements and any other legal or regulatory requirement that relates to the marketing of the units or the selection of the tenants. Manager shall also assist Owner in the marketing of the Facility by reviewing all marketing brochures, mailings, advertisements and other such material as Owner may from time to time utilize in its marketing effort. In addition, Manager shall assist Owner in the development and execution of marketing programs, including, but not limited to, community outreach and awareness and on-site events such as marketing brunches and teas.

          (g)                Rentals.  Manager will maintain
rental records based upon the information provided to it by Owner. Incidental thereto, the following provisions will apply:

                             (i)Owner will provide Manager with
an accurate record of any lease concessions that have been provided to a new tenant at least thirty (30) days prior to the date that tenant is to move into the Facility.

                             (ii)Manager will be responsible
for collection of security deposits in accordance with the terms of each tenant's lease and deposit them and disburse them, if required, in accordance with the lease terms.
Security deposits will be deposited by Manager, as agent for the Owner in an interest-bearing account, separate from all other accounts and funds, with a bank or other financial institution whose deposits are insured by an agency of the United States government, and a pro rata share of the interest earned will be credited to each tenant's security deposit if required by state law. This account will be carried in Owner's name and designated of record as "the Northwest 69th Avenue Security Deposit Account".

          (h) Collection of Rents and Other Receipts. Manager will supervise the collection when due of all rents, charges and other amounts receivable on Owner's account in connection with the management and operation of the Facility. Such receipts (except for tenants' security deposits, which will be handled as specified in Paragraph 7 above) will be deposited in an account separate from all other accounts and funds with a bank whose deposits are insured by an agency of the United States Government. This account will be carried in Owner's name and designated of record as "the Northwest 69th Avenue Operating Account".

          (i) Enforcement of Leases. Manager will secure full compliance by each tenant with the terms of the tenant's lease. Voluntary compliance will be emphasized, and Manager, utilizing the services of a Social Services Director when available, will counsel tenants and make referrals to community agencies in cases of financial hardship or under other circumstances deemed appropriate by Manager, to the end that involuntary termination of tenancies may be avoided to the maximum extent consistent with sound management of the project. Nevertheless, Manager may lawfully terminate any tenancy when, in Manager's judgment, sufficient cause (including, but not limited to, nonpayment of rent) for such termination occurs under the terms of the tenant's lease. For this purpose, Manager is authorized to consult with legal counsel to be designated by Owner to bring actions for eviction and to execute notices to vacate and judicial pleadings incident to such actions; provided, however, that Manager will keep Owner informed of such actions and will follow such instructions as Owner may prescribe for the conduct of any such action. Subject to Owner's approval, attorney's fees and other necessary costs incurred in connection with such actions will be paid out of the operating account as project expenses.

          (j) Maintenance and Repair. Manager will cause the project to be maintained and repaired in accordance with state and local codes, and in a condition at all times acceptable to Owner and the Mortgagee, including, but not limited to, cleaning, painting, decorating, plumbing, electrical, HVAC, appliances, carpentry, grounds care, and such other maintenance and repair work as may be necessary, subject to any limitations imposed by Owner in addition to those contained herein.

          Incident thereto, the following provisions will apply:

                             (i)Attention will be given to
preventive maintenance, and to the greatest extent feasible, the services of regular maintenance employees will be used.

                             (ii)Subject to Owner's prior
approval, Manager will contract in Manager's own name with qualified independent contractors for the maintenance and repair of air conditioning systems and elevators, and for extraordinary repairs beyond the capability of regular maintenance employees.

                             (iii)Manager will systematically
and promptly receive and investigate all service requests from tenants, take such action thereon as may be justified, and will keep records of same. Emergency requests will be received and services on a twenty-four (24) hour basis. Complaints of a serious nature will be reported to Owner after investigation.

                             (iv)Manager is authorized to
purchase all materials, equipment, tools, appliances, supplies and services necessary to proper maintenance and repair.

                             (v)Notwithstanding any of the
foregoing provisions, the prior approval of Owner will be required for any expenditure which exceeds Five Thousand ($5,000.00) Dollars in any one instance for labor, materials or otherwise in connection with the maintenance and repair of the Facility, except for recurring expenses within the limits of the operating budget or emergency repairs involving manifest danger to persons or property, or required to avoid suspension of any necessary service to the project. In the latter event, Manager will inform Owner of the facts as promptly as possible.

                             (vi)Manager will physically
inspect each apartment unit prior to commencement of the occupancy by any tenant and at least annually thereafter.

                             (vii)Manager shall be responsible
for maintaining an adequate inventory for the proper operation of the Facility in accordance with the terms of this Agreement.

          (k) Utilities and Services. In accordance with the operating budget, Manager will make arrangements for water, electricity, gas, fuel oil, sewage and trash disposal, vermin extermination, decorating, laundry facilities and telephone service. Subject to Owner's prior approval, Manager will make such contracts in Manager's name as may be necessary to secure such utilities and services.

          (l) Employees. The Management Certification attached as Exhibit A hereby prescribes the number, qualifications and duties of the personnel to be regularly employed in the management of the project, including a general manager, a resident services director, and maintenance, bookkeeping, clerical and other managerial employees. All such personnel will be employees of the Owner, and treated as Facility expenses, subject to the following conditions:

                             (i)The General Manager will have
duties of the type usually associated with his/her position, and the Resident Services Director will be responsible for the conduct of the resident services program for the Facility. Nevertheless, the General Manager and Resident Services Director will coordinate the activities in the interest of good overall management. The General Manager and Resident Services Director will be subject to the approval of Owner.

                             (ii)The compensation (including
fringe benefits) payable to the on-site management and maintenance employees will be as prescribed in the Management Certification and treated as Facility expenses. In addition, all local, state and federal taxes and assessments (including, but not limited to, social security taxes, unemployment insurance and workers' compensation insurance) incidental to the employment of such personnel will be borne solely by the Facility, and will not be paid out of Manager's fee.

                             (iii)Manager will not discriminate
against any employee, applicant for employment or contractor because of race, color, religion, sex or national origin.

Notwithstanding anything to the contrary provided in this Paragraph 12, any salaries payable by the Manager to Stanley Rosenthal, and the accountant, attorney and administrative assistant of Manager, shall be treated as expenses of Manager and not as expenses of the Facility.

          (m)                Disbursements from Operating
Account.

          (i)                From the funds collected and
deposited in the operating account pursuant to Paragraph 8 above, Manager will make the following disbursements promptly when due and payable:

                             (1)Compensation payable to the
employees specified in Paragraph 12 above, and for the taxes and assessments payable to local, state and federal governments specified in Paragraph 12b above in connection with the employment of such personnel.

                             (2)The single aggregate payment
required to be made monthly by Owner to the Mortgagee, including the amounts due under the mortgage for principal amortization, interest, mortgage insurance premium, ground rents, taxes and assessments, fire and other hazard insurance premiums, and any amounts specified in the Mortgage for allocation to the reserve for replacements.

                             (3)All sums otherwise due and
payable by Owner as expenses of the Facility authorized to be incurred by Manager under the terms of this Agreement, including compensation payable to Manager pursuant to Paragraph
23 below for its service hereunder.

                             (4)Invest Facility funds, unless
Owner specifically directs Manager not to invest such funds.

          (ii)               Except for the disbursements
mentioned in this Paragraph 13, funds will be disbursed or transferred from the operating account only as Owner may from time to time direct in writing.

          (iii)              In the event the balance in the
operating account is at any time insufficient to pay disbursements due and payable under this Paragraph 13, Owner will remit sufficient funds to cover the deficiency.

          (n) Budgets. Annual operating budgets for the Facility will be approved by Owner and a copy submitted to Mortgagee if required by the Mortgagee. Annual disbursements for each type of operating expense itemized in the budget will not exceed the amount authorized by the approved budget. Manager will prepare a recommended operating budget for each fiscal year beginning during the term of this Agreement, and will submit the same to Owner at least thirty
(30) days before the beginning of the fiscal year beginning during the term of this Agreement, and will submit the same to Owner at least thirty (30) days before the beginning of any succeeding fiscal year. Owner will promptly inform Manager of the changes, if any, incorporated in the approved budget, and Manager will keep Owner informed of any anticipated deviation from the receipts or disbursements stated in the approved budget. Manager will also:

                             (i)Assure that the Facility
expenses are reasonable in amount and necessary to the operation of the Facility.

                             (ii)Exert reasonable effort to
maximize Facility income and to take advantage of discounts and credit the Facility with all discounts, rebates or commissions (including any sales or property tax relief granted by the state or local government) received with respect to purchases, service contracts and other transactions made on behalf of the Facility.

                             (iii)Obtain contracts, materials,
supplies and services, including the preparation of the annual audit, on terms most advantageous to the Facility and at costs not in excess of amounts ordinarily paid for such contracts, materials, supplies and services in the area such services are rendered or supplies and materials furnished.

                             (iv)Solicit verbal or written cost
estimates as necessary to comply with the provisions of this paragraph and document reasons for accepting other than the lowest bid. Manager will maintain copies of such documentation and make such documentation available for inspection during normal business hours.

          (o)                Records and Reports.  In addition
to the other provisions of this Agreement, Manager will have the following responsibilities with respect to records and reports:

                             (i)Establish and maintain the
Facility's accounts, books and records in accordance with generally accepted accounting principles and in a condition that will facilitate audit.

                             (ii)All records related to the
operations of the Facility, regardless of where they are housed, shall be considered the property of Owner.

                             (iii)With respect to each fiscal
year ending during the term of this Agreement, Manager will prepare an annual financial report in accordance with generally accepted accounting principles or the directives of the Mortgagee. Such report will be audited in accordance with generally accepted auditing standards by a certified public accountant or other independent auditor acceptable to Owner and Mortgagee. The financial report including Manager's certification and the auditor's report will be submitted to Owner within ninety (90) days after the end of the fiscal year for Owner's further certification and submission to the Mortgagee. Compensation for the auditor's services will be paid out of the operating account as an expense of the Facility.

                             (iv)Manager will prepare a monthly
report comparing actual and budgeted figures of receipts and disbursements, and will submit each such report to Owner within ten (10) days after the end of the month covered.

                             (v)By the twentieth (20th) day of
each month, Manager will furnish Owner with an itemized list of all delinquent accounts, including rental accounts, as of the tenth (10) day of the same month.

                             (vi)By the fifteenth (15th) day of
each month, Manager will furnish Owner with a statement of receipts and disbursements during the previous month, with a schedule of accounts receivable and payable, and reconciled bank statements for the operating account and security deposit account as of the end of the previous month.

                             (vii)If the rental collections
fall below operating expenses for a sustained period of thirty
(30) days, Manager will immediately send written notification of same to Mortgagee.

                             (viii)Manager will furnish such
information (including occupancy reports) as may be requested by Owner or the Mortgagee from time to time with respect to the financial, physical and operational condition of the Facility. Mortgagee may inspect any records which relate to the Facility's purchase of goods or services. This right to inspect extends to records of Owner, Manager or companies having an identity-of-interest with Owner or Manager.

                             (ix)Except as otherwise provided
in this Agreement, all offsite bookkeeping, clerical and other management overhead expenses (including, but not limited to, costs of office supplies and equipment, data processing services, postage, transportation for managerial personnel and telephone services) will be borne by Manager out of Manager's own funds and will not be treated as Facility expenses.

          (p) Business with Identity of Interest Relationships. Manager agrees that it will purchase goods or services from individuals or companies having an identity of interest with Owner or Manager only if the charges levied by those individuals or companies are not in excess of the costs that would be incurred in making arms-length purchases on the open market.

                             (i)Manager agrees to provide
minorities, women and socially and economically disadvantaged firms equal opportunity to participate in the Facility's procurement and contracting activities.

                             (ii)Manager further agrees that
the following clause will be included in any contract entered into with an identity of interest individual or business for the provision of goods or services to the Facility: "Upon request of Mortgagee or (name of Owner or Manager), (name of contractor or supplier) will make available to Mortgagee, at a reasonable time and place, its records and records of identity of interest companies which relate to goods and services charged to the Facility. Records and information will be sufficient to permit Mortgagee to determine the services performed, the dates the services were performed, the location at which the services were performed, the time consumed in providing the services, the charges made for materials and the per unit and total charges levied for said services." Manager will request such records within seven (7) days of receipt of Mortgagee's request to do so.

                             (iii)In the event charges levied
by an identity of interest firm exceed charges which were or would have been levied by non-identity of interest firms for similar services or materials, Manager, at the request of Mortgagee, shall refund any excessive amounts which were paid from the Facility funds. Within twenty (20) days of receipt of Mortgagee's letter, Manager shall refund any amounts found to be excessive.

          (q)                Resident Services Program.
Manager will be responsible to Owner for carrying out the resident services program. The resident services director will be directly responsible to the Facility's general manager for the conduct of this program.

          (r)                Tenant-Management Relations.
Manager will encourage and assist residents of the Facility in forming and maintaining representative organizations to promote their common interests, and will maintain good faith communication with such organizations to the end result that problems affecting the Facility and its residents may be avoided or solved on the basis of mutual self-interest.

          (s)                On-Site Management Facilities.
Subject to the further agreement of Owner and Manager as to more specific terms, Manager will maintain a management office within the Facility or on the property located adjacent to the Facility.

          (t) Insurance. Owner will inform Manager of insurance to be carried with respect to the Facility and its operations, and Manager will cause such insurance to be placed and kept in effect at all times. Manager will pay premiums out of the operating account, and premiums will be treated as operating expenses. Insurance policies listed below will be in force and maintained to the best of Manager's ability at all times. Fidelity bonds and hazard insurance policies will name Mortgagee as an additional loss payee.

                             (i)Fidelity bond or employee
dishonesty coverage for:  (1) all principals of Manager; and
(2) all persons who participate directly or indirectly in the management and maintenance of the Facility and its assets, accounts and records. Coverage will be at least equal to the Facility's gross potential income for two (2) months.

                             (ii)Hazard insurance coverage in
an amount required by the Facility's Mortgage.

                             (iii)Public liability coverage
with Manager designated as one of the insured.

          (u) Compliance with Governmental Orders. Manager will take such actions as may be necessary to comply promptly with any and all governmental orders or other requirements affecting the Facility, whether imposed by federal, state, county or municipal authority, subject, however, to the limitation stated in Paragraph 10e with respect to repairs. Nevertheless, Manager shall take no such action so long as Owner is contesting or has affirmed its intention to contest, any such order or requirement. Manager will notify Owner in writing of all notices of such orders or other requirements within seventy-two (72) hours from the time of their receipt.

          (v) Non-Discrimination. In the performance of its obligations under this Agreement, Manager will comply with provisions of any federal, state or local law prohibiting discrimination against persons on grounds of race, color, creed, sex or national origin, including Title VI of the Civil Rights Act of 1964, Title VIII of the Civil Rights Acts of 1968, Execute Order 11063 and all regulations implementing those laws.

          (w)                Management Fee.

                             (i)Base Management Fee.  As
compensation for the services to be rendered by Manager during the Term (as hereinafter defined), of this Agreement, Manager shall pay itself, at its principal office given below (or at such other place as Manager may from time to time designate in writing), and at the time hereinafter specified, a monthly management fee (the "Management Fee") equal to the greater of
(i) SEVEN THOUSAND AND NO/100 DOLLARS ($7,000.00) per month, or
(ii) three and one-half percent (3-1/2%) percent of Gross Revenues (as hereinafter defined) for the period commencing six (6) months prior to the estimated date of receipt of the certificate of occupancy for the Facility (the "Commencement Date") through the remainder of the Term. The Management Fee will be paid in arrears and shall be due and payable on or before the fifteenth (15th) day of each month following the month in which services were rendered. Manager shall not be entitled to any fee for any and all services rendered under this Agreement prior to the Commencement Date. In the event that the date used by the parties to estimate the Commencement Date is not the actual Commencement Date, the parties agree to adjust the portion of the Management Fee paid to Manager prior to the Commencement Date so that the amount received by Manager equals the amount for the six (6) month period as provided above.

                             "Gross Revenues" as used herein
shall mean and include all revenues actually received by Owner from or by reason of the operation of the Facility, including, without limitation, all revenue of the Facility for or on account of any and all goods provided and services rendered or activities during the period from the date of this Agreement and thereafter, the gross dollar amount of all such billings by the Facility to or on behalf of residents directly or indirectly connected with the Facility or the provision of all such goods and services.

          (x) Term of Agreement. This Agreement shall be effective as of the date of this Agreement, and shall remain in effect through that later of (i) June 30, 2002, or
(ii) twenty-seven (27) months after the Commencement Date (the "Term"); provided, however, that the Term shall be extended for a period of time equal to the period of time that the Facility is not in operation as a result of a fire or other casualty at the Facility, plus three (3) months.

                             Manager will turn over to Owner
all of the Facility's cash, trust accounts, investments and financial records within thirty (30) days of the date this Agreement is terminated.

          (y)                Termination for Cause.  Either
party may terminate this Agreement by delivering thirty (30) days written notice (a "Termination Notice") to the other party in the event that any of the following occurs:

                             (i)any illegal act engaged in by
any party in the operation of the Facility;

                             (ii)if any party files or has a
petition or complaint in receivership or bankruptcy filed against it which has not been dismissed within ninety (90) days of such filing; or

                             (iii)the breach by any party (the
"Breaching Party") of any other material provision in, or obligation imposed by, this Agreement which violation shall have not been cured to the reasonable satisfaction of the other party (the "Claiming Party") within thirty (30) days following the date on which the Claiming Party delivers notice to the Breaching Party describing with specificity both the claimed breach and the actions required to be taken in order to cure the claimed breach; provided that in the event that the claimed breach is not reasonably susceptible of being cured within thirty (30) days, the cure period shall be extended for such additional time as may be reasonably required provided such addition time shall not exceed thirty (30) days.


          (z)                Interpretive Provisions.

                             (i)At all times, this Agreement
will be subject and subordinate to all rights of the Mortgagee, and will inure to the benefit of and constitutes a binding obligation upon the Principal Parties and their respective successors and assigns. To the extent this Agreement confers rights upon the Mortgagee, it will be deemed to inure to its benefit, but without liability to it, in the same manner and with the same effect as though the Mortgagee were a primary party to this Agreement.

                             (ii)This Agreement constitutes the
entire agreement between Owner and Manager with respect to the management and operation of the Facility and no change will be valid unless made by supplemental written agreement, executed and approved by the Principal Parties. Manager acknowledges that neither it nor any affiliate has a current or conditional agreement for the Facility other than as set forth herein.

                             (iii)This Agreement may be
executed in several counterparts, each of which shall constitute a complete original Agreement, which may be introduced as evidence or used for any other purpose without production of any of the other counterparts.

          (aa)               Out-of-Pocket and Capital
Expenditures. Manager shall pay all costs necessary to equip an on-site management and marketing office and, in addition, shall pay all costs necessary to make such equipment fully operational.

          (ab) Partners of Owner Not Liable. All obligations of Owner hereunder shall be recourse only to the assets of Owner, and no employee, officer, director or partner of Owner shall have any personal liability whatsoever with respect to any such obligations.

          (ac) Access to Books and Records. As a subcontractor that may be subject to Section 1861(v) (1) (i) of the Social Security Act (the "Act"), Manager shall, upon written request and in accordance with the above-mentioned section of the Act and regulations promulgated pursuant thereto, make available to the Comptroller General, the Secretary of Health and Human Services, and their duly authorized representatives, a copy of this Agreement and access to Manager's books, documents, and records necessary to verify the nature and extent of the costs of services provided to Owner. Such access will be available until the expiration of four (4) years after the services to which the costs are related have been furnished.

          (ad) Amendments. This Agreement shall not be changed modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by Owner and Manager, their respective successors or assigns, or otherwise as provided herein. Such modifications shall be in writing and signed by Owner and Manager.

          (ae) Governing Law. The provisions of this Agreement shall be governed by, construed, and interpreted in accordance with the laws of the State of Florida. Any change in any applicable law which has the effect of rendering any part of this Agreement invalid, illegal, or unenforceable shall not render the remainder of this Agreement invalid, illegal, or unenforceable, and the parties hereto agree that in the event that any part of this Agreement is rendered invalid, illegal, or unenforceable, that they shall negotiate in good faith to amend any such part of this Agreement so as to comply with any such law, as amended, and further the respective objectives of the parties hereto.

          (af) Assignment. Neither Owner nor Manager will assign its interests in this Agreement, without the prior written consent of the other; provided that Owner may assign its interests hereunder to the Tenant under the Lease without the consent of Manager.

          (ag)               Successors.  This Agreement shall
be binding upon and inure to the benefit of the parties and to their permitted respective successors and assigns.

          (ah) Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of intent of this Agreement or the intent of any provision contained in this Agreement.

          (ai) Notices. Any notice, demand, consent, or other written instrument to be given or received under this Agreement ("Notice") required or permitted to be given shall be in writing signed by the party giving such Notice and/or consent and shall be hand delivered, sent by a nationally recognized overnight carrier or sent, postage prepaid, by Certified or Registered Mail, Return Receipt Requested, to the other party at the addresses listed below:

As to Manager:               SRR Management Corp.
                             5500 Northwest 69th Avenue
                             Lauderhill, Florida 33319
                             Attention: Stanley Rosenthal

with a copy to:              Bruce Litwer, Esq.
                             5500 Northwest 69th Avenue
                             Lauderhill, Florida 33319

As to Owner:                 Newall Assisted Living, Ltd.
                             5500 Northwest 69th Avenue
                             Lauderhill, Florida 33319
                             Attention: Stanley Rosenthal
                              Bruce Litwer, Esq.

                             and

                             Chancellor of Lauderhill II, Inc.
                             197 First Avenue
                             Needham, Mass. 02194
                             Attention: President
                              James M. Clary, III, Esq.

with a copy to:              Christopher J. Donovan, Esq.
                             McDermott, Will & Emery
                             75 State Street
                             Suite 1700
                             Boston, MA 02109-1807


Any party shall have the right to change the place to which such Notice shall be sent or delivered by similar notice sent in like manner to all other parties hereto. All notices sent by certified mail shall be deemed received three (3) days after the date postmarked. All notices that are hand delivered shall be deemed received upon delivery or when delivery is refused to the office or address of the addressee.

          (aj) Property. Trade names, marketing material, marketing ideas and development material and records developed specifically for and related to this Facility shall be the property of Owner. All operational forms and documents including, but not limited to, policy and procedure manuals, operational forms, level of care determination systems, management policy books, inspection control manuals, and nursing management books are and will remain the property of Owner. All financial management forms, documents and software systems including, but not limited to, bookkeeping manuals, financial forms, financial spreadsheets, database or word processing forms, financial accounting packages and outcome information systems are and will remain the property of Owner.
          IN WITNESS WHEREOF, the Principal Parties have executed this Agreement as of the date first written above.

Signed, sealed and delivered
in the presence of:
                             OWNER:


          NEWALL-CHANCELLOR 69TH AVENUE ASSOCIATES, a Florida joint venture

                             By: NEWALL ASSISTED LIVING, LTD.,
a
                                 Florida limited partnership, a
                                 Joint Venturer

                             By:
          Asliv, Inc., a Florida corporation, its General
          Partner

__________________________   By: __________________________
Print Name:                  Name:
                             Title:
__________________________
Print Name:


          By: CHANCELLOR OF LAUDERHILL II,
                                 INC., a Delaware
corporation, a Joint             Venturer

__________________________   By: __________________________
Print Name:                  Name:
                             Title:
__________________________
Print Name:

                             MANAGER:


          SRR MANAGEMENT CORP., a Florida corporation


__________________________   By:___________________________
Print Name:                  Name:
                             Title:
__________________________
Print Name:



47156\014\MANAGE.003
                         SCHEDULE "A"

                       LEGAL DESCRIPTION


A portion of Tract "A", BOULEVARD FOREST, according to the plat thereof, as recorded in Plat Book 113, Page 39 of the Public
Records of Broward County, Florida, being more particularly described as follows:

COMMENCING at the Northwest corner of Tract "A":

THENCE North 89 degrees 32'45" East, along the North line of said Tract "A", a distance of 264.88 feet, to the POINT OF BEGINNING;

THENCE continue North 89 degrees 32'45" East, along said North line, a distance of 825.12 feet;

THENCE South 00 degrees 27'15" East, a distance of 110.00 feet to a point on the arc of a non-tangent curve concave to the South
(said point bears North 11 degrees 04'58" East from the radius point of the next described curve);

THENCE Southwesterly, along the arc of said curve having a radius of 90.00 feet, a delta of 64 degrees 00'00", and an arc distance of 100.53 feet to a point of Tangency;

THENCE South 37 degrees 04'58" West, a distance of 96.87 feet to the beginning of a curve concave to the North;

THENCE Westerly, along the arc of said curve having a radius of
174.81 feet, a delta of 80 degrees 17'56", and an arc distance of
244.99 feet to a Point of Reverse Curvature with a curve concave to the South;

THENCE Westerly, along the arc of said curve having a radius of
500.00 feet, a delta of 49 degrees 30'00", and an arc distance of
431.97 feet to an intersection with a non-tangent curve concave to the South (said point bears North 09 degrees 22'54" East from the radius point of the next described curve);

THENCE Westerly, along the arc of said curve having a radius of
140.00 feet, a delta of 15 degrees 47'21", and an arc distance of 38.58 feet to a Point of Non-Tangency;

THENCE North 00 degrees 27'15" West, 244.39 feet to the POINT OF
BEGINNING;

Said lands lying in the City of Lauderhill, Broward County, Florida.
                           EXHIBIT A

                   MANAGEMENT CERTIFICATION



To be completed if, as and when the Facility is financed through HUD or a related entity where a Certification is required to be provided.
















































                 OPTION TO PURCHASE AGREEMENT


          THIS OPTION TO PURCHASE AGREEMENT (the "Agreement") is made as of the 24th day of September, 1997, by and between Chancellor of Lauderhill II, Inc., a Delaware corporation having an address of 197 First Avenue, Needham, Massachusetts 02194 ("Optionee) and Newall-Chancellor 69th Avenue Associates, a Florida joint venture with its principal place of business at 5500 Northwest 69th Avenue, Lauderhill, Florida 33319 ("hereinafter referred to as the "Optionor").

                          WITNESSETH

          WHEREAS, Optionor is the owner of certain real property consisting of approximately four and two-tenths (4.2) acres of vacant land situated in Lauderhill, in the County of Broward, State of Florida and legally described in Schedule "A" attached hereto, upon which Optionor intends to develop and construct an assisted living facility to be comprised of approximately one hundred twenty (120) beds (the "Facility"); and

          WHEREAS, Optionor, as lessor, and Optionee, as lessee, have entered into a certain Lease of even date herewith (the "Lease") pursuant to which Optionor will lease the Facility to Optionee and Optionee will lease the Facility from Optionor upon the terms and conditions and for the term set forth in the Lease; and

          WHEREAS, Optionee desires an option to purchase and acquire the Facility and certain tangible and intangible assets used in connection therewith and Optionor desires to grant such option to Optionee.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Optionor hereby grants to Optionee the option hereinafter provided on the terms and conditions hereafter contained.

I.        DEFINITIONS

          The following terms have the following meanings when used herein:

                             1. "Assets" shall mean the
following assets

          (A)                All of the real property described
          in Schedule "A" attached hereto, including the Facility, land, buildings, improvements, fixtures and equipment located thereon, appurtenant rights, easements, permits and licenses related thereto
          (collectively, the "Real Estate");

          (B) All other tangible assets owned by Optionor and used in or in connection with the operation of the Real Estate and the operation of the Facility as of the Commencement Date, together with all replacements thereof and additions thereto made between the Commencement Date and the Closing Date (collectively, the "Personal Property"), including, without limitation, all assets described in the following categories:

                             (a)
                             All of the tangible personal
                             property of Optionor located at
                             the Real Estate, including,
                             without limitation, all fixtures,
                             machinery, equipment, office
                             equipment, furniture, furnishings,
                             building maintenance equipment,
                             all parts and accessories and
                             supplies for the same, all
                             leasehold improvements; and all
                             motor vehicles; all such assets to
                             be included even if fully
                             depreciated or amortized or
                             otherwise written off the books of
                             the Optionor; and

                             (b)
                             All computer equipment, software
                             and, to the extent assignable,
                             software licenses of Optionor; and


          (C) To the extent permissible under applicable laws, all licenses, permits, certificates (including Certificates of Need, if applicable) and franchises necessary to operate the Facility and otherwise conduct the business conducted at the Facility and the Real Estate, and all waivers of any requirements pertaining to such licenses, permits, certificates and franchises.

          (D) All of the right, title, benefit, and interest of Optionor in and to all goodwill, all registered or unregistered trademarks, trade or brand names, service marks and similar intangible property pertaining to the Facility and the Real Estate, including without limitation, the right to use any words indicating that the business of the Facility is being carried on, including the right, title and interest of Optionor to use the name of the Facility.

                             ct "Cash Flow" shall mean the
"Profit Before Depreciation" of the Facility (as hypothetically computed in accordance with HUD form 92410 (7/91)) less principal amortization under the Project Financing and the Chancellor Loan (as defined in the Lease).

                             3. "Commencement Date" shall have
the meaning ascribed to such term in the Lease.

                             4. "Contaminants" shall mean (i)
any pollutant, contaminant or hazardous substance (within the meaning of such terms under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any implementing regulations) but excepting Infectious Wastes or (ii) any hazardous or toxic substance or material within the meaning of any federal, state or local law applicable to Optionor or the Real Estate, but excepting Infectious Wastes.

                             5. "Infectious Wastes" shall mean
medical, human or other healthcare related waste which, under any Legal Requirement, is required to be stored, transported or disposed of in a manner designed to contain contamination or infection caused by such waste.

                             6. "Landlord" shall have the
meaning ascribed to such term in the Lease.

                             7."Lease Year" shall have the
meaning ascribed to such term in the Lease.

                             8."Legal Requirements" shall mean
any federal, state, local or foreign law, statute, standard, ordinance, code, order, rule, regulation, resolution, promulgation, or any order, judgment or decree of any court, arbitrator, tribunal or governmental authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force and effect of law.

                             9."Management Agreement" shall
have the meaning ascribed to such term in the Lease.

                             10."Other Property" shall mean the
Assets other than the Assets relating to the Facility.

                             11. "Permitted Encumbrances" shall
mean the permitted liens set forth on Schedule "B" attached hereto.

                             12."Person" shall mean any
individual, partnership, corporation, association, trust, joint venture, unincorporated organization, or entity, and any government, governmental department or agency or political subdivision thereof.

                             13."Project Financing" shall have
the meaning ascribed to such term in the Lease.

                             14. "Property" shall mean (a) the
Assets relating to the Facility, and (b) the Records and Plans relating to the Facility.

                             15."Real Estate and Casualty
Reserves" shall have the meaning ascribed to such term in the Lease.

                             16."Replacement Reserves" shall
have the meaning ascribed to such term in the Lease.

                             17. "Records and Plans" shall mean
the following records and plans:

          (A) All of the resident occupancy (and, if applicable and consented to by such resident, medical records) and employee personnel records of the Facility, and all of the operating manuals, procedures manuals, training manuals and other books and records used by Optionor in operating the Facility and the Real Estate; and

          (B)                All plans, specifications and
architectural renderings of the Real Estate, if any.


                             18."Tenant" shall have the meaning
ascribed to such term in the Lease.

                             19. Other terms are defined in the
text as they appear.

          Capitalized terms not otherwise defined herein have the meaning set forth in the Lease.

II.       OPTION

          A.                 Grant of Option

                             Subject to the terms and
conditions hereinafter set forth, Optionor hereby gives and grant to Optionee the exclusive right and option (hereunder called the "Option") to purchase and acquire the Property.

          B.                 Exercise of Option

                             1. Optionee may exercise the
Option at any time during the sixty (60) days prior to the later to occur of (a) the expiration of the term of the Management Agreement, and (b) twenty-seven (27) months after the Commencement Date (the "Option Exercise Period").

                             2. Exercise of the Option shall be
accomplished by giving an Option Notice in the form attached hereto as Exhibit A-1 within the sixty (60) day Option Exercise
Period.

                             3. Upon exercise of the Option,
Optionor shall be obligated to assign, transfer and convey to Optionee the Property including good and clear record and marketable fee simple title to the Real Estate subject only to the Permitted Encumbrances on the terms, conditions and provisions set forth herein.

          C.                 Purchase Price

                             1.The purchase price for the
Property (the "Purchase Price"), payable in full at Closing subject to the adjustments set forth in this Agreement, shall be equal to the sum of (a) the outstanding balance of the Project Financing as of Closing (the "Loan Balance") plus (b) the product of eight and three quarters (8 3/4) multiplied by the Cash Flow during the twelve (12) month period immediately preceding the end of the Option Exercise Period (the "Calculation Period"). The Loan Balance shall be a credit against the Purchase Price.

          In the event of a casualty at the Property during the Calculation Period such that all or a portion of the Facility is not in operation, the period used to calculate Cash Flow shall be either (i) the Calculation Period excluding the period of time the Facility is not in operation as a result of a casualty plus the first three (3) months thereafter or (ii) the Calculation Period prior to such casualty annualized for twelve months, whichever period of time produces a greater Cash Flow amount.


          D.                 Place and Date of Closing

                             The purchase of the Property shall
be consummated (the "Closing") at the office of McDermott, Will & Emery in Miami, Florida, or at such other place as Optionee and Optionor may agree, on the date set forth in Optionee's Option Notice (the "Closing Date"), which Closing Date shall be not more than ninety (90) days after delivery of the Option Notice.

          E.                 Conduct of Optionor Prior to
Closing

                             The Optionor covenants and agrees
that, through the period prior to Closing: (i) the Facility, the Real Estate and the Assets shall be operated in the ordinary course of business and in a manner consistent with Optionor's past practice; (ii) no sale, disposition, removal or encumbrance of any furniture, fixtures or equipment located at any of the Real Estate shall be made without the approval of Optionee other than replacements of similar quality due to obsolescence in the ordinary course of business; (iii) no decrease shall be made in the usual rates charged to residents at the Facility without the approval of Optionee or otherwise permitted pursuant to the Management Agreement; (iv) the Optionor shall use its best efforts to preserve the business operation of the Facility and to preserve for the Optionee the goodwill of the Facility's suppliers, residents in the Facility, and others having business relations with the Facility; and (v) the Optionor shall use its best efforts to retain the services of the Facility's current management-level and professional employees and to maintain existing staffing patterns at the Facility.

III.      CLOSING PURSUANT TO THIS OPTION

          A.                 Optionor's Deliveries at Closing

          At the Closing, Optionor shall execute (if applicable) and deliver each of the following, each in form reasonably satisfactory to Optionee:

                             1.a recordable special warranty
deed executed by Optionor, conveying good and clear record and marketable fee simple title to the Real Estate to Optionee or its nominee, subject only to the Permitted Encumbrances;

                             2.a bill of sale in the form of
Exhibit B attached hereto executed by Optionor transferring, and warranting that each Optionor is transferring all of such Optionor's interest in all Property other than the Real Estate to Optionee or its nominee;

                             3.all maintenance, operations,
development, leasing, management, construction, equipment and miscellaneous contracts, and an assignment thereof and all warranties applicable thereto to Optionee or its nominee which Optionee elects to have assigned to it within thirty (30) days prior to the Closing;

                             4.all certificates of occupancy,
and any other permits, licenses or approvals in the possession or under the control of any of the Optionor necessary to permit the lawful use and occupancy of the Property in its then current use and an assignment thereof to Optionee or its nominee (except to the extent previously furnished by Optionor to Optionee);

                             5.such other deeds, assignments,
other instruments of transfer and conveyance as Optionee may reasonably request for the purpose of accomplishing and consummating the transfer of the Property to Optionee;

                             6.customary No Lien and Possession
affidavits, FIRPTA affidavit and other customary documents and affidavits; and

                             7.a settlement statement.

          B.                 Optionee's Deliveries at Closing

          At the Closing, Optionee shall execute (if applicable) and deliver each of the following:

                             1.
          Such portion of the Purchase Price in bank or cashier's check or by wired funds as is required hereunder.

                             2.
          The settlement statement.

          C.                 Costs

          Optionor shall pay all transfer taxes, including, but not limited to, deed stamps. Optionee shall pay the cost of any title examination and title insurance premium. All other closing costs shall be borne by the party which customarily absorbs the same pursuant to conveyancing practice in the State of Florida. Each party shall pay the fees and expenses of any attorneys retained by such party.

          D.                 Fee Mortgages

          Optionee shall have the right to elect to assume any or all of the Loan Balance at Closing, in which case such Loan Balance (exclusive of any assumption fee which Optionee shall pay) shall be applied to the Purchase Price so that Optionee shall receive a credit for such sum. In the event Optionee elects to assume the Project Financing, Optionor agrees to cooperate and take all actions reasonably requested by Optionee in connection with such assignment. In the event Optionee does not assume the Project Financing, Optionor shall use such portion of the Purchase Price to discharge the Project Financing provided Optionee shall pay any prepayment charges in connection with the discharge of the Project Financing.

          E.                 Adjustments and Prorations

                             There shall be no prorations of
any costs related to the operation of the Facility, including utilities and similar expenses, for which a proration was made between Landlord and Tenant as of the Commencement Date of the Lease. Fifty percent (50%) of the Real Estate and Casualty Reserves, and Replacement Reserves shall be credited to Optionor. In addition, the parties will make other customary prorations to the extent not made previously under the Lease for taxes, rent, the inventory, building supplies, payroll, benefits and the Loan Balance.

          F.                 Conditions Precedent to Closing

                             1. The following shall be express
conditions precedent to Closing and to the obligation of the Optionee to pay the Purchase Price as above provided (the "Closing Conditions"), and are for the sole benefit of the Optionee and may be waived by Optionee in whole or in part in its sole discretion:

                             a.No breach or default by Optionor
shall have occurred under this Agreement beyond any applicable grace periods.

                             b.All representations and
warranties of Optionor herein shall be and remain true, correct and complete in all material respects as of the Closing unless the failure of such representation and warranty to be true is a result solely of acts or omissions of Optionee, and Optionor shall have delivered such affidavits and statements dated as of the Closing as Optionee may require so certifying.

                             c.Optionor shall have delivered
all items required pursuant to Section III.A., hereof.

                             d.Optionee shall have received (i)
a good and sufficient special warranty deed running to Optionee or its nominee, and said deed shall convey a good and clear record and marketable and fee simple title thereto, subject only to the Permitted Encumbrances, and (ii) an ALTA title insurance policy, dated as of the Closing Date, issued by a title insurance company acceptable to Optionee which shall not contain any exceptions other than the Permitted Encumbrances, containing such endorsements are statutorily available to an owner under Florida law and in the amount of the Purchase Price.

          G.                 Remedies

                             1. In the event that Optionee
shall have exercised the Option hereunder and Optionor shall fail to perform any covenant hereunder or to satisfy or cause to be satisfied any Closing Condition following thirty (30) days written notice from Optionee (during which time the terms of the Option and the Lease shall continue as if no such failure had occurred), then, the Closing shall be extended for ninety (90) days and Optionor shall use best efforts to perform such covenant or satisfy such Closing Condition. In the event that the above-referenced ninety (90) day period shall have expired and Optionor shall have been unable after using best efforts to perform such covenant or satisfy such Closing Condition, then Optionee shall have the following rights and remedies, at its sole election:

                             a.To revoke the exercise of the
Option and terminate this Agreement, in which case all obligations of the parties hereto shall cease and this Agreement shall be void and without recourse to the parties hereto.

                             b.To seek specific performance of
Optionor's obligations hereunder.

                             2. In the event that Optionee
shall have exercised the Option hereunder and shall fail to pay to the party designated by Optionor the Purchase Price at Closing, and Optionor shall have fully performed all covenants and satisfied all Closing Conditions, then Optionor's sole and exclusive remedies in lieu of all other rights of Optionor at law or in equity (and Optionor hereby waives any such rights) shall be (i) to terminate this Agreement, or (ii) to seek specific performance of Optionee's obligations hereunder.

IV.       CASUALTY AND CONDEMNATION

                             1.In the event the Property is
damaged or destroyed so as to permit Tenant to terminate the Lease pursuant to Article 17 thereof, Optionee shall have the right to terminate this Agreement, in which case all obligations of the parties shall cease, and this Agreement shall be void without recourse to the parties hereto.

                             2.In the event the Property is
damaged or destroyed and this Agreement is not terminated, this Agreement, and the Lease shall remain in full force and effect, provided that the Closing hereunder shall at Optionee's election be extended until thirty (30) days after completion of all repairs necessary to cause the Property to be repaired, replaced or rebuilt with buildings, structures, improvements and equipment of equal or better character, quality and condition that existed immediately prior to such damage or destruction (regardless of whether such damage occurred prior to or after delivery of the Exercise Notice) plus an additional 90 days.

                             3. If there is any taking, so as
to permit the Tenant to terminate the Lease pursuant to Article 18 thereof, Optionee shall have the right to terminate this Agreement, in which case all obligations of the parties hereto shall cease and this Agreement shall be void and without recourse to the parties hereto.

                             4. If any part of the Property is
taken and this Agreement is not terminated pursuant to the Lease, then, in the event of a Closing hereunder, the Purchase Price shall be (i) reduced by the amount of the award or compensation received by Optionor on account of the taking if the taking does not affect the revenue of the Facility or (ii) reduced by an equitable sum mutually agreed to by the parties if the taking affects the revenue of the Facility.

V.        REPRESENTATIONS AND WARRANTIES

          Optionor's Representations and Warranties.

                             Optionor hereby covenants,
represents, warrants to and agrees with Optionee that the following shall be true and correct as of the Closing:

                             1. Organization, Power and
Standing. Optionor is a joint venture duly organized, validly existing and in good standing as such under the laws of the State of Florida, and has all requisite power and authority, corporate and otherwise, to execute, deliver and perform this Agreement.

                             2. Authorization and
Enforceability. This Agreement has been duly authorized, executed and delivered by Optionor, constitutes the legal, valid and binding obligation of Optionor and is enforceable against Optionor in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws of general applicability governing the enforcement of the rights of creditors or by the general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                             3. Compliance with Charter
Documents. The execution, delivery and performance of this Agreement by Optionor and the consummation by Optionor of the transactions contemplated hereby will not violate or conflict with or constitute a default under any term of the Joint Venture Agreement of Optionor.

                             4. No Breach, Etc.  The execution,
delivery and performance of this Agreement will not conflict with or result in a breach of or default by Optionor under any material term, condition, or provision of any order, writ, injunction, decree, contract, agreement, or instrument to which Optionor is a party or by which the Property are or may be bound which default would have an adverse affect on the Property, will not result in the creation or imposition of any lien, charge, or encumbrance of any nature upon the Property, and will not give to others any interest or rights in, or with respect to the Property unless such right is fully protected by Optionee's title insurance and no defense exists to any potential claim relating thereto under such insurance.

                             5. Compliance With Laws.  Neither
the execution and delivery of this Agreement by Optionor nor the consummation by Optionor of any transaction contemplated hereby does or will violate or give rise to any violations or defaults under any Legal Requirement. The Property is not in violation of any Legal Requirement (unless such violation was caused by Optionee) or any outstanding covenants of any Permitted Encumbrances, and there exists no condition or event pertaining to the Property, which after notice or lapse of time, or both, would be held so to violate or to give rise to any such default. Optionor has not received any notice, and Optionor has no knowledge, of any impending order or requirement which would cause additional expenditures to be made to bring the Property into compliance with Legal Requirements or any such outstanding covenants.

                             6. Intentionally Omitted.

                             7.Environmental Matters.  Optionor
is not subject to any type of enforcement action or compliance order for any violation or alleged violation of any environmental laws, rules, standards or regulations, including, but not limited to, those related to waste-management, air pollution control, waste-water treatment or noise abatement. Optionor has not received any notice or citation for noncompliance by it with respect to any of the foregoing relating to the Property or has any knowledge of any circumstance which could reasonably be expected to result in any such enforcement action or compliance order. To the best of Optionor's knowledge:

                             a.There are no Contaminants which
have at any time been generated, transported, disposed of, recycled or otherwise handled in any way by Optionor or others in or about any of the Real Estate, except as occurs in the ordinary course of the lawful operation of an assisted living/independent living facility in the State of Florida.

                             b.There are no locations in or
about any of the Real Estate where Contaminants or Infectious
Wastes from the operation of the Property have been disposed of.

                             c.There has been no prior use
(including uses by any predecessor) of any of the Real Estate whereby Contaminants were at any time located on or contained within the Facility or the Real Estate, except as occurs in the ordinary course of the lawful operation of a nursing home facility in the State of Florida.

                             d.There are no past or continuing
releases of Contaminants from the Real Estate, except as occurs in the ordinary course of the lawful operation of a nursing home facility in the State of Florida.

                             e.Optionor has not been notified
that any person's health has or may have been impaired
(including any past or present employee) as the result of the use, existence or disposal of Contaminants or Infectious Wastes on the Real Estate.

                             f.All Infectious Wastes have been
stored, transported and disposed of in accordance with all laws, licensure and certification standards applicable to Optionor and the Facility.

                             g.There are no underground storage
tanks at the Real Estate, nor have any such storage tanks been removed from the Real Estate.

                             8.Litigation.  There is no
litigation, at law or in equity, or any proceeding before or investigation by any federal, state or municipal court, board or other governmental or administrative agency or any arbitrator, against Optionor in connection with the operation of the Facility or otherwise affecting the Real Estate or the Assets, pending or, to the best of each Optionor's knowledge, threatened or any reasonable factual basis therefor, except for such of the foregoing as are described in Schedule C attached hereto. No judgment, decree or order of any federal, state or municipal court, board or other governmental or administrative agency or any arbitrator has been issued against Optionor which has a material adverse effect.

                             9.Optionor has no knowledge of any
pending or proposed municipal betterments for which a lien could be imposed on the Premises.

                             10.There are no condemnation
proceedings pending, or, to the best of each Optionor's knowledge, proposed or threatened against all or any part of the Property.

                             11.No Misrepresentations.
Optionor has not made an untrue statement of material fact which has a material adverse effect in any representation or warranty by Optionor or in any instrument, certification or statement furnished to Optionee nor has Optionor omitted to state a material fact necessary to make the statements contained herein or therein not misleading.

          Optionee's Representations and Warranties.

          Optionee hereby represents, covenants and warrants to and agrees with Optionor that the following shall be true and correct as of the Closing:

                             1.Organization, Power and
Standing. Optionee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, partnership and otherwise, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Optionee shall be qualified to do business in the State of Florida as of the Closing Date.

                             2.Authorization and
Enforceability. This Agreement has been duly authorized, executed and delivered by Optionee constitutes the legal, valid and binding obligation of Optionee and is enforceable against Optionee in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws of general applicability governing the enforcement of the rights of creditors or by the general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                             3. Compliance with Charter
Documents. The execution, delivery and performance of this Agreement by Optionee and the consummation by Optionee of the transactions contemplated hereby will not violate or conflict with or constitute a default under any term of the Articles of Incorporation or By-laws of Optionee.

                             4. No Breach, Etc.  The execution,
delivery and performance of this Agreement will not conflict with or result in a breach of or default by Optionee under any material term, condition, or provision of any order, writ, injunction, decree, contract, agreement, or instrument to which Optionee is a party or any applicable law.

                             5. Litigation.  There is no
litigation, at law or in equity, or any proceeding before or investigation by any federal, state or municipal court, board of arbitrator, against Optionee, pending (or, to the best of Optionee's knowledge, threatened or any reasonable factual basis therefor), which might materially and adversely affect the legality or validity of this Agreement or the transactions contemplated thereby.

VI.       INDEMNIFICATION

          1.                 Indemnification of Optionee.


          Optionor shall defend, indemnify and hold harmless Optionee and any affiliate of Optionee against all damages, civil and criminal monetary penalties, losses and reasonable expenses, including any reasonable attorneys' and other professional fees (hereinafter referred to collectively as "Liabilities") in connection with any matter arising out of or related to any of the following except to the extent such Liability results from the act or omission of Tenant under the
Lease: (a) any audit or investigation by any governmental authority or administrative agency (whenever conducted) concerning the operation of the Facility or any other Assets relating to the Facility by Optionor prior to the Closing or any amounts paid to Optionor with respect to any period prior to the Closing; any assessments, adjustments (including rate adjustments) or offsets made against Optionee or the Facility or other Assets relating to the Facility as a result of such an audit or investigation or in connection with the recovery by any governmental authority or administrative agency of any overpayments made to Optionor for services performed prior to Closing or any depreciation recapture applicable to the period prior to Closing; (b) any reasonable costs of defense of, and any judgment against Optionee with respect to, any litigation relating to the operation of the Assets relating to the Facility prior to the Closing; (c) any suit, claim or proceeding of any nature seeking to recover damages for personal injury, death or property damage due or alleged to be due to occurrences in connection with the operation of the Assets relating to the Facility prior to the Closing not covered by insurance; and (d) any other liability, damage, cost, claim, expense or assessment asserted against Optionee or the Assets relating to the Facility as a result of, or with respect to, Optionor's ownership or operation of the Assets relating to the Facility prior to the Closing.

          2.                 Indemnification of Optionor

          Optionee shall defend, indemnify and hold harmless Optionor and any affiliate of Optionor against all damages, civil and criminal monetary penalties, losses and reasonable expenses, including any reasonable attorneys' and other professional fees (hereinafter referred to collectively as "Liabilities") in connection with any matter arising out of or related to any of the following: (a) any audit or investigation by any governmental authority or administrative agency (whenever conducted) concerning the operation of the Facility or any other Assets relating to the Facility by Optionee after the Closing or any amounts paid to Optionee with respect to any period after the Closing; any assessments, adjustments (including rate adjustments) or offsets made against Optionor or the Facility or other Assets relating to the Facility as a result of such an audit or investigation or in connection with the recovery by any governmental authority or administrative agency of any overpayments made to Optionee for services performed after the Closing or any depreciation recapture applicable to the period after the Closing; (b) any reasonable costs of defense of, and any judgment against Optionor with respect to, any litigation relating to the operation of the Assets relating to the Facility after the Closing; (c) any suit, claim or proceeding of any nature seeking to recover damages for personal injury, death or property damage due or alleged to be due to occurrences in connection with the operation of the Assets relating to the Facility after the Closing not covered by insurance; and (d) any other liability, damage, cost, claim, expense or assessment asserted against Optionor or the Assets relating to the Facility as a result of, or with respect to, Optionee's ownership or operation of the Assets relating to the Facility after the Closing.

VII.      OPTIONOR'S PUT OPTION

          A.                 Grant of Put Option

                             If Optionee has not exercised the
Option prior to the expiration of the Option Exercise Period, Optionor shall, subject to the terms and conditions contained in this Agreement, have the right to require Optionee to purchase the Property (the "Put Option").

          B.                 Exercise of Put Option

                             1. Optionor may exercise the Put
Option at any time within sixty (60) days after the expiration of the Option Exercise Period.

                             2. Exercise of the Put Option
shall be accomplished by giving a Put Option Notice in the form attached hereto as Exhibit A-2 within the Option Exercise
Period.

                             3. Upon exercise of the Put
Option, Optionee shall be obligated to purchase from Optionor the Property including good and clear record and marketable fee simple title to the Real Estate subject only to the Permitted Encumbrances on the terms, conditions and provisions set forth herein.

          C.                 Closing Pursuant to Put Option

                             If the Put Option is timely
exercised by the Optionor, the closing of the sale of the Property pursuant to the Put Option shall be pursuant to all of the terms and conditions set forth in this Agreement governing the closing of the sale of the Property under the Option, including, without limitation, the Purchase Price, the time, place, manner and delivery of documents required of the parties for Closing, and the respective representations and warranties of the parties.

VIII.     MISCELLANEOUS

          A.                 Successors and Assigns

          All of the terms and provisions hereof shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

          B.                 Governing Law

          This Agreement shall be governed and construed in accordance with the laws of the State of Florida.

          C.                 Headings

          Headings at the beginning of each numbered Article and Section of this Agreement are solely for the convenience of reference of the parties and are not a part of this Agreement.

          D.                 Attorneys' Fees

          If a breach or default by either party shall occur, the breaching or defaulting party agrees to pay all costs, expenses and charges, including reasonable attorneys' fees, which may be incurred by the other in the enforcement of its rights pursuant to this Agreement.

          E.                 Equitable Remedies

          In the event of a breach or threatened breach of this Agreement by Optionor, the remedy at law in favor of Optionee may be inadequate, and Optionee, in addition to all other rights which may be available to it, shall accordingly have the right of specific performance in the event of any breach, or injunction in the event of any threatened breach, of this Agreement by Optionor.

          F.                 Counterparts

          This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which shall together constitute one and the same agreement.

          G.                 Severability

          Every provision of this Agreement is intended to be severable. In the event that any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable, and such unenforceable provision shall be deemed reformed so as to give maximum permissible effect to the intention of the parties as expressed herein.

          H.                 Amendment

          This Agreement can be modified or rescinded only by a writing expressly referring to this Agreement and signed by all of the parties.

          I.                 Memorandum of Option

          Optionor and Optionee each agree that neither will record or file this document in any public office or Registry of Deeds but will record a memorandum hereof to provide the public with notice of the existence hereof. Optionee shall pay the cost of recording of such memorandum.

          J.                 Notices

          All notice, report, demand or other instrument authorized or required to be given or furnished under this Agreement shall be deemed given or furnished (i) when addressed to the party intended to receive the same, at the address of such party set forth below and delivered at such address, by hand to such party or (ii) when received if deposited in the United States mail as first class registered or certified mail, return receipt requested, postage paid; the return receipt shall be conclusive evidence of delivery. The addresses of the parties are as follows:

Optionor:                    Newall Assisted Living, Ltd.
                             5500 Northwest 69th Avenue
                             Lauderhill, Florida 33319
                             Attention: Stanley Rosenthal
                              Bruce Litwer, Esq.

                             and

                             Chancellor of Lauderhill II, Inc.
                             197 First Avenue
                             Needham, Mass. 02194
                             Attention: President
                              James M. Clary, III, Esq.


Optionee:
          Chancellor of Lauderhill II, Inc.
                             197 First Avenue
                             Needham, Massachusetts 02194
                             Attention: President
                              James M. Clary, III, Esq.


with a copy to:              Christopher J. Donovan, Esq.
                             McDermott, Will & Emery
                             75 State Street, Suite 1700
                             Boston, Massachusetts  02109

Either party may change the address to which any such notice, report, demand or other instrument is to be delivered or mailed, by furnishing written notice of such change to the other party.

          K.                 Assignment of Rights.

          Subject to any required approval of the holder of the Project Financing, if applicable, Optionee shall be entitled to assign its right to exercise the Option granted herein to (i) any entity controlled by, controlling or under common control with Optionee or any entity to which Optionee can assign the Lease or (ii) a real estate investment trust or similar financing entity (a "REIT") in connection with the financing of the purchase of the Property and the lease of the Property from the REIT to Optionee or an affiliate thereof, provided that Optionee shall give notice to Optionor of any such assignment or (iii) to any other party with the consent of Optionor exercised in its sole discretion.

          L. No Further Encumbrance. Between the date hereof and the expiration of the Option Exercise Period, no contract for or on behalf of or affecting any portion of the Property shall be negotiated or entered into by Optionor which cannot be terminated without charge, cost, penalty, or premium, and Optionor shall not enter into any lease for, or further encumber (except any approved financing due to a casualty under the Lease), any portion of the Property.





           [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                             Optionee:

                             CHANCELLOR OF LAUDERHILL II, INC.


                             By: ______________________________
                             Name:
                             Title:



                             Optionor:


          NEWALL-CHANCELLOR 69TH AVENUE ASSOCIATES, a Florida joint venture

                             By: NEWALL ASSISTED LIVING, LTD.,
          a Florida limited partnership,
          a Joint Venturer

                             By:
          Asliv, Inc., a Florida corporation, its General
          Partner

                             By: __________________________
                             Name:
                             Title:


          By: CHANCELLOR OF LAUDERHILL II,
                             INC., a Delaware corporation,
                             a Joint Venturer

                             By: __________________________
                             Name:
                             Title:



                INDEX OF EXHIBITS AND SCHEDULES


          Exhibit            Description

          A-1                Option Notice
          A-2                Put Option Notice
          B                  Bill of Sale



          Schedule           Description

          A                  Legal Description of Real Estate
          B                  Permitted Encumbrances
          C                  Litigation
                          SCHEDULE A

               LEGAL DESCRIPTION OF REAL ESTATE


A portion of Tract "A", BOULEVARD FOREST, according to the plat thereof, as recorded in Plat Book 113, Page 39 of the Public
Records of Broward County, Florida, being more particularly described as follows:

COMMENCING at the Northwest corner of Tract "A":

THENCE North 89 degrees 32'45" East, along the North line of said Tract "A", a distance of 264.88 feet, to the POINT OF BEGINNING;

THENCE continue North 89 degrees 32'45" East, along said North line, a distance of 825.12 feet;

THENCE South 00 degrees 27'15" East, a distance of 110.00 feet to a point on the arc of a non-tangent curve concave to the South
(said point bears North 11 degrees 04'58" East from the radius point of the next described curve);

THENCE Southwesterly, along the arc of said curve having a radius of 90.00 feet, a delta of 64 degrees 00'00", and an arc distance of 100.53 feet to a point of Tangency;

THENCE South 37 degrees 04'58" West, a distance of 96.87 feet to the beginning of a curve concave to the North;

THENCE Westerly, along the arc of said curve having a radius of
174.81 feet, a delta of 80 degrees 17'56", and an arc distance of
244.99 feet to a Point of Reverse Curvature with a curve concave to the South;

THENCE Westerly, along the arc of said curve having a radius of
500.00 feet, a delta of 49 degrees 30'00", and an arc distance of
431.97 feet to an intersection with a non-tangent curve concave to the South (said point bears North 09 degrees 22'54" East from the radius point of the next described curve);

THENCE Westerly, along the arc of said curve having a radius of
140.00 feet, a delta of 15 degrees 47'21", and an arc distance of 38.58 feet to a Point of Non-Tangency;

THENCE North 00 degrees 27'15" West, 244.39 feet to the POINT OF
BEGINNING;

Said lands lying in the City of Lauderhill, Broward County, Florida.


                          SCHEDULE B

                    PERMITTED ENCUMBRANCES


1. Broward County property taxes, which are not yet due and payable.

2. Easements, restrictions and dedications as shown on Plat of BOULEVARD FOREST, recorded in Plat Book 113, Page 39, together with Agreements for Amendment of Notation on Plat filed January 12, 1989, in Official Records Book 16110, page 46, and filed February 13, 1997, in Official Records Book 26027, page 97.

3.        Restrictive Covenants filed October 1, 1969, in
          Official Records Book 4037, page 435.

4.        Restrictive Covenant filed April 23, 1987, in
          Official Records Book 14373, page 917, together with
          First Amendment filed July 24, 1987, in Official
          Records Book 14652, page 125.

5.        Easement granted to Southern Bell Telephone and
          Telegraph Company filed March 27, 1987, in Official
          Records Book 14471, page 363.

6. Declaration of Covenants, Conditions and Restrictions for The Boulevard Forest filed June 11, 1987, in
          Official Records Book 14523, page 215.

7. Easement granted to the City of Lauderhill, the County of Broward, the State of Florida and the United States Government filed June 14, 1989, in
          Official Records Book 16519, page 835.

8. Road Impact Agreement in favor of Broward County filed December 12, 1996, in Official Records Book
          25767, page 821.

9.        Recreational Impact Agreement filed February 13,
          1997, in Official Records Book 26027, page 103.

10.       Educational Impact Agreement in favor of Broward
          County filed February 13, 1997, in Official Records
          Book 26027, page 114.

          ALL IN THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA.
                          SCHEDULE C

                          LITIGATION



                             NONE
                          EXHIBIT A-1

                         OPTION NOTICE



                                                         (date)

(to Optionor or successor)
address


Ladies and Gentlemen:

          Reference is made to the Option to Purchase Agreement dated August ____, 1997 (the "Option") between Newall-Chancellor 69th Avenue Associates, a Florida joint venture having an address of 5500 Northwest 69th Avenue, Lauderhill, Florida 33319 ("Optionor") and Chancellor of Lauderhill II, Inc. a Delaware corporation having an address of 197 First Avenue, Needham, Massachusetts 02194 ("Optionee"). The undersigned is the holder of Optionee's interest in the Option.

          Pursuant to Section II.B. of the Option you are advised that the Option is hereby exercised.

          The date for closing of the transaction shall be
____________________.

          Please refer to the Option with respect to your obligations in preparation for settlement.

                             Very truly yours,



                             _________________________
                             (holder of Option)

                          EXHIBIT A-2

                       PUT OPTION NOTICE



                                                         (date)

(to Optionee or successor)
address


Ladies and Gentlemen:

          Reference is made to the Option to Purchase Agreement dated August ___, 1997 (the "Option") between Newall-Chancellor 69th Avenue Associates, a Florida joint venture having an address of 5500 Northwest 69th Avenue, Lauderhill, Florida 33319 ("Optionor") and Chancellor of Lauderhill II, Inc. a Delaware corporation having an address of 197 First Avenue, Needham, Massachusetts 02194 ("Optionee"). The undersigned is the holder of Optionor's interest in the Option.

          Pursuant to Section VII.B. of the Option you are advised that the Put Option is hereby exercised.

          The date for closing of the transaction shall be
____________________.

          Please refer to the Option with respect to your obligations in preparation for settlement.

                             Very truly yours,



                             _________________________
                             (holder of Put Option)

                           EXHIBIT B

                         BILL OF SALE